UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

[X]	Filed by the Registrant
[ ]	Filed by a Party other than the Registrant

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

NORTH BANCSHARES, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
Common Stock
	2)	Aggregate number of securities to which transaction applies:
1,049,571
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$22.75
	4)	Proposed maximum aggregate value of transaction:
$23,877,740
	5)	Total fee paid: $3,025.31

Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

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[NORTH BANCSHARES, INC. LETTERHEAD]

June 30, 2004

Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of North Bancshares (the "Company"), I cordially invite you to attend the Company's Special Meeting of Stockholders (the "Meeting"). The Meeting will be held at 3:00 p.m., local time, on August 6, 2004 at the Company located at 100 West North Avenue, Chicago, Illinois.

         At the Meeting, the stockholders of the Company will be asked to consider and vote on the approval and adoption of an Agreement and Plan of Merger dated April 8, 2004 (the "Agreement"), providing for the acquisition of the Company by Diamond Bancorp, Inc. ("Diamond") in a merger. If the merger is completed, you will receive a cash payment of $22.75 per share for the shares of the Company's common stock that you own ("Merger Consideration"), subject to your appraisal rights under Delaware law, as more fully explained in the enclosed Proxy Statement. Upon completion of the merger, you will no longer own any stock or have any interest in the Company, and you will not receive any stock of Diamond in the merger. The merger is expected to be completed in the third quarter of 2004.

         The Company's Board of Directors has determined that the merger is fair and in the best interests of the Company and its stockholders and unanimously recommends that you vote FOR the approval of the Agreement. Your Board of Directors has received the opinion of Keefe, Bruyette & Woods, Inc. that the Merger Consideration is fair to the stockholders of the Company from a financial point of view.

         YOUR VOTE, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IS EXTREMELY IMPORTANT. UNLESS A SUFFICIENT NUMBER OF STOCKHOLDER VOTES IS RECEIVED, THE AGREEMENT CANNOT BE APPROVED. THE BOARD OF DIRECTORS THEREFORE URGES YOU TO VOTE FOR THE AGREEMENT ON THE ENCLOSED PROXY CARD AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOUR SHARES ARE WITH A BANK OR BROKER, CHECK YOUR PROXY CARD TO SEE IF YOU CAN ALSO VOTE BY TELEPHONE OR THROUGH THE INTERNET. VOTING AS EARLY AS POSSIBLE WILL SAVE THE COMPANY ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

         The enclosed Proxy Statement provides you with detailed information about the Agreement and the merger. I urge you to read the enclosed materials carefully before voting. Even if you plan to attend the Special Meeting, please complete, sign and return the enclosed proxy card. Please do not send your common stock certificates at this time. If the merger is consummated, you will be sent instructions regarding the surrender of your stock certificates. We look forward to seeing you at the Meeting. On behalf of the Board of Directors of the Company, I wish to thank you for your continued support.

Very truly yours, Mary Ann Hass Chairman of the Board

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

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NORTH BANCSHARES, INC.
100 West North Avenue
Chicago, Illinois 60610-1399
(312) 664-4320

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be Held on August 6, 2004

         Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of North Bancshares, Inc. (the "Company") will be held at the main office of the Company, located at 100 West North Avenue, Chicago, Illinois at 3:00 p.m., Chicago, Illinois time, on August 6, 2004.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         At the Meeting, you will be asked to consider and vote on the following:

1.	The approval and adoption of the Agreement and Plan of Merger, dated as of April 8, 2004 (the "Agreement"), by and between the Company and Diamond Bancorp, Inc. ("Diamond"), pursuant to which a subsidiary of Diamond will be merged with and into the Company, the stock of the Company will be cancelled and the stockholders of the Company will receive cash in the amount of $22.75 per share for the shares of the Company held by them immediately prior to the merger (the "Merger Consideration"); and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Action may be taken on this proposal at the Meeting or on any date or dates to which the Meeting may be adjourned or postponed. The board of directors of the Company has selected June 23, 2004, as the record date for the Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Meeting and at any postponement or adjournment thereof.

         As a stockholder of the Company, you have an appraisal right under applicable provisions of Delaware law to receive payment of the fair value of your shares of Company common stock in a state court proceeding. In order to exercise this appraisal right, you must deliver to the Company a written demand for payment for your shares before the approval of the Agreement is voted on at the Meeting, and you must not vote in favor of the approval of the Agreement. Merely voting against the approval of the Agreement or abstaining from voting is not sufficient to perfect your appraisal right. A copy of the Delaware statutory provisions regarding this appraisal right is included as Appendix C to the accompanying Proxy Statement and a summary of these provisions can be found in the Proxy Statement under "Stockholder Appraisal Right."

         Please complete, date and sign the enclosed proxy card promptly and return it in the accompanying postage prepaid envelope, whether or not you expect to attend the Meeting, in order to assure that your shares of common stock will be represented. No matter how many or how few shares of common stock you own, your vote is important. Since mail delays occur, IT IS IMPORTANT THAT THE PROXY CARD BE MAILED WELL IN ADVANCE OF THE DATE OF THE MEETING. Any stockholder giving a proxy has the right to revoke it at any time before it is voted. If you receive more than one proxy card because your shares of common stock are registered in different names or addresses, each proxy card should be signed and returned to ensure that all your shares of common stock will be voted promptly.

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Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the Agreement and the merger.

BY ORDER OF THE BOARD OF DIRECTORS Victor E. Caputo Corporate Secretary

Chicago, Illinois
June 30, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

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PROXY STATEMENT

SUMMARY OF PROXY STATEMENT	1
The Meeting and Stockholder Vote	1
Parties to the Merger	2
The Merger and the Agreement	3
The Merger Consideration and Stockholder Rights	5
Interests of Directors and Executive Officers	8
Questions About The Merger	8

MEETING OF STOCKHOLDERS	8
Place, Date and Time	8
Purpose of Meeting	8
Record Date; Voting Rights	8
Quorum	9
Vote Required	9
Shares Held By a Nominee	9
Participants in the Company's Employee Stock Ownership Plan	10
Voting and Revocation of Proxies	10
Solicitation of Proxies	10

PRINCIPAL HOLDERS OF THE COMPANY'S COMMON STOCK	11

BACKGROUND OF THE MERGER	12

REASONS FOR THE MERGER	14

RECOMMENDATION OF BOARD OF DIRECTORS	14

THE MERGER AND THE AGREEMENT	14
Overview of The Transaction	15
Merger Consideration	15
Surrender of Stock Certificates	15
ther Terms of the Merger	16
Support Agreements	23
Waiver; Amendment	23
Expenses	23
Employee Benefit Matters	23
Interests of the Company's Insiders in the Merger	23
Regulatory Approvals	25

OPINION OF THE COMPANY'S FINANCIAL ADVISOR	26
Engagement of KBW	26
Fairness Opinion	26
Summary of Marketing Efforts	28

MATERIAL TAX CONSEQUENCES TO STOCKHOLDERS OF THE COMPANY	33

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STOCKHOLDER APPRAISAL RIGHT		34

BUSINESS AND FINANCIAL STATEMENTS OF THE COMPANY		36

BUSINESS AND FINANCIAL STATEMENTS OF DIAMOND		37

STOCKHOLDER PROPOSALS		37

OTHER MATTERS		37

APPENDIX A -	AGREEMENT AND PLAN OF MERGER	A-1
APPENDIX B -	FAIRNESS OPINION OF KEEFE, BRUYETTE, WOODS, INC.	B-1
APPENDIX C -	SECTION 262 OF DELAWARE GENERAL CORPORATION LAW - APPRAISAL RIGHTS	C-1
APPENDIX D -	FORM 10-KSB OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2003	D-1
APPENDIX E -	FORM 10-QSB OF THE COMPANY FOR THE QUARTER ENDED MARCH 31, 2004	E-1

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NORTH BANCSHARES, INC.
100 West North Avenue
Chicago, Illinois 60610-1399
________________

Proxy Statement for
Special Meeting of Stockholders
To Be Held August 6, 2004
________________

         This proxy statement is being furnished to stockholders of North Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the board of directors of the Company for use at the special meeting to be held on August 6, 2004 (the "Meeting"). At the Meeting, the Company's stockholders will be asked to consider and vote on the approval and adoption of the Agreement and Plan of Merger, dated April 8, 2004 (the "Agreement"), providing for the acquisition of the Company by Diamond Bancorp, Inc. ("Diamond") in a merger transaction. If the merger is completed, Company stockholders will receive a cash payment of $22.75 per share for their shares of the Company's common stock ("Merger Consideration"). A stockholder's receipt of the Merger Consideration is subject to the exercise of appraisal rights under Delaware law, which is explained in more detail in this proxy statement. A copy of the Agreement is attached to this proxy statement as Appendix A.

SUMMARY OF PROXY STATEMENT

         This Summary highlights selected information in this proxy statement and may not contain all of the information important to you. To understand the Agreement more fully and for a more complete description of the legal terms of the proposed merger, you should read this entire document carefully, including the appendices.

The Meeting and Stockholder Vote

Location and Time of Meeting

         A Meeting of the stockholders of the Company will be held at 3:00 p.m., local time, on Friday, August 6, 2004, at the main office of the Company located at 100 West North Avenue, Chicago, Illinois.

Matters for Stockholder Action at the Meeting

         At the Meeting, stockholders of the Company will be asked to vote on the approval and adoption of the Agreement by and between the Company and Diamond providing for the acquisition of the Company by Diamond in a merger. See "Meeting of Stockholders - Purpose of Meeting."

The date of this proxy statement and the date on which it and the accompanying documents are first being sent or given to stockholders is June 30, 2004.

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Stockholders Eligible to Vote

         Holders of shares of the Company's common stock can vote at the Meeting if the holder owned common stock of the Company at the close of business on the designated record date of June 23, 2004. There were 1,144,695 shares of the Company's common stock outstanding on that date. See "Meeting of Stockholders - Record Date; Voting Rights."

Vote Required to Adopt the Agreement

         The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock as of June 23, 2004, or 572,348 shares, is required to approve the Agreement. See "Meeting of Stockholders - Vote Required." Abstentions will have the same effect as a vote against the Agreement. Company stockholders who are executive officers and directors (including persons who were directors as of the date of execution of the Agreement but are no longer directors) of the Company and affiliates of Diamond, owning 416,920, or approximately 36.42%, of the shares of common stock, have already agreed that their shares will be voted in favor of the approval of the Agreement. See the discussion under the caption "The Merger and the Agreement - Support Agreements" for more information.

Procedures for Voting

         Stockholders should read this proxy statement and the appendices carefully to consider the proposal. A stockholder can vote by mailing a signed proxy card in the enclosed pre-addressed, postage prepaid envelope as soon as possible, so that the holder's shares may be represented and voted at the Meeting. In order to ensure that all shares are represented and voted at the Meeting, stockholders are encouraged to mail a completed proxy card, even if they currently plan to attend the Meeting in person. Any signed proxy card returned to the Company that does not indicate how the holder wants to vote will be treated as voting "FOR" approval and adoption of the Agreement at the Meeting. Stockholders also may vote in person by attending the Meeting and notifying the inspector of election. A stockholder may revoke a proxy at any time before the Meeting as set forth under the caption "Meeting of Stockholders - Voting and Revocation of Proxies."

         Stockholders of the Company should not return their stock certificates with their proxies or prior to receiving a letter of transmittal from an exchange agent designated by Diamond.

Recommendation of the Company's Board

         Your board of directors unanimously recommends that you vote FOR the approval and adoption of the Agreement.

Parties to the Merger

The Company

         The Company is the holding company for its wholly owned subsidiary, North Federal Savings Bank, a federally chartered savings bank headquartered in Chicago, Illinois ("North Federal"). North Federal is a community-oriented financial

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institution operating from its main office in Chicago and one additional retail banking facility in Wilmette, Illinois. The Company's business consists entirely of the operations of North Federal and providing general support services to North Federal. The Company's principal executive offices are located at 100 West North Avenue, Chicago, Illinois 60610-1399, and its phone number there is (312) 664-4320.

         At March 31, 2004, the Company had consolidated assets of $133.3 million, consolidated deposits of $86.2 million and consolidated stockholders' equity of $13.6 million. For additional information regarding the Company, see "Business and Financial Statements of the Company."

Diamond

         Diamond is a wholly-owned subsidiary of Northbrook Investments, LLC, an Illinois limited liability company and 9.71% shareholder of the Company. The principals of Diamond have over 75 years experience in the financial services industry, including banking, insurance, brokerage and money management.

The Merger and the Agreement

Structure of the Merger

         If the Agreement is approved and adopted by the Company's stockholders at the Meeting, the required regulatory approvals are obtained, and the parties satisfy or waive the other conditions of the Agreement, an interim subsidiary of Diamond will merge with and into the Company. The Company will continue as the surviving corporation and as a wholly owned subsidiary of Diamond. Following the merger, the directors and officers of the interim subsidiary of Diamond immediately prior to the effective time of the merger will become the directors and officers of the surviving corporation. If the Agreement is not approved at the Meeting, the required regulatory approvals are not obtained or the other conditions to the merger are not satisfied, the Company and Diamond will continue as separate entities and all holders of the Company's common stock at that time will remain stockholders of the Company. See "The Merger And the Agreement - Overview of the Transaction."

Regulatory Approvals and Completion of the Merger

         We hope to complete the merger in the third quarter of 2004. The merger cannot occur unless the Company's stockholders owning at least a majority of the outstanding shares of common stock approve and adopt the Agreement and the required regulatory filings are made and approvals received, in addition to certain other customary conditions. See "The Merger and the Agreement - Regulatory Approvals."

Conditions to Completing the Merger

         The completion of the merger depends on a number of conditions being met. Conditions to consummation of the merger include, among other things, approval and adoption of the Agreement by holders of at least a majority of the outstanding shares of the Company's common stock, receipt of all required regulatory approvals, continued accuracy of representations and warranties made by the Company and Diamond in the Agreement and the satisfaction of closing

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conditions set forth in the Agreement. The Company cannot be certain if these conditions will be met or waived. See "The Merger and the Agreement - Other Terms of the Merger -- Conditions to Completing the Merger."

Dividend Limit

         The Company has agreed not to pay any dividends or make any other capital distribution to its stockholders prior to completing the merger other than its regular quarterly cash dividends of $0.08 per share (consistent with past practices). See "The Merger and the Agreement - Other Terms of the Merger -- Business Pending Effective Time."

Agreement Not to Solicit Other Proposals

         The Company has agreed not to initiate, solicit or encourage any acquisition proposal with a third party, negotiate or discuss an acquisition proposal with a third party or enter into any agreement that would require it to abandon or terminate the merger with Diamond. Despite these agreements, the board of directors of the Company, prior to the Meeting, may generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited, written bona fide acquisition proposal. This authority to discuss or negotiate another acquisition proposal may be exercised only if the Company's board of directors, in good faith and after receipt of advice from outside legal counsel and its financial advisor, determines that failure to take this action is reasonably likely to result in a violation of its fiduciary duties to the Company's stockholders and the unsolicited acquisition proposal is a more favorable transaction than the transaction contemplated by the Agreement with Diamond. See "The Merger and the Agreement" - Other Terms of the Merger -- No Solicitation."

Amendments or Waivers

         The Company and Diamond can agree to amend the Agreement, and each of them can waive its right to require the other party to adhere to the terms and conditions of the Agreement, where the law allows. However, if the Company's stockholders approve the Agreement, Diamond and the Company cannot approve any amendment or waiver that reduces or changes the Merger Consideration without the approval of the Company's stockholders. "The Merger and the Agreement - Waiver; Amendment."

Termination

         Diamond and the Company can mutually agree to terminate the Agreement at any time prior to the closing of the merger. In addition, either Diamond or the Company may terminate the Agreement if:

  the other party breaches in any material respect any material representation or warranty, covenant or agreement made in the Agreement, and the breaching party does not cure the breach within 30 days after receiving notice of the breach or the breach cannot be cured, unless the party seeking to terminate is in breach of the Agreement;

  any governmental approval necessary to consummate the merger or Diamond's ownership of North Federal is denied or requested or recommended to be withdrawn by the governmental agency it is filed with, unless the denial, or request or recommendation for withdrawal is due to the failure of the party seeking to terminate to perform under the Agreement;

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  the stockholders of the Company do not approve and adopt the Agreement, or the merger is not consummated on or before February 28, 2005, unless the party seeking termination is in breach of the Agreement.

         Diamond may also terminate the Agreement if:

  the Company's board fails to publicly recommend approval and adoption of the Agreement by the stockholders or withdraws, modifies or changes its recommendation prior to the stockholders' approving and adopting the Agreement;

  prior to June 30, 2004, remedial or corrective action on real property owned or leased by the Company in excess of $500,000 is determined to be necessary (pursuant to applicable law or environmental reports); or

  prior to January 31, 2005, and despite Diamond's best efforts, any regulatory approval necessary to consummate the merger has not been obtained, unless Diamond is in breach of the Agreement.

         The Company may also terminate the Agreement if:

  the Company receives a superior offer from another party as described in more detail at "The Merger and the Agreement - Other Terms of the Merger -- No Solicitation."

Payments Associated With Terminations

         The Company is required to pay to Diamond $1,750,000 for certain terminations provided for in the Agreement. Diamond shall forfeit up to $2,000,000, which has been deposited by Diamond with the Company pursuant to the Agreement, for certain terminations provided for in the Agreement. See "The Merger and the Agreement - Other Terms of the Merger -- Payments Associated with Certain Terminations of the Agreement."

The Merger Consideration and Stockholder Rights

The Merger Consideration

         The Merger Consideration payable by Diamond to the Company's stockholders shall be $22.75 per share in cash. Diamond will be required to pay approximately $23.5 million for the 1,033,524 shares issued and outstanding as of the record date (excluding the 111,171 shares held by affiliates of Diamond). In addition, Diamond will be required to pay $365,000 as payment for outstanding stock options, which will not be exercised prior to the closing of the merger. See "The Merger and the Agreement - Interests of the Company's Insiders in the Merger -- Payment for Company Options and Restricted Stock." As a result, the aggregate cash consideration to be paid by Diamond would be approximately $23.9 million. Diamond has represented to the Company in the Agreement that it will have sufficient funds available immediately prior to the closing of the merger to pay the aggregate Merger Consideration and payment for outstanding options. Pursuant to the Agreement, each share of common stock of the Company outstanding immediately prior to the time at which the

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merger becomes effective (other than shares the holders of which have exercised dissenters' rights of appraisal) will be converted into the right to receive the Merger Consideration from Diamond (other than the shares held by affiliates of Diamond), and the stockholders of the Company will no longer have an ownership interest in the Company.

Fairness of Merger Consideration

         Keefe, Bruyette & Woods, Inc. ("KBW"), the Company's financial advisor, has delivered to the Company's board of directors its opinion that, as of April 8, 2004, the date the Agreement was entered into, the Merger Consideration was fair to the holders of the Company's common stock, from a financial point of view. A copy of this opinion is provided as Appendix B to this document. You should read this opinion and the description of it in this proxy statement completely to understand the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review made by KBW in providing this opinion. See "Opinion of the Company's Financial Advisor."

Tax Consequences to Company Stockholders

         For federal income tax purposes, the exchange of shares of the Company's common stock for the cash Merger Consideration generally will cause a stockholder to recognize a gain or loss measured by the difference between the amount of Merger Consideration and the holder's tax basis in the shares of the Company's common stock. If these shares are held as a capital asset, this gain or loss will be a capital gain or loss. Stockholders also may be subject to state and local taxes as a result of the exchange of common stock for cash. See the discussion under the caption "Material Tax Consequences to Stockholders of the Company" for more information.

         Your tax basis in the shares of the Company's common stock that you own is not information that can be provided by the Company. Accordingly, the tax consequences of the merger to you will depend on your own situation. You should consult with your own tax advisors for a full understanding of the tax consequences of the merger to you.

Appraisal Right

         Delaware law provides each stockholder with an appraisal right in the merger. This means that if a stockholder is not satisfied with the amount of Merger Consideration, that person is entitled to dissent from the Agreement and receive payment based on an independently determined valuation. To exercise your appraisal rights, you must deliver a written demand for payment for your shares to the Company before the Meeting and must not vote in favor of the Agreement. Written demands for payment should be addressed to North Bancshares, Inc. at 100 West North Avenue, Chicago, Illinois 60610-1399, Attention: Joseph A. Graber, President and Chief Executive Officer. A vote against the Agreement or abstaining from voting will not constitute a demand for payment. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of the appraisal rights provisions of Delaware law is provided as Appendix C to this Proxy Statement. See "Stockholder Appraisal Right."

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Procedure for Receiving Merger Consideration

         After the completion of the merger, Diamond will cause an exchange agent it appoints to send the former stockholders of the Company a letter of transmittal to be used for surrendering stock certificates. In order to receive the Merger Consideration in a timely fashion after the consummation of the merger, a stockholder should complete that letter of transmittal and mail it in the pre-addressed, postage prepaid envelope promptly. You will not receive payment for your shares unless and until the letter of transmittal is received by Diamond's exchange agent in the proper form. See "The Merger and the Agreement - Surrender of Stock Certificates."

Interests of Directors and Executive Officers

         Some of the Company's directors and executive officers may have an interest in the merger that is different from, or in addition to, their interest as stockholders of the Company. These interests exist because of the rights that these directors and executive officers have under the terms of their benefit and compensation plans and also, in the case of the executive officers, under the terms of various agreements with the Company. These agreements provide some executive officers with severance benefits if their employment is terminated under specified circumstances in connection with or following the merger. These interests also arise from provisions of the Agreement relating to director and officer indemnification and insurance, the payment for outstanding options at closing and other employee benefits after the merger. See "The Merger and the Agreement - Interests of the Company's Insiders in the Merger."

         Joseph A. Graber, the President and Chief Executive Officer of the Company, will be retiring, effective as of the closing of the merger. Mr. Graber will be paid $421,590 under his employment agreement with the Company, as a result of his termination upon the change in control. See "The Merger and the Agreement- Interests of the Company's Insiders in the Merger -- Termination of Current Employment Agreements."

         Victor E. Caputo, the Executive Vice President and Chief Operating Officer of the Company, has been offered employment at North Federal after the merger, at his current salary. In the event that his employment is involuntarily terminated within twelve months of the completion of the merger, he will also be paid $315,445 under his existing employment agreement. See "The Merger and the Agreement - Interests of the Company's Insiders in the Merger -- Termination of Current Employment Agreements."

         Martin W. Trofimuk, the Vice President and Treasurer of the Company, has been offered employment at North Federal after the merger, at his current salary. In the event that his employment is involuntarily terminated within twelve months of the completion of the merger, he will be paid $64,920 under his existing employment agreement. See "The Merger and the Agreement - Interests of the Company's Insiders in the Merger -- Termination of Current Employment Agreements."

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Questions About The Merger

If you have questions about the merger you should contact:

Joseph A. Graber President and Chief Executive Officer North Bancshares, Inc. Telephone: (312) 664-4320

The foregoing information concerning the Agreement provides only a summary of significant features of the merger and the Agreement. More detailed information about the merger and Agreement is contained in the remainder of this proxy statement and the Appendices. As you deliberate on how to vote on the Agreement, you should not rely exclusively on the Summary and, instead, are urged to review the entire proxy statement, including the Appendices.

MEETING OF STOCKHOLDERS

Place, Date and Time

         This proxy statement is being furnished to you in connection with the solicitation of proxies by the board of directors of the Company for use at a Meeting of stockholders to be held at 3:00 p.m., local time, on Friday, August 6, 2004, and at any adjournments or postponements thereof.

Purpose of Meeting

         At the Meeting, you will be requested to vote upon a proposal to approve and adopt the Agreement by and between the Company and Diamond. The Agreement provides for the acquisition of the Company by Diamond through the merger of an interim, wholly owned subsidiary of Diamond with and into the Company. In that merger, the Company's existing common stock will be cancelled, and the Company will become a wholly owned subsidiary of Diamond. Upon consummation of the merger, each outstanding share of the Company's common stock (except for the shares already held by affiliates of Diamond) will be converted into the right to receive the Merger Consideration of $22.75 per share in cash (subject to a stockholder's exercise of the appraisal right explained in this proxy statement under "Stockholder Appraisal Right").

Record Date; Voting Rights

         The board of directors has fixed the close of business on June 23, 2004 as the record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the Meeting. On June 23, 2004, there were 1,144,695 shares of the Company's common stock outstanding. Each holder of the Company's common stock is entitled to one vote per share held of record on June 23, 2004.

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Quorum

         The presence at the Meeting, in person or by proxy, of at least one-third of the outstanding shares of the Company's common stock will constitute a quorum. If a stockholder abstains from voting but returns a valid proxy or attends the Meeting, that stockholder's shares will be counted for purposes of determining the existence of a quorum. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal, because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers, banks and other nominees may not exercise their voting discretion on the proposal to approve and adopt the Agreement, and, for this reason, may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

Vote Required

         The Company's certificate of incorporation requires the affirmative vote of the holders of a majority of its outstanding shares of common stock to approve the Agreement. Abstentions, broker non-votes and other failures to vote will have the same effect as votes against the Agreement. As of June 23, 2004, directors (including persons who were directors as of the date of execution of the Agreement but are no longer directors) and executive officers of the Company owned 305,749 shares of the Company's common stock, not including shares that may be acquired upon the exercise of stock options. Affiliates of Diamond own an additional 111,171 shares. This total equals approximately 36.42% of the shares outstanding on June 23, 2004. All of the Company's directors and executive officers, and the affiliates of Diamond, entered into agreements with Diamond to vote their shares in favor of approval and adoption of the Agreement.

Shares Held By a Nominee

         If a stockholder is a beneficial owner of shares of the Company's common stock held by a broker, bank or other nominee (i.e., in "street name"), the stockholder will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from a bank or broker indicating that the stockholder was the beneficial owner of the Company's common stock on June 23, 2004, is valid proof of ownership. If the stockholder wants to vote shares of the Company's common stock held in street name in person at the Meeting, the stockholder will have to get a written proxy in the stockholder's name from the broker, bank or other nominee who holds the stockholder's shares.

Participants in the Company's Employee Stock Ownership Plan

         Persons who participate in the Company's employee stock ownership plan will receive a voting instruction form that reflects all shares he or she may vote under the plan. Under the terms of the employee stock ownership plan, all shares held in the employee stock ownership plan are voted by the plan trustee, but each participant in the employee stock ownership plan may direct the trustee how to vote the shares of the Company's common stock allocated to his or her employee stock ownership plan account. Where properly executed voting instructions are returned to the plan trustee with no specific instruction on how to vote at the meeting, the plan trustee will vote the shares FOR approval of the Agreement. As for allocated shares for which the trustee does not receive timely voting instructions, the trustee will not vote the shares. Unallocated shares of the Company's common stock held by the employee stock ownership plan trust will be voted by the plan trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties. The deadline for returning your voting instructions to the plan trustee is July 30, 2004.

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Voting and Revocation of Proxies

         Shares of the Company's common stock represented by a properly signed proxy which is received at or prior to the Meeting, unless subsequently revoked, will be voted at the Meeting in accordance with the instructions on the proxy. If a proxy is signed and returned without indicating any voting instructions, shares of the Company's common stock represented by the proxy will be voted "FOR" approval of the Agreement.

         If shares of the Company's common stock are held in street name, a stockholder will receive instructions from the broker, bank or their nominee holding the shares, which the stockholder must follow in order to have his, her or its shares voted.

         Any proxy given in connection with this solicitation may be revoked by the person giving it at any time before the Meeting by filing either an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company prior to or at the Meeting or by voting the shares subject to the proxy in person at the Meeting. Attendance at the Meeting in person will not in and of itself constitute a revocation of a proxy.

         If any other matter is properly presented for consideration at the Meeting, the persons named in the proxy card will have the discretion to vote on such matter in accordance with their best judgment. The Company is not aware of any matters to be presented at the Meeting, other than the approval and adoption of the Agreement. The affirmative vote of the holders of a majority of the shares of Company common stock present and voting on the matter may authorize the adjournment or postponement of the Meeting. No proxy that is voted against adoption of the Agreement will be voted in favor of adjournment or postponement to solicit further proxies for that proposal.

Solicitation of Proxies

         The Company will pay the cost of this proxy solicitation. In addition to solicitation by mail, the directors, officers, employees and agents of the Company may solicit proxies from the Company's stockholders, either personally or by telephone or other form of communication. None of these persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners. The Company will reimburse such nominees, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with this process. The Company has also retained Morrow & Company, as its proxy solicitor to assist in the process of obtaining a favorable vote on the Agreement. The proxy solicitor will be paid $5,500. In addition, the Company will bear its own expenses in connection with the solicitation of proxies for the Meeting.

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PRINCIPAL HOLDERS OF THE COMPANY'S COMMON STOCK

         Stockholders of record as of the close of business on June 23, 2004, will be entitled to vote at the Meeting. As of that date, there were 1,144,695 shares of the Company's common stock issued and outstanding. The following table sets forth as of June 23, 2004, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Company's common stock; (ii) each director and executive officer of the Company; and (iii) all directors and officers of the Company and as a group. Except where otherwise noted, the address for each holder listed below is: c/o North Bancshares, Inc., 100 West North Avenue, Chicago, Illinois 60610-1399.

Beneficial Owner	Shares Beneficially Owned	Percent of Class
North Bancshares, Inc. Employee Stock Ownership Plan	122,016(1)	10.66%

Northbrook Investments LLC David Hokin Rob Rubin 500 Skokie Blvd., Suite 310 Northbrook, Illinois 60062	111,171(2)	9.71

Mary Ann Hass/Elmer L. Hass	106,922(3)	9.34

Robert H. Rusher	73,495(4)	6.42

Joseph A. Graber President and Chief Executive Officer	90,307(5)	7.81

Victor E. Caputo Executive Vice President and Chief Operating Officer	26,101(6)	2.26

Frank J. Donati	4,600(7)	0.40

Mark Ferstel	7,765(8)	0.68

Gregory Rose	5,690(9)	0.50

Martin W. Trofimuk Vice President and Treasurer	21,370	1.87

Directors and executive officers of the Company as a group (7 persons)	262,755(10)	22.36
______________
(1)	The amount reported represents shares held by the Company's Employee Stock Ownership Plan ("ESOP"), all of which have been allocated to accounts of participants. John P. Koch, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP. Pursuant to the terms of the ESOP, participants have the right to direct the voting of shares allocated to their accounts.

(2)	As reported by Northbrook Investments, LLC ("Northbrook"), Gary Hokin and Rob Rubin in a Schedule 13D Amendment No. 1 filed with the Securities and Exchange Commission on April 8, 2004. Mr. Hokin and Mr. Rubin reported having shared voting and dispositive powers over all shares listed. Northbrook is the parent entity of Diamond.

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(3)	The Hasses are husband and wife. Mr. and Mrs. Hass are deemed to beneficially own all shares held directly or indirectly by either individual.

(4)	Includes shares held directly and jointly with his spouse. Also includes 4,800 shares held by family members as to which beneficial ownership is disclaimed.

(5)	Includes shares held directly and jointly with family members, as well as 11,251 shares subject to options granted under the 1995 Stock Option and Incentive Plan (the "Stock Option Plan") which are currently exercisable.

(6)	Includes 10,500 shares subject to options granted under the Stock Option Plan which are currently exercisable.

(7)	Includes 2,500 shares subject to options granted under the Stock Option Plan which are currently exercisable.

(8)	Includes 3,750 shares subject to options granted under the Stock Option Plan which are currently exercisable.

(9)	Includes 2,500 shares subject to options granted under the Stock Option Plan which are currently exercisable.

(10)	Includes shares held directly, as well as jointly with family members, and shares held in retirement accounts, allocated to ESOP accounts, held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power. This amount also includes 30,501 shares in the aggregate subject to options granted under the Stock Option Plan which are currently exercisable.

BACKGROUND OF THE MERGER

         The Company was organized by North Federal in 1993 for the purpose of acquiring all of the outstanding capital stock of North Federal in connection with North Federal's conversion from the mutual to stock form of organization. In connection with that conversion, the Company issued its common stock to the public. Upon completion of these transactions, the Company reported a tangible equity to assets ratio of approximately 22.4%. This substantial amount of capital was not unlike the level of capital reported by most other thrifts that completed mutual to stock conversions. The Company has been unable to effectively deploy all of this capital, which has resulted in a lower return on equity over the years for the Company as compared to that reported by its higher leveraged competitors.

         One of the primary objectives of the board of directors and management of the Company is, and has been, to enhance stockholder value. Over the years, they have considered various strategies to accomplish this goal. These strategies have included internal retail growth through its primary lending and deposit products, regular quarterly cash dividends and stock repurchase programs. In addition, in an effort to increase efficiency and improve earnings, the Company considered deregistering its common stock with the Securities and Exchange Commission in 2003. Deregistration was not pursued due to the number of stockholders of record, the estimated cost of reducing this number, and the potential negative impact to stockholders by eliminating certain stockholders through a reverse stock split. As a result of the efforts taken by the Company since 1993, its tangible equity to assets ratio was reduced to 10.1% as of December 31, 2003.

         From time to time, since 1993, the Company has been approached by others about a potential acquisition. The Board has consistently rejected consideration of these proposals, believing that its financial plans for the Company would maximize stockholder value.

         In January 2004, the Company engaged KBW to evaluate alternative strategies under a stockholder enhancement program, including a potential sale of the Company. Over several months, KBW reviewed the Company's current operations, business plan, alternative opportunities to enhance stockholder value, the related risks and rewards of these options, and the current merger and acquisition market. This review included consideration of deregistration of the Company's common stock. After consultation with KBW, the Company's board and management identified various factors

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that could potentially limit their ability to continue to further enhance stockholder value without an outside strategic alliance. These factors included: (a) the strategic challenge of leveraging the Company's excess capital combined with the relatively low growth profile for its operations; (b) the execution risk that accompanies a strategy of remaining an independent community banking institution in an increasingly competitive banking environment; (c) the future valuation assigned by the capital market to a traditional thrift franchise; (d) the low average trading volume and liquidity of the Company's common stock; (e) anticipated expenditures required to implement new technology to remain competitive; (f) the increased competition for deposits; and (g) the expenditures required to re-position the Company in higher growth markets through a de novo branching strategy or a relocation of existing branches and the time required to recover the expenditures. After considering these various alternatives, the board decided to consider potential outside strategic alliances with another institution.

         During February and March 2004, KBW contacted a number of financial institutions and other parties regarding a strategic partnership with the Company. In all thirty companies or individuals were contacted or approached regarding a possible strategic alliance with the Company. Seventeen of these persons signed confidentiality agreements. Seven companies submitted a written indication of interest. One party submitting an indication of interest was Diamond, which is affiliated with a significant stockholder in the Company that had previously indicated an interest in getting into the banking business.

         The Company's board of directors began to review and evaluate the indications of interest with the assistance of KBW. During this review, KBW was contacted by counsel for Diamond, who requested the opportunity for its client to perform due diligence and negotiate the terms of a definitive agreement with the Company on an exclusive basis. After consultation with KBW and its counsel, the Company's board agreed that if Diamond submitted a revised indication of interest significantly higher than those already received, along with a good faith deposit to protect the Company in the event Diamond was unable to obtain required regulatory approval, it would provide a short period of time during which it would negotiate with Diamond while both parties performed a due diligence review on each other. The board did not, however, agree to act exclusively with Diamond.

         After several discussions between representatives of both parties, Diamond increased its indication of interest to $22.75 per share, and agreed to provide a $2.0 million deposit upon execution of a definitive agreement.

         The Company's board of directors determined that the revised Diamond proposal was sufficiently higher than any other proposal received such that, when considered along with the deposit, it was appropriate to proceed with Diamond on an expedited basis, while not abandoning the auction process. As a result, the Company immediately entered into negotiations with Diamond, and Diamond and the Company completed their review of each other. While the terms of the definitive agreement were negotiated, KBW conducted an analysis and review of the Merger Consideration in the revised Diamond proposal. At a meeting on April 8, 2004, KBW presented its opinion that the transaction was fair, from a financial point of view, to the holders of Company common stock and provided an analysis of the transaction to the board of directors of the Company. Counsel for the Company presented the proposed Agreement for the board's consideration. The proposed Agreement had been previously distributed to board members for their review. After a thorough discussion of the transaction, including a review of the due diligence findings regarding Diamond and its affiliates, the Company's board voted unanimously to approve the Agreement and authorized execution of the Agreement and related documents.

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REASONS FOR THE MERGER

         The Company's board has determined that the terms of the Agreement are advisable and in the best interests of the Company and its stockholders. In approving the Agreement, the board consulted with legal counsel as to its legal duties and the terms of the Agreement, and with KBW with respect to the financial aspects and fairness of the merger from a financial point of view. In arriving at its decision, the board also considered a number of factors, including:

  the financial condition, results of operations, capital levels, asset quality and prospects for the Company;

  the factors for affiliating with a strategic partner discussed with KBW which are summarized above;

  the written fairness opinion of KBW that the Merger Consideration to be received by the Company's stockholders pursuant to the Agreement was fair to them from a financial point of view;

  the deposit provided by Diamond upon execution of the Agreement and the terms under which it may be forfeited;

  the impact of the strategic partnership on the depositors, employees, customers and communities served by the Company; and

  the likelihood of receiving the required regulatory approvals in a timely manner.

         The foregoing discussion of the information and factors considered by the Company's board is not intended to be exhaustive, but constitutes the material factors considered by the board. In reaching its determination to approve and recommend the Agreement, the board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the Agreement were the product of arm's length negotiations between representatives of the Company and Diamond.

RECOMMENDATION OF BOARD OF DIRECTORS

         After careful and thorough consideration of the Agreement, the board of directors of the Company unanimously approved the Agreement as being in the best interests of the Company and its stockholders. Accordingly, the board of directors of the Company unanimously recommends that you vote FOR the approval and adoption of the Agreement.

THE MERGER AND THE AGREEMENT

         The following discussion of the merger and the Agreement is qualified by reference to the copy of the Agreement attached hereto as Appendix A. This summary discusses the material provisions of the Agreement. Stockholders are urged to read the Agreement carefully. The Agreement is the legal document governing the merger.

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Overview of The Transaction

         The boards of directors of the Company and Diamond have each unanimously approved the Agreement, which provides for the acquisition of the Company and North Federal by Diamond. Subject to the satisfaction or waiver of the conditions to the closing of the merger or the selection of an alternative structure provided for in the Agreement, this acquisition will be effected as follows:

  In the merger, a wholly owned subsidiary of Diamond will merge with and into the Company, with the Company as the surviving entity and becoming a wholly owned subsidiary of Diamond; and

  Each existing share of the Company's common stock, other than shares held by affiliates of Diamond, and any options for those shares outstanding just prior to the closing will be cancelled and converted into the right to receive the Merger Consideration (or, in the case of options, the excess of the Merger Consideration over the exercise price of the option), subject to the exercise of stockholder appraisal rights (see "- Merger Consideration" below and "Stockholder Appraisal Right").

Merger Consideration

         Upon consummation of the merger, each share of common stock of the Company, other than those shares held by affiliates of Diamond, will be converted into the right to receive the Merger Consideration of $22.75 in cash, subject to each stockholder's appraisal right, as more fully explained in this proxy statement under "Stockholder Appraisal Right." Upon completion of the merger, the current holders of the Company's stock will no longer own any Company stock or have any interest in the Company, and will not receive, as a result of the merger, any stock of Diamond or any of its affiliates.

         Based upon the Merger Consideration of $22.75 per share, Diamond will be required to pay $23.5 million for the 1,033,524 shares issued and outstanding as of June 23, 2004 (excluding the 111,171 shares held by affiliates of Diamond). In addition, Diamond will be required to pay approximately $365,000 as payment for outstanding stock options, which will not be exercised prior to the closing of the merger. As a result, the aggregate cash consideration to be paid by Diamond would be approximately $23.9 million. See "- Interests of the Company's Insiders in the Merger -- Payment for Company Options and Restricted Stock." Diamond has represented to the Company in the Agreement that it will have sufficient funds available to pay the aggregate Merger Consideration immediately prior to the closing of the merger.

Surrender of Stock Certificates

         Upon consummation of the merger, all of the then issued and outstanding shares of the Company's common stock, other than shares held by affiliates of Diamond, automatically will be cancelled and converted into the Merger Consideration, and the stock certificates for those shares will only serve as evidence of that right (subject to a stockholder's exercise of the appraisal right afforded under Delaware law). At that time, the stock transfer books of the Company will be closed, and no more transfers of the Company's shares will be made.

         In order to receive the Merger Consideration, a stockholder must surrender the stock certificates for all Company shares owned by the stockholder to the exchange agent as instructed in materials to be provided by the exchange agent after the merger. The exchange agent will mail a letter of transmittal for use in surrendering these stock certificates within five business days of the merger. Stockholders

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should not return their stock certificates with their proxies or prior to receiving the letter of transmittal and, instead, should wait to receive the materials from the exchange agent.

         Holders of the Company's common stock who surrender their stock certificates to the exchange agent, together with a properly completed letter of transmittal, promptly will receive the Merger Consideration for those shares, without interest, after giving effect to any tax withholding required by law. If the payment is to be made for the benefit of a person other than the registered holder of the surrendered certificate, it will be a condition of payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the persons requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder or provide evidence reasonably satisfactory to the paying agent that such taxes have been paid or are not applicable. The letter of transmittal will provide instructions for providing evidence of ownership of shares of the Company's common stock, if the certificate evidencing those shares has been lost, stolen or destroyed. The receipt of the Merger Consideration for Company common stock will be a taxable event for the stockholder. See "Material Tax Consequences to Stockholders of the Company."

         A Company stockholder will not be paid any portion of the Merger Consideration to which the stockholder is entitled unless the stockholder has submitted all stock certificates evidencing the stockholder's shares (or the required documentation for lost, stolen or misplaced certificates). No interest will be paid at any time on any portion of the Merger Consideration.

         Stockholders may exercise an appraisal right afforded by Delaware law, which would include a demand for the fair value of the Company shares held by the stockholder. See "Stockholder Appraisal Right" for more information. A stockholder exercising this appraisal right will not receive the Merger Consideration.

Other Terms of the Merger

         Conditions to Completing the Merger. The obligations of the Company and Diamond to effect the merger are subject to the satisfaction or waiver of certain conditions. Following is a list of the material conditions (which does not include those already satisfied):

  The receipt of all regulatory approvals required to consummate the merger between the Company and Diamond's interim subsidiary. See "- Regulatory Approvals."

  The adoption of the Agreement by a majority vote of the holders of the outstanding shares of the Company's common stock.

  The consummation of the merger not violating any law or injunction, order or decree of any court or governmental body.

         The obligations of Diamond and its interim subsidiary to effect the merger are subject to the satisfaction or waiver of the following additional conditions (which does not include those already satisfied):

  The representations and warranties of the Company contained in the Agreement being true and correct in all material respects at the closing of the merger or, if not true and correct, the underlying circumstances would not have a material adverse effect on the Company as defined in the Agreement.

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  The Company performing or complying, in all material respects, with its agreements and covenants in the Agreement.

  The receipt of certificates from officers of the Company as provided for in the Agreement.

  No more than 10% of the outstanding shares of the Company's common stock shall have sought appraisal rights.

  The receipt by the Company of written consent from each third party to specified material agreements with the Company.

         The obligations of the Company to effect the merger are subject to the satisfaction or waiver of the following additional conditions prior to the consummation of the merger (which does not include those already satisfied):

  The representations and warranties of Diamond contained in the Agreement being true and correct in all material respects at the closing of the merger or, if not true and correct, the underlying circumstances would not have a material adverse effect on Diamond as defined in the Agreement.

  Diamond and its interim subsidiary performing or complying with, in all material respects, its agreements and covenants in the Agreement.

  The receipt of certificates from officers of Diamond as provided for in the Agreement.

         Representations and Warranties. Diamond and the Company have made customary representations and warranties to each other in the Agreement. For the contents of these representations and warranties, please refer to the copy of the Agreement attached hereto as Appendix A. These representations and warranties as to each party must be true throughout the completion of the merger, unless the change would not have a material adverse effect on the other party. See "-- Conditions to Completing the Merger," above. A breach of these representations and warranties could result in a termination of the Agreement. See "-- Payments Associated with Certain Terminations of the Agreement," below.

         Business Pending Effective Time. Pursuant to the Agreement, the Company and Diamond have agreed to certain restrictions on their activities until the merger is completed or terminated. In general, both companies have agreed not to take any actions that would result in a breach of their respective representations and warranties or obligations under the Agreement, or that would result in any of the conditions to completion of the merger not being satisfied, except as otherwise permitted under the Agreement. Diamond has also agreed not to take or omit to take any action that would adversely affect or delay its ability to obtain any required regulatory approval or to take any other action that could materially delay or affect Diamond's ability to complete the merger. The Company has also agreed that, in addition to the other restrictions set forth in the Agreement, it will conduct its business in the usual course consistent with past practice and use reasonable best efforts to preserve intact its business organization, properties and assets, and maintain its rights, franchises and existing relationships with customers, suppliers, employees and business associates. The Company has further agreed that it will not, and will not permit any of its subsidiaries to, undertake any of the following activities without the prior written consent of Diamond, subject to the exceptions noted below and the exceptions set forth in the Agreement:

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  issuing any additional shares of capital stock, stock options or other rights to acquire capital stock, other than pursuant to the exercise of stock options and the delivery of unrestricted shares upon the vesting of restricted stock awarded under the Company's recognition and retention plan;

  issuing any other securities, debentures or subordinated notes;

  paying any dividends or other distributions on its capital stock, other than the payment by the Company of regular quarterly cash dividends in the amount of $0.08 per share and other than dividends from wholly owned subsidiaries;

  increasing employee compensation or benefits, entering into, renew, amend or terminate any employment, change in control or similar agreement, hiring new officers, promoting any employee to a rank of or above vice president, or paying aggregate expenses of more than $2,500 for employees or directors to attend conventions or similar meetings, other than annual bonuses and normal increases in salary for rank and file employees consistent with past practice and the renewal or extension of the existing employment agreement with Martin W. Trofimuk consistent with past practices;

  selling, transferring or encumbering any of its assets, except in the ordinary course of business consistent with past practice, or selling or transferring any of its deposit liabilities;

  entering into or modifying any lease or license relating to real or personal property or intellectual property, except in the ordinary course of business consistent with past practice in an amount involving less than $25,000;

  acquiring the assets, business or properties of any person, other than pursuant to foreclosure or in a fiduciary capacity;

  selling or acquiring any loans (excluding originations), loan participations or servicing rights;

  amending its certificate of incorporation, charter or bylaws;

  materially changing its accounting principles, practices or methods, except as may be required by generally accepted accounting principles or any governmental authority;

  entering into, materially modifying, terminating or renewing any material contract;

  settling any legal claims involving an amount in excess of $25,000, excluding amounts paid or reimbursed under any insurance policy;

  foreclosing upon any real property without obtaining a phase one environmental assessment, except for one- to four-family residential properties of five acres or less which are not believed to contain potential environmental contaminants;

  voluntarily changing its deposit mix or increasing or decreasing the interest rate paid on its deposits except in a manner consistent with past practice;

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  opening any new branch office or deposit taking facility, or closing or relocating any existing branch or other facility;

  acquiring any investment securities other than non-callable securities with a projected average life of less than three years in the ordinary course of business consistent with past practice, entering into any derivatives contract or structured note, or entering into, modifying or extending the terms of any agreement relating to the hedging of interest rate risk;

  making capital expenditures of more than $10,000 individually or $25,000 in the aggregate;

  materially changing its loan underwriting policies or lending in excess of specified amounts;

  investing in any new or existing joint venture or any new real estate development or construction activity;

  materially changing its interest rate and other risk management policies and practices;

  incurring any debt other than Federal Home Loan Bank advances or repurchase agreements having a term of one year or less in the ordinary course of business consistent with past practice;

  making charitable contributions in excess of $1,000 individually or $5,000 in the aggregate; or

  entering into any new lines of business.

         No Solicitation. In addition to the restrictions listed above, the Company has agreed that it will not encourage or enter into negotiations for any third party proposal for a merger or consolidation with the Company, or acquisition of substantially all of the assets of the Company or of the stock of the Company representing more than 50% of its outstanding voting power (referred to as an "alternative proposal"). Notwithstanding this agreement, if the Company receives an unsolicited alternative proposal that the Company's board of directors concludes in good faith is, or is reasonably likely to be, more favorable from a financial point of view to the Company stockholders than the merger with Diamond (referred to as a "superior proposal"), the Company may provide information to and negotiate with the third party which submitted the alternative proposal if the Company's board of directors determines in good faith after the receipt of written advice from its outside counsel, that the failure to do so would more likely than not violate its fiduciary duties under Delaware law. The Company must promptly notify Diamond of any alternative proposal received and apprise it of any related developments.

         The Company's pursuit of a superior proposal could result in the Company owing Diamond a termination fee of $1,750,000 in cash. See "--Termination of the Agreement" below.

         Termination of the Agreement. The Agreement may be terminated in writing prior to the effective time of the merger by:

  the mutual consent of the boards of directors of the Company and Diamond;

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  by the board of the Company or Diamond if:

    the other party materially breaches its material representations and warranties or obligations under the Agreement and does not cure the violation within 30 days after being notified of the breach, provided that the party seeking termination is not itself in material breach of its material representations and warranties or obligations under the Agreement;

    if a regulatory authority does not grant an approval needed to complete the merger or Diamond's ownership of North Federal, provided that the non-approval is not due to the failure of the party seeking termination to perform its obligations under the Agreement, or a court or other governmental body issues a final, non-appealable order prohibiting the merger or Diamond's ownership of North Federal;

    at any time following the Meeting if, at the Meeting, the Company's stockholders voted not to adopt the Agreement, provided that termination under this clause will not be effective if, under the circumstances described below, Diamond seeks to terminate as a result of the Company's board of directors changing its recommendation that the Company stockholders vote in favor of adopting the Agreement; or

    if the merger has not been completed by February 28, 2005, provided that the party seeking termination is not then in material breach of its material representations and warranties or obligations under the Agreement.

  The Agreement may also be terminated by Diamond if:

  prior to June 30, 2004, Diamond receives reports concluding that the Company could reasonably be required to expend more than $500,000 for remediation of any environmental problems, subject to the Company's right to require a review of these reports by one of at least three independent experts proposed by the Company. If the Company asserts this right, then Diamond will not have the right to terminate unless the independent expert selected concludes that remediation costs projected by the original report are more likely than not accurate;

  the Company's board of directors withdraws or changes in a manner adverse to Diamond the board's recommendation that the Company's stockholders vote in favor of adoption of the Agreement. If Diamond terminates the Agreement pursuant to this clause, it will be entitled to a $1,750,000 termination fee as described below; or

  prior to January 31, 2005, any approval or consent from any regulatory authority required to be obtained by Diamond to complete the merger and Diamond's ownership of North Federal has not been obtained, despite Diamond's best efforts to obtain the approval or consent sought, and assuming Diamond is not in breach of any of its representations, warranties, or obligations under the Agreement.

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  The Agreement may also be terminated by the Company in order to enter into an agreement with a third party for an alternative proposal which the Company's board of directors has determined to be a superior proposal compared to the merger with Diamond and which is not matched by Diamond. See "-- No Solicitation" above. In order to terminate the Agreement under this clause, the Company must first pay Diamond a $1,750,000 termination fee as described below.

         Payments Associated with Certain Terminations of the Agreement. In the event that the Agreement is terminated, the Agreement will become void and have no effect, except for:

  provisions relating to confidential information;

  provisions relating to expenses;

  provisions relating to a termination fee in the amount of $1,750,000 payable to Diamond if any of the following events occur:

    Diamond terminates the Agreement as a result of the Company's board of directors withdrawing or changing in a manner adverse to Diamond its recommendation that the Company's stockholders vote in favor of adoption of the Agreement.

    The Company terminates the Agreement in order to enter into an agreement with a third party for an alternative proposal which the Company's board of directors has determined to be a superior proposal compared to the merger with Diamond.

    The Company or North Federal enters into a binding letter of intent or definitive agreement relating to a change in control of the Company or North Federal, or a substantial portion of the assets of either of them, within one year after termination of the Agreement by Diamond as a result of an uncured material breach of the Agreement by the Company, provided that the amount of the termination fee paid to Diamond under this provision of the Agreement shall be credited against and reduce any obligation the Company may have to Diamond for damages or other relief as a result of a willful material breach of the Agreement by the Company.

    A transaction involving a change in control of the Company or North Federal, or a substantial portion of the assets of either of them, is consummated within 18 months after termination of the Agreement by Diamond as a result of an uncured material breach of the Agreement by the Company, provided that Diamond under this provision of the Agreement shall be credited against and reduce any obligation the Company may have to Diamond for damages or other relief as a result of a willful material breach of the Agreement by the Company.

    A transaction involving a change in control of the Company or North Federal, or a substantial portion of the assets of either of them, is consummated within 18 months after termination of the Agreement by either Diamond or the Company as a result of the stockholders of the Company failing to adopt the Agreement at the Meeting, provided that an alternative proposal arises prior to the Meeting. See "-No Solicitation" above.

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         The Agreement provides that upon payment of the termination fee, the Company will have no further obligation to Diamond under the Agreement or otherwise relating to the merger, except as set forth in the third and fourth bullet points above.

  provisions relating to the disposition of the $2.0 million deposit made by Diamond if any of the following events occur:

    the entire deposit shall be forfeited by Diamond to the Company as liquidated damages if:

      the Company terminates the Agreement as a result of an uncured material breach of the Agreement by Diamond, or either party terminates the Agreement as a result of the merger not closing on or before February 28, 2005 as a result of the failure to receive a regulatory approval required to complete the merger or the existence of a legal prohibition to completing the merger, provided that the terminating party is not in material breach of any of its material representations or warranties, or has not complied with any of its covenants or obligations under the Agreement.

    $250,000 of the deposit shall be forfeited by Diamond to the Company if Diamond terminates the Agreement on or before September 5, 2004, if, as of August 31, 2004, all regulatory approvals required to consummate the merger have not been received despite Diamond's best efforts to obtain the approvals, and Diamond is not in breach of any of its representations, warranties, covenants or obligations under the Agreement.

    $500,000 of the deposit shall be forfeited by Diamond to the Company if Diamond terminates the Agreement on or before December 5, 2004, if, as of November 30, 2004, all regulatory approvals required to consummate the merger have not been received despite Diamond's best efforts to obtain the approvals, and Diamond is not in breach of any of its representations, warranties, covenants or obligations under the Agreement.

    $750,000 of the deposit shall be forfeited by Diamond to the Company if Diamond terminates the Agreement on or before February 5, 2005, if, as of January 31, 2005, all regulatory approvals required to consummate the merger have not been received despite Diamond's best efforts to obtain the approvals, and Diamond is not in breach of any of its representations, warranties, covenants or obligations under the Agreement.

         Notwithstanding the foregoing, no portion of the deposit shall be forfeited by Diamond if the governmental authority from whom approval is sought indicates that the failure to obtain the approval is the result of the operational activities, current management or financial condition of North Federal. In addition, if the Agreement is terminated for any reason other than as set forth above, the Company must immediately return the deposit, in full, to Diamond. The Agreement further provides that upon forfeiture of the deposit, or the applicable portion, as appropriate, Diamond will have no further obligation to the Company under the Agreement or otherwise relating to the merger or Diamond's ownership of North Federal, and the balance of the deposit, if any, shall be returned to Diamond.

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Support Agreements

         The Company's directors and executive officers and their immediate family members own 305,749 or 26.71% of the shares of the Company's common stock as of June 23, 2004 (excluding options). As provided for in the Agreement, all the then-current directors and executive officers entered into separate support agreements with Diamond, each dated as of April 8, 2004. Pursuant to these support agreements, the directors and executive officers have agreed that all of the Company's common stock held by them will be voted in favor of the Agreement; provided, however, that nothing in the support agreements will prevent those stockholders (or any representative of any such stockholder) from discharging his or her fiduciary duties as a member of the Company's board of directors. The support agreements also prohibit the directors and executive officers from transferring any voting interest in his or her shares except to a person who agrees to be bound by the terms of the support agreement. In addition, Diamond and its affiliates hold a total of 111,171 or 9.71% of the Company's common stock as of June 23, 2004. These shares are also subject to a support agreement and will be voted in favor of approval and adoption of the Agreement.

Waiver; Amendment

         Diamond and the Company can agree to amend the Agreement and each of them can waive their right to require the other party to adhere to the terms and conditions of the Agreement, where law allows. After the Company's stockholders have adopted the Agreement, however, no amendment may change the amount or form of consideration to be received by the Company's stockholders in the merger, or otherwise materially adversely affect the Company stockholders, without their approval.

Expenses

         The Agreement provides that each party will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Agreement, including fees and expenses of its accountants and counsel.

Employee Benefit Matters

         The Agreement calls for Diamond to assume and continue the Company's employee benefit plans and arrangements, other than the Company's stock-based plans which will be terminated as part of the merger. Diamond reserves the right to amend or terminate any continuing plans and arrangements, other than the Company's general severance plan, which will be amended by the Company prior to the merger to limit the severance benefit, if any, to relate to service prior to the merger.

Interests of the Company's Insiders in the Merger

         Some members of the Company's management and board of directors have interests in the merger that are in addition to or different from the interests of the Company's stockholders. The Company's board of directors was aware of these interests and considered them when it approved the Agreement and recommended it for stockholder approval. The following summary describes these varying or additional agreements or benefits being afforded the Company's directors and officers in the Agreement. To the extent the Company's officers and directors are stockholders of the Company, they will receive the same Merger Consideration and related rights in that capacity as do all the stockholders. These additional or different benefits are being provided to them in their capacity as management officials and not as stockholders.

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         Termination of Current Employment Agreements. Joseph A. Graber, President and Chief Executive Officer of the Company, has an employment agreement with North Federal pursuant to which he will receive, upon completion of the merger, a lump sum cash payment of approximately $421,590 and continuation of his current health benefits for the remaining term of his employment agreement. The lump sum payment is subject to cutback to avoid tax penalties and loss of tax deductibility under the Internal Revenue Code.

         Each of Victor E. Caputo, Executive Vice President and Chief Operating Officer, and Martin W. Trofimuk, Vice President and Treasurer, of the Company and North Federal has a pre-existing employment agreement with North Federal that will be assumed by Diamond in the merger. The agreements provide that if the officer's employment is "involuntarily terminated" in connection with or within 12 months after a change in control (which will occur upon completion of the merger), he will be entitled to receive:

  a lump sum payment equal to three times (one times in the case of Mr. Trofimuk ) his average annual compensation over the past five full calendar years; and

  continuation of health benefits for the remaining term of the agreement.

         The term "involuntary termination" is defined to include termination of employment by the employer (other than for cause or due to death, disability, retirement or specified violations of law) without the officer's consent or by the officer following a material reduction of or interference with his duties, responsibilities or benefits without his consent.

         Based on current compensation levels, if their employment were involuntarily terminated in connection with or within one year after the merger, the aggregate lump sum payments to Messrs. Caputo and Trofimuk would be $315,445, and $64,920, respectively. The benefits payable under the employment agreements are subject to cutback to avoid tax penalties and loss of tax deductibility under the Internal Revenue Code.

         It is currently contemplated that Messrs. Caputo and Trofimuk will continue with the Company and North Federal in their present positions following completion of the merger.

         Payment for Company Options and Restricted Stock. The Company has issued stock options to directors, officers and employees of the Company and North Federal. All of these options were vested and exercisable as of June 23, 2004. As of that date, there were 35,001 of these stock options outstanding. The weighted average exercise price of the options as of June 23, 2004 was $12.32. The last sale price of the Company's common stock on April 7, 2004 (the date immediately prior to the announcement of the merger) was $19.40. Therefore, if all the options had been exercised on April 7, 2004, they would have been able to purchase 35,001 shares of the Company's common stock at an aggregate price of $248,000 below the then-current market value.

         At the closing of the merger, all outstanding options to purchase shares of the Company's common stock shall be cancelled, and each option holder will receive an amount equal to the excess of the Merger Consideration paid at the closing of the merger over the exercise price per share of each option (less required withholding taxes). The gross amount paid for these options will be approximately $365,000 in the aggregate, which is $117,000 more than would be obtained based on the last sale price of the Company's common stock as of April 7, 2004.

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         The Company also has 1,600 shares of restricted stock outstanding which have not yet vested. These shares were issued to eight employees (200 shares each), two of whom are executive officers. Pursuant to the Agreement, the vesting for all of these shares will be accelerated prior to the merger closing. Once vested, these shares will be exchanged for the Merger Consideration like all other outstanding shares.

         Termination of Company Employee Stock Ownership Plan. Pursuant to the Agreement, the Company and North Federal shall satisfy and discharge all their obligations to their employee stock ownership plan, including all required employer contributions accruing prior to the closing. They also have agreed to terminate the employee stock ownership plan prior to the closing of the merger. Subject to the closing of the merger and receipt of an Internal Revenue Service tax qualification determination, the employee stock ownership plan shall distribute all of its assets to entitled participants, including Messrs. Graber, Caputo and Trofimuk, in the form of a cash benefit payment in proportion to the employee stock ownership plan account balances, in accordance with applicable law and the governing documents of the employee stock ownership plan.

         Indemnification and Continuance of Director and Officer Liability Insurance Coverage. The Agreement provides that for six years after the merger, Diamond and its subsidiaries must indemnify, defend and hold harmless the directors, officers, employees and agents of the Company and its subsidiaries to the fullest extent permitted under applicable law and the certificate of incorporation and bylaws of the Company and the charter and bylaws of North Federal with respect to claims arising from facts or events occurring prior to completion of the merger. Diamond also is required to advance expenses to the fullest extent permitted by law to any individual having a right of indemnification. Diamond also has agreed, for a period of at least three years after completion of the merger, to maintain officers' and directors' liability insurance to reimburse persons currently covered by the Company officers' and directors' liability insurance policy with respect to claims arising from facts or events occurring prior to completion of the merger. The terms of the insurance are to be at least as favorable as the current the Company policy; however, Diamond is not required to expend in the aggregate during the coverage period more than an amount equal to 150% of the annual premium most recently paid by the Company. If Diamond is unable to maintain or obtain the insurance required, Diamond must use its reasonable best efforts to obtain as much comparable insurance as is available for the amount specified, which may be in the form of tail coverage, or may request the Company to obtain tail coverage at its expense prior to completion of the merger

Regulatory Approvals

         Consummation of the merger is subject to the prior approval of the Office of Thrift Supervision, including an approval of: (i) the creation of an interim subsidiary by Diamond; (ii) the merger of the Company and Diamond's interim subsidiary; and (iii) Diamond's ownership of North Federal. Diamond has filed all the required applications with the Office of Thrift Supervision, and these applications have been accepted for review.

         In reviewing these applications, the Office of Thrift Supervision must consider a number of factors, including the financial and managerial resources and future prospects of the Company and Diamond, separately and on a combined basis. It also must consider the impact of the merger on the convenience and needs of the communities served by the Company. The Office of Thrift Supervision may not approve the merger if it will result in a monopoly or have a prohibited anti-competitive effect. For a period of 15 to 30 days after receipt of Office of Thrift Supervision approval, the United States Department of Justice may object to the merger under the federal antitrust laws. While the Company believes that the likelihood of a Department of Justice objection is remote in this case, there can be no assurances that the Department of Justice will not seek to block the merger nor any assurances as to the outcome of such a challenge.

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         The merger cannot proceed without the requisite regulatory approvals. See "- Other Terms of the Merger -- Conditions to Completing the Merger." There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any such approval. The Company is not aware of any other regulatory approvals that would be required for consummation of the merger.

         Any approval of the applications by the Office of Thrift Supervision merely implies the satisfaction of regulatory criteria for approval. It does not include a review of the merger from the standpoint of the adequacy of the Merger Consideration. Furthermore, regulatory approvals do not constitute an endorsement of or a recommendation in favor of the merger.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

Engagement of KBW

         KBW has acted as financial advisor to the Company in connection with the Company's consideration of a possible merger transaction with a third party and to render an opinion with respect to the fairness from a financial point of view of the consideration to be received by the stockholders of the Company. KBW was selected to act as the Company's financial advisor based upon its qualifications, expertise and reputation. KBW is a nationally recognized investment banking firm. As part of its investment banking business, KBW is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, the Company. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, equity securities of the Company for KBW's own account and for the accounts of its customers.

         As the Company's financial advisor, KBW assisted the Company in finding and evaluating potential acquirors, in analyzing Diamond's proposal and negotiating certain terms of the merger included in the Agreement. In connection with KBW's engagement, the Company asked KBW to evaluate the fairness of the Merger Consideration to the Company's stockholders from a financial point of view. On April 8, 2004 KBW delivered its written fairness opinion to the Company's board of directors that, as of April 8, 2004, and based upon and subject to various matters set forth in that opinion, the Merger Consideration was fair to the Company's stockholders from a financial point of view. Subsequently, on April 9, 2004, the merger was announced. In rendering KBW's advice and opinion, no limitations were imposed by the Company upon KBW with respect to the investigations made or procedures followed by it in rendering its opinion.

Fairness Opinion

         With KBW's consent, the full text of the April 8, 2004 opinion of KBW, which sets forth a description of the procedures followed, assumptions made, matters considered and limits on the review undertaken in connection with such opinion, is attached to this document as Appendix B and is incorporated into this proxy statement by reference. Stockholders are urged to read the opinion in its entirety. KBW's opinion is directed to the Company's board of directors

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and relates only to the fairness of the consideration provided in the merger agreement from a financial point of view and does not address any other aspect of the proposed merger or any related transaction, and does not constitute a recommendation to any stockholder as to how such a stockholder should vote with respect to the merger or any other matter. The following summary of the opinion is qualified in its entirety by reference to the full text of the opinion. This summary does not purport to be a complete description of the analysis performed by KBW and should not be construed independent of the other information considered by KBW in rendering its opinion. Selecting portions of KBW's analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors, could create an incomplete or potentially misleading view of the evaluation process.

         In rendering its opinion, KBW reviewed, analyzed and relied upon the following material relating to the financial and operating condition of the Company and Diamond:

  a draft of the Agreement;

  annual reports to stockholders and annual reports on Form 10-KSB of the Company for the three years ended December 31, 2003;

  recent quarterly reports on Form 10-QSB of the Company;

  other financial information concerning the businesses and operations of the Company and Diamond furnished to KBW by the Company and Diamond for the purpose of KBW's analysis;

  publicly available information concerning the trading of, and the trading market for, the common stock of the Company;

  publicly available information with respect to publicly traded companies and the nature and terms of certain other transactions that KBW considered relevant to its inquiry; and

  other related information of the Company and Diamond furnished to KBW by the Company and Diamond for the purpose of KBW's analysis;

         KBW also held discussions with the respective senior management, principals and advisors to the Company and Diamond concerning their past and current operations, financial condition, prospects and regulatory relationships. KBW also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of financial institutions, including banks, bank holding companies, thrifts and other financial services companies generally. KBW's opinion was based upon conditions as they existed on the date of the opinion and could only be evaluated on the date thereof. In addition, the opinion was based upon information made available to KBW through the date thereof.

         The analyses performed by KBW are not necessarily indicative of actual value or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

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         In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and KBW did not attempt to verify such information independently. KBW relied upon the management of the Company as to the reasonableness and achievability of the financial and operating forecasts (the assumptions and basis therefore) provided to KBW, and assumed that such forecasts reflected the best available estimates and judgments of such management and that such forecasts would be realized in the amounts and in the time periods estimated by management. KBW also assumed, without independent verification, that the aggregate allowances for loan losses for the Company are adequate to cover such losses. KBW did not make or obtain any evaluations or appraisals of the property of the Company and Diamond, nor did KBW examine any individual loan credit files.

         For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

  the merger will be completed substantially in accordance with the terms set forth in the Agreement;

  the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct;

  each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

  all conditions to the completion of the merger will be satisfied without any waivers; and

  in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements or amendments or modifications will be imposed that will have a material adverse effect on the future results of operations or financial condition of the Company, Diamond or the combined entity, as the case may be, or the contemplated benefits of the merger.

         The following summary contains the material financial analyses employed by KBW in connection with providing its opinion, including a selected peer group analysis for the Company, selected merger transactions comparison, discounted cash flow analysis and summaries relating to the consideration structure and transaction overview. For purposes of these analyses, the financial information used by KBW for the Company and their comparable companies was as of, and for the quarter and twelve months ended December 31, 2003 and market price information was as of April 6, 2004, unless otherwise noted. This summary does not purport to be a complete description of all analyses employed by KBW.

Summary of Marketing Efforts

         In rendering its opinion, KBW considered the results from contacting several interested financial institutions about a potential strategic alliance with the Company. During this process, the following steps were taken by KBW to solicit potential interest in a strategic alliance with the Company:

  Thirty potential acquirors were contacted regarding a potential strategic partnership with the Company;

  Seventeen potential acquirors executed confidentiality agreements and received a confidential information memorandum; and

  Seven potential acquirors conveyed a non-binding indication of interest in the Company.

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         Though no assurance can be given that all potential strategic partners were identified and contacted during this process, KBW believes the marketing efforts support the Merger Consideration being fair from a financial point of view, as of the date of its fairness opinion.

         The following is a summary of the material financial analyses KBW employed and summarized for the Company's board of directors in connection with its evaluation of the merger and KBW fairness opinion.

Transaction Overview

         In providing an overview of the merger, KBW noted that each share of common stock of the Company would be valued at $22.75 or an implied total consideration of $26.4 million (based on the Company's December 31, 2003 common shares outstanding of 1,144,695 and an additional 16,047 shares representing 35,002 options based on the treasury method). As of March 25, 2004, the principals of Diamond owned 111,171 of the common shares of the Company and planned to contribute those shares to Diamond Bancorp.

         KBW calculated the following multiples:

Transaction Multiples (data as of 12/31/2003)

Premium/Market Price	61%	(1)
Price/2003 EPS ($0.32)	71.1x
Price/Book Value ($11.79)	193%
Price/Tangible Book Value ($11.79)	193%
Price/Deposits	29.0%
Price/Core Deposits	35.1%
Tangible Premium/Core Deposits	17.2%
____________ (1) Based on the Company's stock price as of March 24, 2004.

         Select Peer Group Analysis. KBW compared the financial and market performances of the Company to a peer group. KBW reviewed various financial measures, including earnings performance, operating efficiency, capital adequacy and asset quality, and various measures of market performance, including: price to last twelve months operating earnings, price to book values, price to tangible book values and dividend yield. KBW uses these measurements to determine relative value of the respected companies within the financial services industry.

         The set of comparable companies selected as peers of the Company was comprised of 13 Midwestern thrifts with total assets between $100 million and $300 million. These companies are listed as follows, along with the state in which each is headquartered:

Park Bancorp, Inc. (IL)	Logansport Financial Corp. (IN)
Union Community Bancorp (IN)	Midland Capital Holdings (IL)
FFW Corporation (IN)	City Savings Financial Corp. (IN)
HFS Bank, FSB (IN)	AMB Financial Corp. (IN)
Northeast Indiana Bancorp, Inc. (IN)	Allied First Bancorp, Inc. (IL)
Blue River Bancshares, Inc. (IN)	East Side Financial (IL)
Great American Bancorp, Inc. (IL)

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         The following table compares various financial condition measures of the Company to its peer group:

Financial Performance and Condition Measures	NBSI	Peer Group Median

Operating Return on Average Assets(1)	0.26%	0.73%
Operating Return on Average Equity(1)	2.55	7.45
Net Interest Margin	2.70	3.12
Efficiency Ratio	83.52	65.25
Tangible Equity/Tangible Assets	10.09	9.20
Equity/Assets	10.09	9.57
Core Capital/Tangible Assets	9.77	8.78
Tier 1 Ratio	15.29	14.10
Total Capital Ratio	15.70	15.00
Loan Loss Reserves/Total Net Charge Offs(2)	NM	138.83
Net Charge Offs/Average Loans	0.00	0.03

Note: Data as of three months ended 12/31/2003.

(1)	Net income before extraordinary items less the after-tax portion of gain on sale of investment securities and non-recurring items. Assumes a 35% tax rate. Quarterly net income annualized.

(2)	The Company had no charge-offs in this period.

         KBW also compared the market performance ratios of the Company's peer group on April 8, 2004 to the Company's market ratios on March 24, 2004 (prior to the public announcement of the Company's sale process).

Market Performance Ratio	NBSI	Peer Group Median

Price to:
Last 12 Months Operating Earnings Per Share	50.57x	14.94x
Book Value Per Share	1.20	1.19
Tangible Book Value Per Share	1.20	1.19
Dividend Yield	2.26	1.96

         Analysis of Recent Comparable Acquisitions. KBW analyzed two groups of select bank and thrift merger transactions--a Midwest thrift transaction group and an Illinois transaction group. The analysis compared the announced acquisition price of these transactions relative to the last twelve months earnings, stated book value, stated tangible book value, deposits and core deposits. The information analyzed was compiled by KBW from internal sources as well as from a data firm that monitors and publishes transaction summaries and descriptions of mergers and acquisitions in the financial services industry.

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         The Midwest thrift transaction group included 16 thrift acquisitions with transaction values ranging from $10 million to $50 million, in which the thrift acquiree was located in the Midwest and with assets ranging from approximately $50 million to $500 million announced between January 1, 2001 and April 6, 2004.

Midwest Thrift Transactions

Acquiror	Thrift Acquiree
Liberty Bancshares, Inc. (IA)*	StateFed Financial (IA)
Landmark Bancorp, Inc. (KS)	First Kansas Financial (KS)
Monarch Community Bancorp (MI)*	MSB Financial, Inc. (MI)
Bourbon Bancshares, Inc. (KY)	Kentucky First Bancorp (KY)
NS&L Acquisition Corp. (MO)	NS&L Bancorp, Inc. (MO)
Standard Bancshares Inc. (IL)	Security Financial Bancorp (IN)
Classic Bancshares Inc. (KY)	First Federal Financial (OH)
Midwest Banc Holdings Inc. (IL)	Big Foot Financial (IL)
National Bancshares (OH)	Peoples Financial Corporation (OH)
United Community Financial (OH)*	Potters Financial Corporation (OH)
Union Community Bancorp (IN)*	Montgomery Financial (IN)
Anchor BanCorp Wisconsin (WI)*	Ledger Capital Corp. (WI)
Polish National Alliance (IL)	PS Financial, Inc. (IL)
Camco Financial (OH)*	Columbia Financial of Kentucky (KY)
Chemical Financial (MI)	Bank West Financial (MI)
MB Financial, Inc. (IL)	FSL Holdings, Inc. (IL)

*Indicates thrift institution.

         The Illinois transaction group included 14 bank and thrift acquisitions in which the acquiree was located in the state of Illinois and with assets ranging from approximately $100 million to $350 million announced between January 1, 2001 and April 6, 2004.

Select Illinois Transactions

Acquiror	Acquiree
First Busey Corporation (IL)	First Capital Bankshares, Inc. (Peoria)
BMO Financial Group (Canada)	Lakeland Financial Corporation (Round Lake)
Northern States Financial (IL)	Round Lake Bankcorp (Round Lake)
Wintrust Financial (IL)	Advantage National Bancorp (Elk Grove)
Standard Bancshares Inc. (IL)	East Side Bancorporation, Inc. (Chicago)
Midwest Banc Holdings Inc. (IL)	Big Foot Financial Corporation (Long Grove)*
Metropolitan Bank Group (IL)	Firstcom Bancorp, Inc. (Chicago)
Central Bancshares, Inc. (IA)	Marquette Bank Illinois (Galesburg)
MB Financial, Inc. (IL)	First Lincolnwood Corporation (Lincolnwood)
First Banks Inc. (MO)	Plains Financial Corporation (Des Plaines)
First Banks Inc. (MO)	Union Financial Group Ltd (Swansea)
MAF Bancorp, Inc. (IL)*	Mid Town Bancorp, Inc. (Chicago)
Polish National Alliance (IL)	PS Financial, Inc. (Chicago)*
MB Financial, Inc. (IL)	FSL Holdings, Inc. (South Holland)*

*Indicates thrift institution.

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         The following table compares information by KBW with respect to the selected transactions and transaction multiples as of their announcement dates. For purposes of this analysis, transaction multiples from the Diamond/Company merger were derived from the $22.75 per Company share transaction price for the Company and from other financial data primarily determined as of December 31, 2003.

	Diamond/ Company		Midwest Thrift Median	Illinois Median
Transaction Price to:
Last 12 Months Earnings Per Share	71.1x		21.7x	19.8x
Book Value Per Share	193%		124%	180%
Tangible Book Value Per Share	193%		124%	184%
Deposits	29.03%		23.38%	22.11%
Tangible Premium/Core Deposits	17.17%		6.34%	9.30%
Premium/Stock Price (30 Days Prior to Announcement)	62.73%	(1)	27.76%	24.67%
____________
(1) As of February 24, 2004.

         KBW considered the information derived from these comparable groups to be statistically significant for the purposes of comparison, based on the above criteria producing 30 transactions with reported pricing metrics in the comparable groups. KBW viewed the six resulting metrics from the comparable transaction groups on a median basis, as the key metrics used to evaluate the fairness, from a financial point of view, of the transaction.

         No company or transaction used as a comparison in the above analysis is identical to the Company or the merger. Accordingly, a review of these results is not solely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and transactions examined.

         Discounted Cash Flow and Terminal Value Analysis. KBW estimated the present value of the Company's common stock based on continued independence and control sale scenarios by calculating the present value of the Company's projected cash flows. KBW's analysis assumes that excess capital above an 8.0% tangible equity/tangible assets ratio represents free cash flow available for dividends. For purposes of this analysis, KBW applied discount rates ranging from 9% to 15%. KBW relied on financial projections provided by the Company's management and assumed terminal values of 14 to 18 times projected forward earnings for the continued independence scenario and 20 to 28 times forward earnings for the control sale scenario. The analysis resulted in values ranging from $9.17 to $14.15 per Company share for the continued independence sale scenario and $12.22 to $20.80 per Company share for the control sale scenario.

         KBW stated that the discounted cash flow present value analysis is widely used valuation methodology, but noted that it relies on numerous assumptions including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Company common stock.

         In January 2004, the Company executed an engagement letter with KBW relating to the services to be provided by KBW in connection with the merger. KBW received a cash fee of $25,000 (the "Engagement Fee") at the time the letter was executed. Under that engagement letter, KBW will receive a fee (the "Contingent Fee") of approximately 1.25% of the aggregate consideration to be paid to Company stockholders, based on all outstanding shares of and options for the Company's common stock, or approximately $330,000 for services rendered for the Company in connection with the

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merger. In addition, the Company has paid KBW a fee of $50,000 concurrently with the delivery of KBW's fairness opinion respecting the Merger Consideration. The Engagement Fee paid prior to the Contingent Fee payment will be credited against the Contingent Fee. The Company also has agreed to reimburse KBW for certain reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify KBW and KBW's affiliates and their respective directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liability under the federal securities laws. Prior to entering into the engagement letter with the Company, KBW had not been paid any fees for services to the Company during the preceding two full fiscal years.

MATERIAL TAX CONSEQUENCES TO STOCKHOLDERS OF THE COMPANY

         The following is a discussion of the material federal income tax consequences of the merger to stockholders of the Company. The discussion is based upon the Internal Revenue Code of 1986 (the "Code"), Treasury Regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that a stockholder's shares of the Company's common stock are generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to any stockholders subject to special rules.

         The receipt of the Merger Consideration for shares of the Company's common stock in connection with the merger will be a taxable transaction for federal income tax purposes to stockholders receiving such consideration. It may be a taxable transaction for state, local and foreign tax purposes as well. Each stockholder receiving the Merger Consideration will recognize a gain or loss measured by the difference between the tax basis for the shares of the Company's common stock owned by each stockholder at the time of the merger and the amount of cash received as the Merger Consideration for those shares. Payments should be included in the calculation of income in the year received. The resulting gain or loss will be a capital gain or loss, if the Company's common stock is a capital asset.

         The cash paid as Merger Consideration to the Company's stockholders in exchange for the Company's common stock pursuant to the merger generally will be subject to "backup withholding" for federal income tax purposes, unless certain requirements are met. Under federal law, the third-party paying agent must withhold 28% of the cash payments to holders of Company common stock to whom backup withholding applies (assuming the payments are made in 2004), and the federal income tax liability of these persons will be reduced by the amount that is withheld. To avoid backup withholding, a holder of Company common stock must provide the third-party paying agent with the holder's taxpayer identification number and complete a Form W-9 Request for Taxpayer Identification Number and Certification in which the holder certifies that he, she or it has not been notified by the Internal Revenue Service that he, she or it is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her social security number. The Form W-9 will be provided with the letter of transmittal to be forwarded by Diamond, which will request that the Company's stockholders surrender their shares. To avoid backup withholding, a stockholder must complete that Form W-9 and mail it, along with the letter of transmittal, as instructed therein.

         Neither Diamond nor the Company has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to the Company's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to the Company's stockholders with respect to any of the tax effects of the merger to stockholders.

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THE ABOVE SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. IN ADDITION TO THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE, CONSUMMATION OF THE MERGER MAY HAVE SIGNIFICANT STATE AND LOCAL INCOME TAX CONSEQUENCES THAT ARE NOT DISCUSSED IN THIS PROXY STATEMENT. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO THE EFFECT OF YOUR PARTICULAR FACTS AND CIRCUMSTANCES ON THE MATTERS DISCUSSED IN THIS PROXY STATEMENT.

STOCKHOLDER APPRAISAL RIGHT

Section 262 of the Delaware General Corporation Law entitles any stockholder of the Company who objects to the merger and who follows the prescribed procedures to receive cash equal to the "fair value" of such stockholder's shares of the Company's common stock in lieu of receiving the Merger Consideration. Set forth below is a summary of the procedures relating to the exercise of such appraisal rights. This summary does not purport to be a complete statement of the appraisal rights and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, which is reproduced in full and attached as Appendix C to this proxy statement. The delivery of this proxy statement with Appendix C constitutes the Company's notice of these appraisal rights required to be provided in Section 262.

         Any record stockholder of the Company is entitled to dissent from the merger and exercise an appraisal right under Section 262 of the Delaware General Corporation Law, pursuant to which a stockholder may demand that the fair value of that stockholder's shares be judicially determined and paid for in cash by Diamond. A copy of Section 262 of the Delaware General Corporation Law is attached as Appendix C hereto. Any stockholder contemplating the exercise of appraisal rights is urged to carefully review the provisions of Section 262, particularly with respect to the procedural steps required to exercise such rights. Appraisal rights may be lost if the procedural requirements of Section 262 are not followed exactly. If appraisal rights are lost, a Company stockholder will receive the Merger Consideration to be received pursuant to the Agreement.

         The following is a brief summary of the statutory procedures to be followed by any Company stockholder in order to perfect these appraisal rights under Delaware law. This summary is not intended to be complete and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law.

         To dissent from the merger and demand an appraisal, a Company stockholder must satisfy the following conditions:

  deliver a written demand for appraisal to the Company before the vote on the adoption of the Agreement;

  not vote in favor of the Agreement (the return of a signed proxy that does not specify a vote against the Agreement or a direction to abstain, will constitute a waiver of the stockholder's right of appraisal); and

  continuously hold the shares of the Company's common stock from the date of the making of the demand through the time the merger is completed.

         If a Company stockholder fails to comply with any of these conditions, and the merger becomes effective, that stockholder will be entitled to receive only the Merger Consideration provided for in the Agreement. Failure by a Company stockholder to vote on the Agreement will not constitute a waiver of this appraisal right. Voting against the Agreement will not satisfy the requirement of a written demand for an appraisal.

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         All written demands for appraisal should be addressed to: North Bancshares, Inc., 100 West North Avenue, Chicago, Illinois 60610-1399, Attention: Joseph A. Graber, President and Chief Executive Officer, before the vote concerning the Agreement at the Meeting. These written demands should be executed by, or on behalf of, the holder of record. The written demand should reasonably inform the Company of the identity of the dissenting stockholder and of that stockholder's intent to demand an appraisal of his, her or its shares of the Company's common stock. If any shares of the Company's common stock are owned of record in a fiduciary capacity, as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If any shares of the Company's common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he, she or it is acting as agent for the record owner. A record owner, such as a broker, who holds shares of the Company's common stock as a nominee for others may exercise rights of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of the Company's common stock in the name of such record owner.

         Within 10 days after the merger, Diamond must give written notice that the merger has become effective to each former holder of the Company's common stock who filed a written demand for appraisal and did not vote in favor of the Agreement. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of that notice, demand in writing from Diamond (or the Company if it is not yet liquidated) the appraisal of the stockholder's shares of the Company's common stock. Within 120 days after the completion of the merger, either Diamond (or the Company if it is not yet liquidated) or any Company stockholder who has complied with Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of the Company's common stock held by all stockholders entitled to appraisal of their shares. It is currently expected that Diamond will not file such a petition. Because Diamond has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder's previous written demand for appraisal.

         If a petition for appraisal is duly filed by a Company stockholder and a copy is delivered to Diamond, Diamond will then be obligated within 20 days of receipt of such copy to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreement as to the value of such shares has not been reached. After notice to such stockholders, the Court of Chancery is empowered to conduct a hearing to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights.

         The Court of Chancery will then appraise the shares of the Company's common stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger. When the value is determined, the Court will direct the payment by Diamond of such value, with interest thereon, simple or compound, if the Court so determines, to the stockholders entitled to receive the amount.

         Stockholders of the Company who are considering seeking an appraisal should bear in mind that the fair value of their shares of the Company's common stock determined under Section 262 could be more than, the same as or less than the consideration they are to receive pursuant to the Agreement if they do not seek appraisal of their shares.

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         Costs of the appraisal proceeding may be assessed against the stockholder by the court as the court deems equitable in the circumstances.

         Any Company stockholder who has duly demanded an appraisal of his, her or its shares in compliance with Section 262 will not be entitled to vote those shares of Company common stock after the effective time of the merger, or be entitled to the payment of dividends or other distributions on those shares of the Company's common stock (except dividends or other distributions payable to holders of record or shares of our common stock as of a record date, which is prior to the effective time of the merger). If any stockholder who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, the shares of Company common stock of the holder will be deemed to have been converted, at the effective time of the merger, into the right to receive the Merger Consideration. A stockholder may withdraw a demand for appraisal by delivering to the Company or the surviving corporation a written withdrawal of the demand for appraisal and an acceptance of the merger except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the surviving corporation's written approval. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery.

         Failure to comply strictly with these procedures will cause the stockholder to lose his, her or its appraisal right. Consequently, any Company stockholder who desires to exercise these appraisal rights is urged to consult a legal advisor before attempting to exercise this right.

         It is a condition to Diamond's obligation to close the merger that the holders of less than 10% of the outstanding shares of Company common stock have perfected appraisal rights.

BUSINESS AND FINANCIAL STATEMENTS OF THE COMPANY

         The Company was organized as a Delaware corporation in 1993 to be the holding company for North Federal in connection with its conversion from the mutual to stock form of ownership. The Company owns all of the outstanding shares of stock of North Federal. The Company is subject to regulation by the Office of Thrift Supervision. Since its formation, the Company's principal activity has been to direct and continue the business of North Federal. At March 31, 2004, the Company had $133.3 million in assets and $13.6 million in stockholders' equity (or 10.2% of total assets on that date).

         North Federal is a federally chartered savings association headquartered in Chicago, Illinois. It is regulated by the Office of Thrift Supervision, and its deposits are insured by the FDIC. The principal business of North Federal is to attract retail deposits from the general public and invest these funds in residential mortgages and certain other types of loans to persons in the community it serves. North Federal operates from one office in Chicago, Illinois and a branch in Wilmette, Illinois.

         A copy of the Company's Form 10-KSB for the year ended December 31, 2003 is attached as Appendix D and is incorporated in this proxy statement by reference. The Form 10-KSB includes the Company's consolidated statements of financial condition at December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years ended December 31, 2003, 2002 and 2001. The independent auditor's report on the Company's December 31, 2003 consolidated financial statements is included in the Form 10-KSB.

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         A copy of the Company's Form 10-QSB for the quarter ended March 31, 2004 is attached as Appendix E and is incorporated herein by reference. The Form 10-QSB includes the Company's unaudited consolidated statements of financial condition at March 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the quarters then ended.

         You may obtain a copy of the Form 10-KSB and 10-QSB attached to this proxy statement and the other annual, quarterly and current reports, proxy statements and other information filed by the Company with the Securities and Exchange Commission from the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington DC (call 1-(800) SEC-0330 for more information) or on the Securities and Exchange Commission's website at www.sec.gov under "Filings and Forms (EDGAR)."

BUSINESS AND FINANCIAL STATEMENTS OF DIAMOND

         Diamond is a wholly-owned subsidiary of Northbrook Investments, LLC, an Illinois limited liability company and 9.71% shareholder of the Company. The principals of Diamond have over 75 years experience in the financial services industry, including banking, insurance, brokerage and money management.

         Diamond has represented to the Company in the Agreement that it will have sufficient funds to pay the aggregate Merger Consideration when the merger is closed. All information contained in this proxy statement with respect to Diamond has been supplied by Diamond for inclusion in this proxy statement and has not been independently verified by the Company.

STOCKHOLDER PROPOSALS

         The Company will hold an annual meeting next year, only if the merger is not completed. In order to be eligible for inclusion in the Company's proxy materials for that annual meeting, a stockholder proposal to take action at such meeting must be received by the Company at 100 West North Avenue, Chicago, Illinois 60610-1399, no later than November 22, 2004. Any proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. Otherwise, any stockholder proposal to take action at that meeting must be received by the Company at 100 West North Avenue, Chicago, Illinois 60610-1399 by January 23, 2005; provided, however, that in the event that the date of the annual meeting is held before April 3, 2005, or after June 22, 2005, the stockholder proposal must be received not later than the close of business on the later of the 90th day prior to that annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All stockholder proposals must also comply with the Company's by-laws and Delaware law.

OTHER MATTERS

         Other than as described in this proxy statement, no business is scheduled to be transacted at the Meeting.

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APPENDIX A

AGREEMENT AND PLAN OF MERGER dated as of April 8, 2004 by and among NORTH BANCSHARES, INC. and DIAMOND BANCORP, INC. and NORTH BANCSHARES ACQUISITION CORP. II

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ii
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iii
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            AGREEMENT AND PLAN OF MERGER dated as of April 8, 2004 (this "Agreement") by and between North Bancshares, Inc. ("Seller"), Diamond Bancorp, Inc. ("Purchaser") and North Bancshares Acquisition Corp. II ("Merger Sub").

RECITALS

            A.    Seller. Seller is a Delaware corporation, having its principal place of business in Chicago, Illinois.

            B.    Purchaser. Purchaser is a Nevada corporation.

            C.     Merger Sub. Merger Sub is a Delaware corporation, which is a wholly-owned, transitory subsidiary of Purchaser formed for the sole purpose of facilitating the Merger (as such term is hereinafter defined).

            D.    Support Agreements. As a material inducement to the willingness of each of Seller and Purchaser to enter into this Agreement, each of the directors of Seller and North FSB ("Seller Bank"), as well as each of Northbrook Investments LLC, David Hokin and Rob Rubin, has entered into a support agreement with Seller and Purchaser (a "Support Agreement") on the date hereof, in the form of Exhibit A.

            E.    Deposit. As a further material inducement to the willingness of Seller to enter into this Agreement, Purchaser has tendered to Seller Two Million Dollars ($2,000,000), by wire transfer of immediately available funds (the "Deposit"). The Deposit shall be invested by Seller in a money market account at Seller Bank and interest earned thereon shall be remitted to Purchaser monthly. Purchaser shall report all interest earned on the Deposit for federal and state income tax reporting purposes. The Deposit shall be returned to Purchaser, forfeited in favor of Seller or tendered by Seller to the Exchange Agent (as such term is hereinafter defined) as provided in this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the Parties (as such term is hereinafter defined) agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

            1.01    Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

            "Agreement" means this Agreement, as amended or modified from time to time in accordance with the terms of this Agreement.

            "Alternative Proposal" means any proposal to engage in, or a public announcement to engage in, or a filing with any Governmental Authority with respect to, any merger or consolidation with, purchase or lease of substantially all assets of, purchase of securities

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representing more than 50% of the voting power of, or any similar transaction involving, Seller or Seller Bank, but specifically excluding the transactions contemplated by this Agreement.

            "Certificates" means any certificate which immediately prior to the Effective Time represented shares of Seller Common Stock.

            "Certificate of Merger" means the certificate of merger to be filed with the Secretary of State of Delaware with respect to the Merger.

            "Change in Recommendation" has the meaning set forth in Section 6.02(a).

            "Chosen Court" has the meaning set forth in Section 9.07(b).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Competing Acquisition Agreement" has the meaning set forth in Section 6.02(c).

            "CRA" means the Community Reinvestment Act.

            "Deposit" has the meaning set forth in the Recitals to this Agreement.

            "DGCL" means the Delaware General Corporation Law.

            "Dissenting Shares" means any shares of Seller Common Stock whose holder becomes entitled to fair value of such shares under the DGCL.

            "DOJ" means the Department of Justice of the United States of America.

            "Effective Date" means the date on which the Effective Time occurs.

            "Effective Time" means the time of the filing of the Certificate of Merger, or such later time as may be specified in the Certificate of Merger.

            "Environmental Claim" means any written notice from any Governmental Authority or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources, damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

            "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Authority relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (b) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of

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Environmental Concern. The term Environmental Law includes (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §1101, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Agent" means LaSalle National Bank, a National Association or such other financial institution mutually agreed upon Seller and Purchaser.

            "Excluded Shares" means shares of Seller Common Stock contributed by the stockholders of Purchaser to Purchaser prior to the Effective Time which are owned by Purchaser at the Effective Time.

            "FDIC" means the Federal Deposit Insurance Corporation.

            "FHLB" means the Federal Home Loan Bank of Chicago.

            "GAAP" means generally accepted accounting principles consistently applied with the prior practices of Seller.

            "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality including any Regulatory Authority.

            "HOLA" means the Home Owner's Loan Act, as amended.

            "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

            "Independent Expert" has the meaning set forth in Section 8.01(e).

            "Insiders" has the meaning set forth in Section 4.18.

            "Insurance Amount" has the meaning set forth in Section 6.08(a).

            "Intellectual Property" has the meaning set forth in Section 4.26.

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            "IRS" means the Internal Revenue Service.

            "Lien" means any charge, mortgage, pledge, security interest, easement, restriction, claim, lien, encumbrance, or rights of others.

            "MAE Qualification" shall mean except for any failures, non-compliances, facts, events or circumstances, which when aggregated with all other failures, non-compliances, facts, events or circumstances, would not have a Material Adverse Effect on Seller.

            "Material Adverse Effect" means, any effect that (i) is material and adverse to the financial position, results of operations, business, or operations of Seller and its Subsidiaries taken as a whole or (ii) would materially impair the ability of Seller to perform its obligations under this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift and similar laws of general applicability to thrift institutions or their holding companies or subsidiaries generally or interpretations thereof by Governmental Authorities, or other changes affecting thrift institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates (but this exception shall not apply to any events or circumstances relating solely to the credit quality of loans and/or investments), (b) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) changes in GAAP or regulatory accounting requirements applicable to thrifts or their holding companies or subsidiaries generally, (d) changes resulting from transaction expenses, including legal, accounting and investment bankers' fees incurred in connection with this Agreement, (e) actions or omissions of Seller or any of its Subsidiaries taken with the prior written consent of Purchaser or as permitted by this Agreement, (f) the payment of any amounts due to, or the provision of any other benefits to, any directors, officers or employees of Seller and its Subsidiaries under employment contracts, employee benefit plans, severance agreements or other arrangements in existence as of the date hereof as Previously Disclosed, and (g) any adjustments pursuant to FAS 115.

            "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products and any other materials regulated under Environmental Laws.

            "Merger" has the meaning set forth in Section 2.01.

            "Merger Consideration" has the meaning set forth in Section 2.03(a).

            "Merger Sub" has the meaning set forth in the preamble to this Agreement.

            "OTS" means the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

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            "Parties" means Seller, Purchaser and Merger Sub.

            "Party" means any of Seller, Purchaser or Merger Sub.

            "Person" means any individual, bank, corporation, partnership, joint venture, limited liability company, association, joint-stock company, business trust or unincorporated organization.

            "Previously Disclosed" means disclosed in a written disclosure schedule delivered on or prior to the date hereof by the disclosing Party to the other Party and describing in reasonable detail the matters contained therein. The disclosing Party shall use reasonable efforts to specifically refer to the appropriate section of this Agreement (which may be made by incorporation by reference from one section to another if appropriate).

            "Proxy Statement" means the proxy statement, together with any supplements thereto, to be delivered to the stockholders of Seller in connection with the solicitation of their adoption of this Agreement.

            "Purchaser" has the meaning set forth in the preamble to this Agreement.

            "Regulatory Authority" means any Governmental Authority charged with the supervision or regulation of financial institutions (or their holding companies) including the OTS, the FDIC and the DOJ.

            "REO" means real estate acquired by an entity in foreclosure or by deed in lieu of foreclosure.

            "Representatives" means, with respect to any Person, such Person's directors, officers, employees, accountants, legal or financial advisors or any representatives of such legal or financial advisors.

            "Rights" means all warrants, options, rights, convertible securities and other awards, arrangements or commitments which obligate any Person to issue or dispose of any of its capital stock or other ownership interests.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Laws" means the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC.

            "Seller" has the meaning set forth in the preamble to this Agreement.

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            "Seller Bank" has the meaning set forth in the Recitals to this Agreement.

            "Seller Common Stock" means the common stock, par value $0.01 per share, of Seller.

            "Seller Employee Plans" means all stock option, restricted stock, employee stock purchase, ownership and stock bonus plans, pension, profit-sharing and retirement plans, severance plans, deferred compensation, consultant, bonus and group insurance contracts, arrangements and agreements, or any trust agreement (or similar arrangement) related thereto, and all other incentive, health, welfare and benefit plans and arrangements maintained for the benefit of any present or former directors, employees or consultants of Seller or any of its Subsidiaries, whether written or oral.

            "Seller Preferred Stock" means the preferred stock, par value $0.01 per share, of Seller.

            "Seller Restricted Shares" means shares of Seller Common Stock that have been awarded under Seller's RRP prior to the date of this Agreement which are outstanding and subject to risk of forfeiture.

            "Seller Stock Options" means all options to acquire shares of Seller Common Stock under Seller's Stock Option Plan or otherwise outstanding.

            "Seller's Advisor" means Keefe, Bruyette ∓ Woods, Inc.

            "Seller's Board" means the Board of Directors of Seller.

            "Seller's Defined Benefit Plan" means any qualified Seller Employee Plan constituting a "defined benefit plan" within the meaning of Section 3(35) of ERISA that is subject to Title IV of ERISA.

            "Seller's ESOP" means Seller's Employee Stock Ownership Plan.

            "Seller's Meeting" has the meaning set forth in Section 6.02(a).

            "Seller's RRP" means Seller's 1993 Management Recognition and Retention Plan.

            "Seller's Securities Documents" means all reports, forms, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws by Seller.

            "Seller's Stock Option Plan" means Seller's 1993 Stock Option and Incentive Plan.

            "Stock Option Cancellation Agreement" has the meaning set forth in Section 2.05.

            "Subsidiary" means any entity which is required to be consolidated with a Party for financial reporting purposes.

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            ''Superior Proposal'' means any bona fide written Alternative Proposal relating to which Seller's Board concludes in good faith to be more favorable from a financial point of view to its stockholders than the Merger, (1) after receiving the written advice of Seller's Advisor or such other financial advisor (who shall be a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the written advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law.

            "Support Agreement" has the meaning set forth in the Recitals to this Agreement.

            "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, medicare, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, in each case imposed by any Governmental Authority whether arising before, on or after the Effective Time.

            "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with any Governmental Authority with respect to any Tax.

            "Termination Fee" has the meaning set forth in Section 8.06.

            "Treasury Stock" means shares of Seller Common Stock held by Seller or any of its Subsidiaries other than (a) in a fiduciary capacity, (b) as a result of debts previously contracted in good faith, (c) in trust pursuant to any Seller Employee Plan, or (d) Seller Restricted Shares.

ARTICLE II
PLAN OF MERGER

            2.01    Merger. At the Effective Time, Merger Sub shall be merged with and into Seller (the "Merger"). The separate corporate existence of Merger Sub shall cease, Seller shall be the surviving corporation and Seller shall continue its corporate existence under the DGCL.

            2.02    Surviving Corporation.

                        (a)    The name of the surviving corporation shall be "North Bancshares, Inc."

                        (b)    The Certificate of Incorporation of Seller as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of Seller (as restated to parallel that of the Merger Sub), as the surviving corporation, at and after the Effective Time, until thereafter altered, amended or repealed in accordance with DGCL.

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                        (c)    The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of Seller, as the surviving corporation, at and after the Effective Time, until thereafter altered, amended or repealed in accordance with the DGCL.

                        (d)    The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of Seller, as the surviving corporation, at and after the Effective Time, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of Seller, as the surviving corporation.

            2.03    Conversion of Seller Common Stock and Related Stock Matters. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holders of capital stock of the Parties, the following shall occur:

                        (a)    each share of Seller Common Stock outstanding immediately prior to the Effective Time shall, except as provided in Section 2.04, cease to be outstanding and shall be converted into the right to receive $22.75 in cash (the "Merger Consideration");

                        (b)    each share of Treasury Stock shall be cancelled and retired without consideration or conversion;

                        (c)    each share of Purchaser capital stock outstanding immediately prior to the Effective Time shall remain an outstanding share of Purchaser capital stock at and after the Effective Time; and

                        (d)    each share of Merger Sub common stock outstanding immediately prior to the Effective Time shall be converted into and become one share of Seller Common Stock.

            2.04    Dissenting Shares/Excluded Shares/Seller Restricted Shares.

                        (a)    Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the DGCL; provided, however, that if any holder of Dissenting Shares shall forfeit such right to payment, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration from Purchaser without interest. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the DGCL.

                        (b)    Seller shall give Purchaser (i) prompt notice of any written objections to the Merger and any written demands for the payment of fair value of any shares, withdrawals of such demands, and any other instruments served upon or received by Seller pursuant to Section 262 of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the DGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Purchaser, settle or offer to settle any such demands.

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                        (c)    Excluded Shares shall not be converted into the Merger Consideration and shall remain issued and outstanding shares of Seller Common Stock at and after the Effective Time.

            2.05    Seller Stock Options. At the Effective Time, each Seller Stock Option outstanding immediately prior to the Effective Time, whether or not vested or exercisable, shall be cancelled and extinguished in consideration and exchange for a cash payment from Seller on the Effective Date to the holder or beneficiary thereof equal to the Merger Consideration for each underlying share of Seller Common Stock less the applicable option exercise price per share and multiplied by the number of shares of Seller Common Stock subject to such Seller Stock Option, less applicable federal and state Tax withholding obligations, and subject to the receipt by Seller of a cancellation agreement from the holder or beneficiary of such Seller Stock Option (the "Stock Option Cancellation Agreement"), in form and substance substantially similar to Exhibit B.

            2.06    Stockholders Rights, Stock Transfers. At the Effective Time, holders of Certificates (other than Purchaser as the holder of Certificates for Excluded Shares) shall cease to be and shall have no rights as stockholders of Seller, other than such rights as they may have under the DGCL. After the Effective Time, there shall be no transfers on the stock transfer books of Seller of Certificates and if Certificates are presented for transfer after the Effective Time (other than Certificates for Excluded Shares), they shall be delivered to the Exchange Agent or Purchaser for cancellation against delivery of the Merger Consideration. No interest shall be paid on the Merger Consideration.

            2.07    Exchange Procedures.

                        (a)    Prior to the Effective Time, Purchaser shall deliver to the Exchange Agent for the benefit of the holders of Certificates (other than the holders of Dissenting Shares and Purchaser as the holder of Excluded Shares) an amount of cash, in immediately available funds, equal to the aggregate Merger Consideration to be paid to such holders of Certificates less the Deposit. At the Effective Time, Seller shall tender the Deposit, in immediately available funds, to the Exchange Agent in satisfaction of all of its obligations to Purchaser with respect to the Deposit.

                        (b)    No later than five business days following the Effective Time, Purchaser shall cause the Exchange Agent to mail or make available to each holder of record any Certificate (other than Purchaser as the holder of Excluded Shares) a notice and letter of transmittal disclosing the effectiveness of the Merger and the procedure for exchanging Certificates for the Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

                        (c)    Each holder of any outstanding Certificate (other than holders of Dissenting Shares and Purchaser as the holder of Excluded Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be

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entitled to the Merger Consideration. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as provided in Section 2.04, evidence ownership of only the right to receive the Merger Consideration without interest.

                        (d)    The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this Section 2.07 or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent or Purchaser. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other Tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

                        (e)    Any portion of the cash delivered to the Exchange Agent by Purchaser (or the Deposit delivered by Seller) pursuant to Section 2.07(a) that remains unclaimed by the former stockholders of Seller for six months after the Effective Time shall be delivered by the Exchange Agent to Purchaser. Any stockholders of Seller who have not theretofore complied with Section 2.07(c)) shall thereafter look only to Purchaser for the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Purchaser (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any of the Parties shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Purchaser and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those Persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto.

                        (f)    The Exchange Agent or Purchaser shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

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            2.08    Additional Cash Contributions by Purchaser to Seller.

                        (a)    At the Effective Time, Purchaser shall tender a cash amount to Seller, in immediately available funds, equal to the amount that Seller is required to pay for the cancellation of Seller Restricted Shares under Section 2.04(d) and Seller Stock Options under Section 2.05 inclusive of amounts to be withheld for federal and state withholding Tax obligations.

                        (b)    At the Effective Time, Purchaser shall also make a cash equity contribution to Seller, in immediately available funds, in an amount sufficient (when such amount is contributed by Seller to Seller Bank as equity capital), if needed or required by any Regulatory Authority, to enable Seller Bank to become "well capitalized" under OTS regulations and guidelines. Upon receipt of such cash equity contribution, Seller shall immediately contribute the amount thereof to Seller Bank as a cash equity contribution.

            2.09    Effective Date. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Parties shall cause the Effective Date to occur (i) not later than the 10th business day after the last of the conditions set forth in Article VII to be satisfied prior to the Effective Date shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) on such other date to which Seller and Purchaser may agree in writing. The Parties shall take all necessary action to pre-file the Certificate of Merger to enable the Effective Time to occur on the Effective Date.

            2.10    Reservation of Right to Revise Merger. Purchaser shall have the right to revise the structure for effecting the Merger; provided, however, that Purchaser shall not have the right, without the prior written approval of the Seller's Board, and, if required, the approval of the Seller's stockholders, to make any revision to the structure of the Merger, which (a) changes the amount or kind of consideration which the Seller's stockholders are entitled to receive in the Merger, (b) adversely affects the income Tax treatment of the Merger to the Seller's stockholders, or (c) will materially delay or jeopardize the receipt of any necessary consents or approvals of any third parties or Governmental Authorities with respect to the Merger. Purchaser may exercise this right of revision by giving written notice thereof to Seller in the manner provided in Section 9.04.

ARTICLE III
 COVENANTS - ACTIONS PENDING TRANSACTION

            3.01    Covenants of Seller and its Subsidiaries to Forbear. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Purchaser (which consent under subsections (j), (n) and (r) shall not be unreasonably withheld or delayed), Seller covenants that it will not, and will cause each of its Subsidiaries not to:

                        (a)    Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to (i) preserve intact its business organization, properties, and assets and (ii) maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates.

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                        (b)    Capital Stock. (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its capital stock, other ownership interests or any Rights, or (ii) enter into any agreement with respect to the foregoing, except pursuant to the exercise of Seller Stock Options and the delivery of Seller Common Stock free from restrictions upon the vesting of Seller Restricted Shares.

                        (c)    Other Securities. Issue any other capital securities, including trust preferred or other similar securities, or other securities, debentures or subordinated notes.

                        (d)  Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend or distribution on its capital stock other than regular quarterly dividends on Seller Common Stock in the amount of $0.08 per share per quarter with record and payment dates consistent with past practice (provided if a scheduled record date occurs prior to the Effective Date with a scheduled payment date after the Effective Date, then such scheduled payment date shall occur prior to the Effective Date), and dividends from wholly-owned Subsidiaries to Seller or to another wholly owned Subsidiary of Seller or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, other ownership interests, or Rights.

                        (e)    Compensation; Employment, Etc. (i) Enter into, modify, amend, renew or terminate any employment, consulting, severance, change in control, or similar agreement or arrangement with any director, officer or employee of, or independent contractor with respect to, Seller or any of its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) other than (A) oral at will employment agreements, (B) bonuses and normal individual increases in salary to rank and file employees, in each case in the ordinary course of business consistent with past practice, (C) bonuses and increases in salary to non-rank and file employees and officers, in each case as Previously Disclosed, (D) changes that are required by applicable law or (E) prior to the Effective Date, renew or extend for an additional one year period the term of the Previously Disclosed existing employment agreement with Mr. Trofimuk consistent with past practices (subject to the fiduciary responsibility of Seller's Board and review of an increase in compensation level by the Purchaser); provided, however, that in the event of such renewal or extension pursuant to this subsection, any increase in compensation will not be taken into account for purposes of Section 8(a)(i) of Mr. Trofimuk's employment agreement and the amount of his benefit under Section 8(a)(i) of the employment agreement, to the extent applicable, shall not be more than four months; (ii) hire any new officers; (iii) promote any employee to a rank of vice president or a more senior position; or (iv) pay aggregate expenses of more than $2,500 of employees or directors to attend conventions or similar meetings after the date hereof.

                        (f)    Benefit Plans. Except as required by law, enter into, establish, adopt, modify, amend, renew, or terminate any Seller Employee Plan, or take any action to accelerate the vesting of benefits payable thereunder.

                        (g)    Dispositions. Sell, transfer, mortgage or encumber any of its assets or properties except at arms length and in the ordinary course of business consistent with past

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practice, and in the case of a sale or transfer, at fair value; or sell or transfer any of its deposit liabilities.

                        (h)    Leases or Licenses. Enter into, modify, amend or renew any lease or license relating to real or personal property or Intellectual Property other than at arms length and in the ordinary course of business consistent with past practice and involving an aggregate amount not in excess of $25,000; or permit to lapse its rights in any Intellectual Property.

                        (i)    Acquisitions. Except as permitted under Section 3.01(r) and (q), acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts contracted prior to the date hereof in good faith, in each case at arms length and in the ordinary course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any Person.

                        (j)    Loans, Loan Participations and Servicing Rights. Except as Previously Disclosed, sell or acquire, whether or not in the ordinary course of business, any loans (excluding originations), any loan participations or servicing rights.

                        (k)    Governing Documents. Amend its certificate or articles of incorporation, charter or by-laws (or similar governing documents).

                        (l)    Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or any Governmental Authority.

                        (m)    Contracts. Except to satisfy Previously Disclosed written commitments outstanding on the date hereof, enter into or terminate any material agreement or amend or modify in any material respect or renew any of its existing material agreements.

                        (n)    Claims. Except in the ordinary course of business consistent with past practice and involving an amount not in excess of $25,000 (exclusive of any amounts paid directly or reimbursed to Seller or any of its Subsidiaries under any insurance policy maintained by Seller or any of its Subsidiaries), settle any claim, action or proceeding. Notwithstanding the foregoing, no settlement shall be made if it involves a precedent for other similar claims, which in the aggregate, could be material to Seller and its Subsidiaries, taken as a whole.

                        (o)    Foreclose. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that neither Seller nor any of its Subsidiaries shall be required to obtain such a report with respect to one-to four-family, non-agricultural residential property of five acres or less unless it has reason to believe that such property contains Materials of Environmental Concern or might be in violation of or require remediation under Environmental Laws.

                        (p)    Deposit Taking and Other Bank Activities. In the case of Seller Bank (i) voluntarily make any material changes in or to its deposit mix; (ii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to

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policies consistent with past practice and competitive factors in the marketplace; (iii) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business consistent with past practice; (iv) open any new branch or deposit taking facility; or (v) close or relocate any existing branch or other facility.

                        (q)    Investments. Enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than non-callable investment securities with a projected average life of less than three years in the ordinary course of business consistent with past practice; enter into or acquire any derivatives contract or structured note; enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk.

                        (r)    Capital Expenditures. Purchase any fixed assets (by installment purchase, capital lease, synthetic lease or otherwise) where the amount paid or committed thereof is in excess of $10,000 individually or $25,000 in the aggregate, except for amounts Previously Disclosed or for emergency repairs or replacements.

                        (s)    Lending. (i) Make any material changes in its policies concerning loan underwriting or which classes of Persons may approve loans or fail to comply with such policies as Previously Disclosed; (ii) release collateral or the personal liability of any borrower under any loan or letter of credit other than (1) pursuant to contractual provisions relating thereto in existence prior to the date hereof or (2) in the case of consumer loans and owner occupied one- to-four family residential loans, in the ordinary course of business consistent with past practice; or (iii) except for commitments outstanding on the date hereof that have been Previously Disclosed, make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure, modify or provide forbearance under, any loan or line of credit (other than (A) in the case of an unsecured or partially secured consumer loan or extension of credit with full personal recourse to the borrower in a principal amount not in excess of $10,000, (B) in the case of a fully secured (in accordance with loan underwriting policies in existence on the date of this Agreement as Previously Disclosed) consumer loan or extension of credit with full personal recourse to the borrower in a principal amount not in excess of $100,000, provided the principal amount may be up to $500,000 for a home equity loan or line of credit on the principal residence of the borrower if the aggregate loan to value ratio (inclusive of all secured indebtedness on such principal residence) does not exceed 90%, (C) in the case of a letter of credit or line of credit secured by real and/or personal property which provides full personal recourse to the borrower in an amount not in excess of $500,000, (D)) in the case of a loan secured by a first mortgage on an owner occupied one-to-four family principal residence which provides full personal recourse to the borrower in a principal amount not in excess of $800,000, (E) in the case of a loan secured by a first mortgage on commercial real property which also provides full personal recourse to the borrower in a principal amount not in excess of $1,000,000, (F) in the case of a construction loan secured by a first mortgage on one-to- four family residential property units which also provides full personal recourse to the borrower in a principal amount not to exceed $800,000, and (G) in the case of a

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loan secured by a first mortgage on multi-family real property which also provides full personal recourse to the borrower in a principal amount not in excess of $1,000,000; provided in the case of subparts (A)-(G) the loan exposure to one borrower (or group of affiliated borrowers) shall not exceed $2,000,000; provided, however, that notwithstanding any other provision of this Agreement, Seller Bank may make or commit to make any new loan, issue or commit to issue any new letter of credit, make any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit in the event that (x) Seller Bank has delivered to Purchaser (to the attention of James Hubbard), a written notice of Seller Bank's intention to make such loan, letter of credit, advance or restructuring and such additional information as Purchaser may reasonably require (subject to applicable privacy restrictions) and (y) Purchaser shall not have reasonably objected to such loan, letter of credit, advance or restructuring by giving notice of such objection within three business days following the actual receipt by Purchaser's designated representative of Seller Bank's written notice of intention with respect thereto.

                        (t)    Joint Ventures and Real Estate Development Operations. Engage in any new joint venture, partnership or similar activity; make any new or additional investment in any existing joint venture or partnership, except for Previously Disclosed written commitments outstanding on the date hereof; or engage in any new real estate development or construction activity.

                        (u)    Adverse Actions. Knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of Seller's representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time (disregarding the MAE Qualification under Section 7.03(a)); (iii) any of the conditions to the Merger set forth in Article VII not being satisfied except as expressly permitted by this Agreement; or (iii) a material violation by Seller of any provision of this Agreement.

                        (v)    Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                        (w)    Indebtedness and Guaranties. Except as Previously Disclosed, incur any indebtedness for borrowed money other than advances, repurchase agreements and other borrowings from the FHLB in the ordinary course of business with a term not in excess of one year; or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the ordinary course of business and in accordance with the restrictions set forth in Sections 3.01(s).

                        (x)    Charitable Contributions. Make any charitable or similar contributions except in amounts not to exceed $1,000 individually and $5,000 in the aggregate.

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                        (y)    New Lines of Business. Develop, market or implement any new lines of business.

                        (z)    Performance of Obligations. Take any action that is likely to materially impair Seller's ability to perform any of its obligations under this Agreement.

                        (aa)    Commitments. Agree or commit to do any of the foregoing.

            3.02    Covenants of Purchaser to Forbear. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Seller, Purchaser covenants that it will not, and will cause each of its stockholders, directors and officers not to:

                        (a)    Adverse Actions. Knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of Purchaser's representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time; (ii) any of the conditions to the Merger set forth in Article VII not being satisfied except as expressly permitted by this Agreement; or (iv) a material violation by Purchaser of any provision of this Agreement;

                        (b)    Regulatory Approvals. Take or omit to take any other action that would adversely affect or delay the ability of Purchaser to obtain any required approval or consent from any Regulatory Authority or otherwise adversely affect Purchaser's ability to consummate the Merger;

                        (c)    Performance of Obligations. Take any action that is likely to materially impair Purchaser's ability to perform any of its obligations under this Agreement; or

                        (d)    Commitment. Agree or commit to do any of the foregoing.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller represents and warrants to Purchaser, except as Previously Disclosed, as follows:

            4.01    Capitalization.

                        (a)    The authorized capital stock of Seller consists of (i) 3,500,000 shares of Seller Common Stock of which, as of the date hereof, 1,144,695 are issued and outstanding (inclusive of all shares awarded under Seller's RRP that are outstanding) and 769,380 are held in treasury; and (ii) 500,000 shares of Seller Preferred Stock, of which none are issued and outstanding. All of the issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the shares of Seller Common Stock has been issued in violation of the preemptive rights of any Person. All issuances of securities by Seller have been registered under the Securities Act and state securities law requirements or were exempt from such registration requirements.

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                        (b)    Seller has 35,002 shares of Seller Common Stock reserved for issuance under Seller's Stock Option Plan for the benefit of employees and directors of Seller and its Subsidiaries, pursuant to which Seller Stock Options covering 35,002 shares of Seller Common Stock are outstanding on the date hereof with an average exercise price of $12.32 per share. The name of each holder of Seller Stock Options, together with the date of each award, the number of option shares subject to each award, the expiration date(s) thereof, and the vesting date(s) of unvested awards are Previously Disclosed. Seller has 1,600 shares of Seller Common Stock reserved for issuance under Seller's RRP for the benefit of employees and directors of Seller and its Subsidiaries, pursuant to which (i) 1,600 number of shares of Seller Common Stock have been awarded and are outstanding as of the date hereof, and (ii) no shares of Seller Common Stock have not been awarded or have been forfeited as of the date hereof. Except for 1,600 Seller Restricted Shares outstanding on the date hereof and previously forfeited awards, all shares previously awarded pursuant to Seller's RRP are fully vested and free from restrictions. The name of each holder or beneficiary of Seller Restricted Shares, together with the number of Seller Restricted Shares held by such holder (or to which the beneficiary is entitled) and the date(s) of vesting thereof are Previously Disclosed. Except as set forth above in this subsection (b), there are no Rights issued or outstanding with respect to Seller capital stock. Seller does not maintain a dividend reinvestment plan.

            4.02    Organization, Standing and Authority of Seller. Seller is a registered savings and loan holding company under the HOLA, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Seller. Seller has Previously Disclosed its Certificate of Incorporation and ByLaws.

            4.03    Seller Subsidiaries. Seller has Previously Disclosed the name and jurisdiction of incorporation of each of its Subsidiaries. Each Subsidiary of Seller is duly organized, validly existing and in good standing (except that no good standing representation is made with respect to Seller Bank) under the laws of its place of incorporation, with full power and authority to own and lease all of its properties and assets and to carry on its business, as now conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Seller. Seller has Previously Disclosed the number of issued and outstanding shares of capital stock of each of its Subsidiaries, all of which are owned by Seller or a Subsidiary of Seller free and clear of all Liens. There are no Rights issued or outstanding with respect to the capital stock of any Subsidiary of Seller. Except for the ownership of the Seller Subsidiaries, readily marketable securities and FHLB stock, neither Seller nor any of its Subsidiaries owns any equity or profit and loss interest in any other Person. Seller has Previously Disclosed the certificate or articles of incorporation, charter, and bylaws of each of its Subsidiaries.

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            4.04    Authorized and Effective Agreement.

                        (a)    Seller has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Regulatory Authorities, the expiration of applicable waiting periods, and the adoption of this Agreement by the stockholders of Seller) to perform all of its obligations hereunder. This Agreement (including the execution, delivery and performance hereof) and the Merger have been duly authorized, deemed advisable, approved and adopted by Seller's Board and no other corporate action is required in respect thereof on the part of Seller, except for the adoption of this Agreement by Seller's stockholders owning a majority of the issued and outstanding shares of Seller Common Stock. This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Purchaser and Merger Sub, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                        (b)    Neither the execution and delivery of this Agreement nor completion of the Merger or compliance by Seller or any of its Subsidiaries with any of the provisions hereof does or will (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Seller, or the certificate or articles of incorporation, charter or bylaws of any of its Subsidiaries, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of Seller or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Seller or any of its Subsidiaries is a party, or by which any of their properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Regulatory Authorities (and the expiration of applicable waiting periods) and the stockholders of Seller, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its Subsidiaries.

                        (c)    Except for (i) the filing of applications with and the approvals of applicable Regulatory Authorities relating to the Merger and Purchaser's ownership of Seller Bank, (ii) the adoption of this Agreement by stockholders of Seller owning a majority of the issued and outstanding shares of Seller Common Stock, (iii) the filing with and clearance by the SEC of the Proxy Statement and any state securities filings and clearances, and (iv) the filing of the Certificate of Merger and this Agreement (or a short form plan of merger) with the Secretary of State of Delaware, no consents or approvals of or filings or registrations with any Governmental Authority or with any third party are necessary on the part of Seller or any of its Subsidiaries or, to the knowledge of Seller, by Purchaser, in connection with the completion of the Merger.

                        (d)    As of the date hereof, Seller is not aware of any reasons relating to Seller or any of its Subsidiaries (including CRA compliance) why all consents and approvals shall not be procured from all Regulatory Authorities having jurisdiction over the Merger as shall be necessary for the completion of the Merger.

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            4.05    Securities Documents and Regulatory Reports.

                        (a)    Seller's Securities Documents filed after December 31, 1998, (i) complied in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained therein or incorporated therein by reference (including the related notes and schedules thereto) fairly presents the financial position of Seller and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements contained therein (including any notes or schedules thereto) fairly presents, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Seller and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to non-material, normal year-end audit adjustments and the absence of footnotes in the case of unaudited financial statements.

                        (b)    Seller and its Subsidiaries have duly and timely filed with all applicable Regulatory Authorities all reports required to be filed by them under applicable laws and regulations and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of applicable laws and regulations. In connection with examinations of Seller Bank since January 1, 1999 by the OTS or any other Regulatory Authority, Seller Bank was not required to correct or change any action, procedure or proceeding which Seller believes has not been corrected or changed as required. The last examination of Seller Bank by the OTS was as of December 31, 2002.

            4.06    Material Adverse Effect. Since December 31, 2003, except as set forth in Seller's Securities Documents filed prior to the date of this Agreement, (i) Seller and its Subsidiaries have conducted their businesses only in the ordinary and usual course (excluding the entering into of this Agreement and the incurrence of expenses in connection with evaluating its strategic alternatives, this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen (including material litigation) that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

            4.07    Environmental Matters.

                        (a)    Seller and its Subsidiaries are in compliance in all material respects with all Environmental Laws. Neither Seller nor any of its Subsidiaries has received during the past five years any communication alleging that it or any of its Subsidiaries is not in such compliance. To the knowledge of Seller, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

                        (b)    None of the properties currently owned or operated by Seller or any Seller Subsidiary other than REO, or to the knowledge of Seller, no REO of Seller or any Seller

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Subsidiary or any other property previously owned or operated or currently leased by Seller or any of its Subsidiaries, has been or is in violation in any material respect of or subject to liability under any Environmental Law.

                        (c)    To the knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any material liability against or obligation on the part of Seller or any of its Subsidiaries or any Person whose liability or obligation for any Environmental Claim Seller or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                        (d)    Seller nor any Seller Subsidiary (i) has conducted any environmental studies during the past five years with respect to any properties owned by it, leased by it, or securing any loans held by it or (ii) is aware of any Environmental Law violation, or remediation obligation for Materials of Environmental Concern relating to any property securing a loan held by it.

            4.08    Tax Matters.

                        (a)    Seller and its Subsidiaries have timely filed (including applicable extension periods) all Tax Returns and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all Taxes (other than immaterial amounts) in respect of the periods covered by such Tax Returns and, as of the Effective Date, will have paid, or where payment is not required to have been made will have set up an adequate reserve or accrual for the payment of, all Taxes (other than immaterial amounts) for any subsequent periods ending on or prior to the Effective Date. Neither Seller nor any of its Subsidiaries will have any material liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established. Seller and its Subsidiaries have timely and properly withheld and paid over all Taxes to the proper tax authority required to be so withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                        (b)    All Tax Returns filed by Seller or any of its Subsidiaries are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any material Taxes nor has it requested an extension of time which is currently outstanding within which to file any Tax Return. None of the Tax Returns of Seller or any of its Subsidiaries have during the past six years been audited or examined by applicable tax authorities. No deficiencies for any Taxes have been proposed, asserted or assessed (tentatively or otherwise) against Seller or any of its Subsidiaries which have not been settled and paid. There are no agreements in effect with respect to Seller or any of its Subsidiaries to extend the period of limitations for the assessment or collection of any Taxes. No audit, examination or deficiency or refund litigation with respect to any Tax Return or Taxes is pending or, to the knowledge of Seller, is threatened.

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                        (c)    Seller nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes. Neither Seller nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code as a result of the consummation of transactions occurring prior to the Effective Date or by reason of any change in accounting method (nor does Seller have any knowledge that the IRS has proposed (or will propose) any such adjustment or change of accounting method). Seller has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                        (d)    None of Seller and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Seller) or (ii) has any liability for the Taxes of any Person (other than any of Seller and its Subsidiaries) under Treasury Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise.

            4.09    Legal Proceedings. There are no actions, suits, claims or proceedings pending, or to the knowledge of Seller, any unasserted possible claim or threatened claim, against Seller or any of its Subsidiaries or against any asset, interest or right of Seller or any of its Subsidiaries, or against any officer, director or employee of Seller or any of its Subsidiaries in such capacity, involving a monetary amount in excess of $25,000 or a request for specific performance, injunctive relief or other equitable relief.

            4.10    Compliance with Laws.

                        (a)    Seller and its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to carry on their businesses as they are presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of Seller, will not be adversely affected by virtue of the completion of the Merger; and to the knowledge of Seller, no suspension or cancellation of any of the same is threatened.

                        (b)    Seller and its Subsidiaries are (i) in compliance with their respective governing documents, (ii) in compliance in all material respects with all applicable laws, ordinances, orders, rules and regulations of Governmental Authorities (including any regulatory capital requirements, truth-in-lending, usury, fair credit reporting, consumer protection, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), (iii) in compliance with all orders, writs, injunctions and decrees of any court, and (iv) in compliance with all orders, licenses and demands of Governmental Authorities. Seller Bank is not subject to any regulatory or supervisory cease and desist order, assistance agreement, other agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks issued by applicable Regulatory Authorities) and has not received any written communication requesting that it enter into any of the foregoing. Neither Seller nor Seller Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or

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requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                        (c)    To the knowledge of Seller, no investigation or review by any Governmental Authority with respect to Seller or any of its Subsidiaries is pending or threatened, nor has any Governmental Authority indicated to Seller or any of its Subsidiaries an intention to conduct the same, other than normal or routine regulatory examinations.

                        (d)    Seller Bank has a CRA rating of "satisfactory" or better.

            4.11    Seller Employee Plans.

                        (a)    Seller has Previously Disclosed a list of all Seller Employee Plans and has heretofore delivered to Purchaser accurate and complete copies of each (including amendments and agreements relating thereto) together with, in the case of qualified plans, (i) the most recent financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Authority with respect thereto, (iii) the most recent actuarial report with respect to Seller's Defined Benefit Plan, (iv) the most recent rulings and determination letters and any open requests for rulings or letters that pertain thereto, and (v) summary plan descriptions thereof.

                        (b)    None of Seller, any Seller Subsidiary, any qualified Seller Employee Plan or, to the knowledge of Seller, any fiduciary of a qualified Seller Employee Plan, has incurred any material liability to any Governmental Authority with respect to any qualified Seller Employee Plan. To the knowledge of Seller, no reportable event under Section 4043(b) of ERISA has occurred with respect to any qualified Seller Employee Plan.

                        (c)    Neither Seller nor any Seller Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

                        (d)    A favorable determination letter has been issued by the IRS with respect to each Seller Employee Plan which is intended to qualify under Section 401 of the Code to the effect that such Seller Employee Plan is qualified under Section 401 of the Code, and the trust associated with such Seller Employee Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the knowledge of Seller, is threatened to be revoked, and Seller does not know of any ground on which such revocation may be based.

                        (e)    To the knowledge of Seller, no transaction prohibited by Section 406 of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any qualified Seller Employee Plan which would result in the imposition, directly or indirectly, of an excise Tax under Section 4975 of the Code.

                        (f)    Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Date, under the terms of each Seller

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Employee Plan or ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to Seller's Defined Benefit Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to Seller's Defined Benefit Plan. The present value of all accrued benefits under Seller's Defined Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

                        (g)    Neither Seller nor any Seller Subsidiary has any obligations for retiree health and life benefits under any benefit plan other than as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

                        (h)    Each Seller Employee Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

                        (i)    There are no pending or, to the knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any Seller Employee Plan or any trust related thereto or any fiduciary thereof.

                        (j)    Neither Seller nor any Seller Subsidiary has made any payments, or is or has been a party to any agreement or any Seller Employee Plan, that could obligate it or its successor to make payments or deemed payments, that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

                        (k)    All shares of Seller Common Stock held by Seller's ESOP have been allocated to the accounts of participants therein. The loan indebtedness of Seller's ESOP has been fully paid and retired. There is no obligation upon Seller or any of its Subsidiaries to make additional contributions to Seller's ESOP.

            4.12    Certain Contracts. Neither Seller nor any of its Subsidiaries is a party to, bound or affected by, or obligated to pay benefits under (a) any agreement, indenture or other instrument relating to the borrowing of money (other than in the case of FHLB borrowings), (b) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, advisory director, officer or employee of Seller or any of its Subsidiaries, (c) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) will or may become due to any present or former director, advisory director, officer or employee of Seller or any of its Subsidiaries as a result of Seller entering into this Agreement, the adoption of this Agreement by stockholders of Seller or the consummation of the Merger (assuming for purposes hereof that such Person's employment is involuntarily terminated without cause in connection with the consummation of the Merger); (d) any agreement, arrangement or understanding (other than as provided in the certificate or articles of incorporation, charter or bylaws of Seller or its Subsidiaries) pursuant to which Seller or any of its Subsidiaries is

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obligated to indemnify any present or former director, advisory director, officer, employee or agent of Seller or any of its Subsidiaries; (e) any agreement, arrangement or understanding to which Seller or any of its Subsidiaries is a party or by which it is bound which limits the freedom of Seller or any of its Subsidiaries to compete in any line of business or with any Person; (f) any agreement pursuant to which loans or servicing rights have been sold by Seller or any of its Subsidiaries, which impose any potential recourse obligations (other than customary representations, warranties, and covenants) upon Seller or any of its Subsidiaries; (g) any subservicing agreement; or (h) any other material agreement, commitment or understanding. For purposes of subsection (h), a material agreement, commitment or understanding shall not include any deposit account liability, any loan or loan commitment, any agreement relating to borrowings from the FHLB including repurchase agreements, any arrangement which is terminable by Seller or a Subsidiary of Seller on 30 days or less advance written notice without penalty or premium or any monetary obligation of Seller or any of its Subsidiaries which involves the payment of less than $25,000 per year.

            4.13    Brokers and Finders. Neither Seller nor any of its Subsidiaries or any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with this Agreement or the Merger, except for Seller's Advisor. Seller has Previously Disclosed all fees and expenses that it is obliged to pay Seller's Advisor.

            4.14    Insurance. Seller and its Subsidiaries maintain the insurance required by contract and applicable laws and regulations. Neither Seller nor any of its Subsidiaries has, during the past five years, had an insurance policy canceled or non-renewed or been denied any insurance coverage for which it has applied. Seller has Previously Disclosed a list of all material insurance policies maintained by Seller or any Seller Subsidiary.

            4.15    Properties. All real and personal property owned by Seller or any of its Subsidiaries or presently used in its business are sufficient to carry on the businesses of Seller and its Subsidiaries in the ordinary course of business consistent with past practices. Seller and its Subsidiaries have good and marketable title free and clear of all Liens to all of their owned properties and assets, real and personal, except (i) Liens for current taxes not yet due or payable, (ii) pledges to secure deposits, (iii) non-monetary Liens affecting real property, if any, which do not adversely affect the value or use of such real property, and (iv) monetary Liens, if any, reflected in the Seller consolidated financial statements as of December 31, 2003 which are included in Seller's Securities Documents. All real and personal property, the loss of which would be material to the business of Seller or any of its Subsidiaries, that is leased or licensed by it is held pursuant to leases or licenses which are valid and enforceable in all material respects in accordance with their respective terms and such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of the Merger. All improved real property owned or leased by Seller or any of its Subsidiaries is in compliance in all material respects with all applicable laws including zoning laws and the Americans Disabilities Act. No expressed or implied representation or warranty is made by Seller with respect to the physical condition of the fixed assets of Seller or any of its Subsidiaries, it being the understanding of the Parties that such fixed assets shall be accepted by Purchaser in "as is" condition.

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            4.16    Labor. No work stoppage involving Seller or any of its Subsidiaries is pending or, to the knowledge of Seller, threatened. Neither Seller nor any of its Subsidiaries is involved in or, to the knowledge of Seller, threatened with or affected by, any labor dispute, discrimination or sexual harassment claim, arbitration, lawsuit or administrative proceeding involving any of its employees. There are no employees of Seller or any of its Subsidiaries who are members of a union relating to their employment with Seller or any of its Subsidiaries.

            4.17    Allowance for Loan Losses. The allowance for loan losses reflected on Seller's consolidated balance sheet as of December 31, 2003 included in Seller's Securities Documents was, and will be in the case of Seller's consolidated balance sheets included in Seller's Securities Documents filed after the date hereof, adequate, in the good faith opinion of the management of Seller and Seller's Board, as of their respective dates under GAAP and the requirements of all applicable Regulatory Authorities.

            4.18    Transactions with Insiders. There are no transactions, which are currently outstanding or for which any obligation currently exists, in which any of the executive officers, directors or managerial employees of Seller or any of its Subsidiaries or any member of the "immediate family" or "related interests" (as such terms are defined in Regulation O) of any such executive officers, directors or managerial employees (collectively, "Insiders"), directly or indirectly, either individually or through any corporation, limited liability company, partnership, association or other entity, has borrowed from, loaned to, supplied or provided goods to, purchased assets from, sold assets to, or done business in any manner with, Seller or any of its Subsidiaries. All transactions with Insiders, which are currently outstanding or for which any obligation currently exists, are in compliance with applicable laws, rules and regulations. No Insider has any direct or indirect interest in any property, assets, business or right which is owned, leased, held or used by Seller or any of its Subsidiaries or in any liability, obligation or indebtedness of Seller or any of its Subsidiaries, except for deposits of Seller Bank. Neither Seller nor any of its Subsidiaries owns and is the beneficiary of insurance on the life of any Insider.

            4.19    Fairness Opinion. Seller has received an opinion from Seller's Advisor to the effect that, as of the date hereof, the Merger Consideration to be received in the Merger is fair, from a financial point of view, to the stockholders of Seller.

            4.20    No Undisclosed Liabilities. Neither Seller nor any of its Subsidiaries has any liability or obligation, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller or any of its Subsidiaries giving rise to any such liability or obligation) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of Seller and its Subsidiaries or the notes thereto, except for (i) liabilities set forth or reserved against in Seller's audited consolidated financial statements as of December 31, 2003 or the notes thereto which are included in Seller's Securities Documents and (ii) liabilities occurring in the ordinary course of business since December 31,

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2003 or relating to Seller's evaluation of its strategic alternatives, this Agreement and the transactions contemplated hereby.

            4.21    Indemnification. No action or failure to take action by any present or former director, advisory director, officer, employee or agent of Seller or any of its Subsidiaries has occurred which would give rise to a material claim by any such Person for indemnification from Seller or any of its Subsidiaries.

            4.22    Loan Portfolio. Each loan reflected as an asset in Seller's consolidated financial statements as of December 31, 2003 which are included in Seller's Securities Documents, and each loan originated or acquired by Seller or any of its Subsidiaries thereafter (all of which shall be at arms length and at market rates and terms), is (or will be) evidenced by appropriate and sufficient documentation and constitutes (or will constitute) the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. All such loans are, and the loans held at the Effective Time will be, free and clear of any Lien (other than the Lien of the FHLB to secure FHLB borrowings). All loan files are complete in all material respects and contain all notes, leases and other evidences of indebtedness, lease agreements, certificates, security agreements, mortgages, deeds of trust, guarantees, UCC financing statements, and similar documents evidencing collateral or other financial accommodations relating to the loans. None of the obligations represented by the loan documents have been modified, altered, forgiven, discharged or otherwise disposed of, except as indicated in the loan file or as a result of bankruptcy or other debtor relief laws of general application. The collateral securing each loan was in existence at the time funds were advanced or an interest was taken in such collateral as reflected in the loan file. None of the loans are, and none of the loans held at the Effective Time will be, subject to any offset, claims of offset or claims of other material liability on the part of Seller or any of its Subsidiaries. Neither Seller nor any of its Subsidiaries has notice or knowledge of, and has not consented to, the sale, loss, destruction or other disposition of any collateral securing a loan, except where the proceeds thereof have been or are to be applied to the loan indebtedness. There is no loan or other asset of Seller or any of its Subsidiaries that as of December 31, 2003 has been classified by examiners, internal auditors or outside auditors as "Other Loans of Concern," "Substandard," "Doubtful", "Loss," or in any other similar category. Seller has Previously Disclosed a complete list of all REO held by Seller and its Subsidiaries as of December 31, 2003.

            4.23    Investment Portfolio. Except for pledges to secure public and trust deposits, none of the investment securities reflected in Seller's consolidated financial statements as of December 31, 2003 which are included in Seller's Securities Documents and none of the investment securities since acquired by Seller or any of its Subsidiaries is subject to any restriction, whether contractual or statutory, which impairs the ability of Seller or any of its Subsidiaries to freely dispose of such investment at any time, other than those restrictions imposed on securities held to maturity under GAAP and restrictions imposed after the date of this Agreement in connection with future borrowings permitted under this Agreement.

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            4.24    Books and Records. The corporate record books (other than stock ledgers and stock records) of Seller and its Subsidiaries are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the boards of directors and stockholders of Seller and its Subsidiaries. The stock ledgers and stock records of Seller and its Subsidiaries are complete and accurate and reflect all transactions in their capital stock. The accounting books and records of Seller and its Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect, in all material respects, all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and its Subsidiaries.

            4.25    Interim Events. Since December 31, 2003, neither Seller nor any of its Subsidiaries has taken any action which if taken after the date hereof would require the prior written consent of Purchaser to Section 3.01 hereof.

            4.26    Defaults. Neither Seller nor any of its Subsidiaries is in default of any obligation to be performed by it under any material agreement or commitment and neither Seller nor any of its Subsidiaries has waived or will waive prior to the Effective Time any material right under any material agreement or commitment. To the knowledge of Seller, no other party to any such material agreement or commitment is in default in any obligation to be performed by such party.

            4.27    Intellectual Property. Seller and its Subsidiaries own, lease or license all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, domain names, domain name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (other than commercially available, off-the-shelf software) (collectively, "Intellectual Property") which are material to the conduct of the businesses of Seller and its Subsidiaries free and clear of all Liens. Seller has Previously Disclosed a complete list of all material Intellectual Property of Seller and its Subsidiaries. No claims, suits, actions or proceedings are pending, and to the knowledge of Seller, no Person has threatened to commence any suit, action or proceeding, alleging that Seller or any of its Subsidiaries is infringing on the rights of any Person with regard to any Intellectual Property. To the knowledge of Seller, none of the Intellectual Property of Seller and its Subsidiaries infringes on the rights of any other Person, and no Person is infringing on the rights of Seller or any of its Subsidiaries with respect to any Intellectual Property of Seller or any of its Subsidiaries. Neither Seller nor any of its Subsidiaries is a licensor or licensee of, or otherwise has any contractual arrangement with a third party with respect to, any Intellectual Property. To the knowledge of Seller, the Intellectual Property of Seller and its Subsidiaries will not be limited or otherwise adversely affected by virtue of the consummation of the Merger.

            4.28    Compliance with Servicing Obligations. Seller and its Subsidiaries are in compliance in all material respects with all contract, agency and investor requirements and guidelines, and all applicable laws, rules and regulations of Governmental Authorities, relating to the servicing and administration of loans by them, or any of them, including properly and timely making interest rate adjustments to adjustable rate loans.

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            4.29    Risk Management Instruments. Neither Seller nor any of its Subsidiaries is a party to or bound by any interest rate swap, cap, floor, option agreement, future, forward contract or any other similar risk management arrangement.

            4.30    Fiduciary Responsibilities. Seller and its Subsidiaries have performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

            4.31    Disclosure Controls and Procedures. To the extent required, Seller and its Subsidiaries have in place "disclosure controls and procedures" (as defined in Rules 13a-15(c) and 15d-15(c) of the Exchange Act) to allow Seller's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Seller required under the Exchange Act.

            4.32    Certain Information. None of the information relating to Seller and its Subsidiaries included in the Proxy Statement, as of the date such Proxy Statement is mailed to stockholders of Seller and up to and including the date of Seller's Meeting, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

            4.33    Takeover Laws. Seller has taken or will take all necessary actions so that this Agreement and the Merger are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL ("Takeover Laws") applicable to Seller or any of its Subsidiaries.

            4.34    Representations Not Misleading. No representation or warranty by Seller in this Agreement, or in any Exhibit or Schedule furnished to Purchaser under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to Seller as follows:

            5.01    Organization, Standing and Authority of Purchaser and Merger Sub. Each of Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Merger Sub has not engaged in, and will not engage in, any business activity. Merger Sub was formed by Purchaser for the sole purpose of utilizing Merger Sub as a transitory subsidiary to effect the Merger.

            5.02    Authorized and Effective Agreement.

                        (a)    Each of Purchaser and Merger Sub has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Regulatory Authorities and the expiration of applicable waiting periods) to perform all of its obligations hereunder. This Agreement (including the execution, delivery and performance hereof) and the Merger have been duly authorized, deemed advisable and approved by the Board of Directors of each of Purchaser and Merger Sub, have been duly approved and/or adopted by the stockholders of Purchaser and Merger Sub in accordance with all legal requirements, and no other action is required on the part of Purchaser or Merger Sub. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Sub and, assuming due authorization, execution and delivery by Seller, constitutes the legal, valid and binding obligation of each of Purchaser and Merger Sub, enforceable against each of them in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                        (b)    Neither the execution and delivery of this Agreement nor completion of the Merger or compliance by Purchaser or Merger Sub with any of the provisions hereof, does or will (i) conflict with or result in a breach of any provisions of the Articles or Certificate of Incorporation or Bylaws of Purchaser or the equivalent documents of Merger Sub, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of Purchaser or Merger Sub pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Purchaser or Merger Sub is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Regulatory Authorities (and the expiration of applicable waiting periods), violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or Merger Sub.

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                        (c)    Except for the consents, approvals, or filings to be made as set forth in Section 4.04(c), no consents or approvals of or filings or registrations with any Governmental Authority or with any third party are necessary on the part of Purchaser or Merger Sub in connection with the completion of the Merger.

                        (d)    As of the date hereof and except as Previously Disclosed, Purchaser is not aware of any reasons relating to Purchaser, Merger Sub, or any of their respective stockholders, directors or employees why all consents and approvals shall not be procured from all Regulatory Authorities having jurisdiction over the Merger and Purchaser's ownership of Seller Bank as shall be necessary for the completion of the Merger.

            5.03    Legal Proceedings. There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of Purchaser, that are unasserted or threatened, against Purchaser, Merger Sub or any of their respective stockholders, directors or officers, which individually or in the aggregate, could adversely affect the ability of Purchaser to complete the Merger or adversely affect Purchaser's ability to secure any required approval or consent from any Governmental Authority.

            5.04    Financial Resources and Related Matters. Purchaser has the financial wherewithal and has, or will timely have, sufficient cash funds to perform its obligations under this Agreement. Neither Purchaser nor Merger Sub has, or will have, any indebtedness for borrowed funds or any outstanding debt securities or any commitments with respect thereto.

            5.05    Certain Information. None of the information which is provided by Purchaser to Seller relating to Purchaser, Merger Sub or their respective stockholders, directors or officers included in the Proxy Statement, as of the date such Proxy Statement is mailed to stockholders of Seller and up to and including the date of Seller's Meeting, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

            5.06    Representations Not Misleading. No representation or warranty of Purchaser in this Agreement, or in any Exhibit or Schedule furnished to Seller under or pursuant to this Agreement, or in any application filed by Purchaser with any Regulatory Authority relating to the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances, not misleading.

ARTICLE VI
COVENANTS

            6.01    Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each Party agrees to use, and shall cause each of its applicable Subsidiaries to use, its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the Merger and shall cooperate fully with each other to that end. Such reasonable best efforts

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shall include, using reasonable best efforts to obtain all necessary consents, approvals or waivers from Regulatory Authorities necessary for the consummation of the Merger.

            6.02    Seller Stockholder Approval.

                        (a)    Seller agrees to take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene an appropriate meeting of its stockholders (including any adjournment or postponement thereof, "Seller's Meeting") to consider and vote upon the adoption of this Agreement as promptly as reasonably practicable after the date of this Agreement, including all reasonable best efforts to prepare and file preliminary proxy material for such meeting with the SEC within forty-five days after the date hereof. Seller's Board (i) shall recommend adoption of this Agreement by the Seller stockholders, (ii) shall take all reasonable lawful action to solicit adoption of this Agreement by the Seller stockholders, and (iii) shall not (x) withdraw, modify or qualify in any manner adverse to Purchaser such recommendation or (y) take any other action or make any public statement in connection with Seller's Meeting inconsistent with such recommendation (collectively, a "Change in Recommendation"), except as and to the extent expressly permitted by Section 6.02(b).

                        (b)    Notwithstanding the foregoing, Seller's Board shall, prior to the Seller's Meeting, be permitted to effect a Change in Recommendation solely in response to an Alternative Proposal, if and only to the extent that:

                                    (i)    Seller's Board, determines in good faith, after the receipt of written advice from its outside counsel, that the failure to take such action would more likely than not result in a violation of its fiduciary duties under applicable Delaware law, and

                                    (ii)    Prior to effecting a Change in Recommendation: (A) Seller, its Subsidiaries and their respective Representatives shall have complied with Section 6.06, (B) Seller's Board, after the receipt of written advice from its outside counsel, shall have concluded in good faith that such Alternative Proposal constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Purchaser pursuant to clause (D) below, (C) Seller shall notify Purchaser, at least three business days in advance, of its intention to effect a Change in Recommendation in response to such Superior Proposal, specifying in reasonable detail the material terms and conditions of any such Superior Proposal and furnishing to Purchaser a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, and (D) Seller shall, and shall cause its financial and legal advisors to, during the period following Seller's delivery of the notice referred to in clause (C) above, negotiate with Purchaser in good faith (to the extent Purchaser desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Alternative Proposal ceases to constitute a Superior Proposal.

                        (c)    If Seller has made a Change in Recommendation in accordance with the provisions of Section 6.02(b), it may, prior to Seller's Meeting, subject to the provisions of Section 8.01(i), enter into an acquisition agreement or similar agreement (a "Competing Acquisition Agreement") with respect to such Superior Proposal.

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            6.03    Regulatory Matters.

                        (a)    The Parties shall promptly cooperate with each other in the preparation of the Proxy Statement to be filed by Seller with the SEC and, after the Proxy Statement is cleared by the SEC, Seller shall promptly mail the Proxy Statement to its stockholders.

                        (b)    The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within thirty days after the date hereof, all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Authorities and third parties which are necessary or advisable to consummate the Merger and Purchaser's ownership of Seller Bank. Each Party shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made by the other Party with, or written materials submitted by the other Party, to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement and each Party shall provide to the other Party a copy of any comments that it receives from any third party or Governmental Authority relating to such filings or written materials. In exercising the foregoing right, each Party shall act reasonably and as promptly as practicable. The Parties agree that they will consult and fully cooperate with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Merger and each Party will keep the other apprised of the status of matters relating to completion of the Merger. The Parties agree that they will use their reasonable best efforts to cause the Effective Date to occur on or before August 31, 2004.

                        (c)    Each Party shall, upon request, furnish the other Party with all information concerning itself, its Subsidiaries, and their respective stockholders, directors and officers, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any Party or its Subsidiaries to any Governmental Authority in connection with the Merger, except to the extent such information is deemed to be confidential and not necessary to provide in connection with such statement, filing, notice or application.

                        (d)    Each Party shall promptly furnish the other Party with copies of written communications received by it or any of its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authority with respect of the transactions contemplated by this Agreement.

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            6.04    Press Releases. The Parties shall agree as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated hereby, provided, however, that nothing contained herein shall prohibit any Party, following notification to the other Parties, from making any disclosure which is required by law or regulation.

            6.05    Access; Information.

                        (a)    Seller agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Purchaser and its Representatives, such access during normal business hours throughout the period prior to the Effective Time to its and its Subsidiaries books, records (including Tax Returns and work papers of independent auditors), properties, personnel and to such other information as Purchaser or its Representatives may reasonably request and, during such period, it shall furnish as promptly as reasonable to Purchaser or its Representatives (i) a copy of each material report, schedule and other document filed by it or any of its Subsidiaries pursuant to the requirements of federal or state securities or thrift laws, and (ii) all other information concerning the business, properties and personnel of it and its Subsidiaries as Purchaser or its Representatives may reasonably request. Seller shall also permit Purchaser or its environmental consultant, at the sole expense of Purchaser, to conduct phase I and phase II environmental audits, studies and tests on real property currently owned, controlled, leased or used by Seller or any of its Subsidiaries; provided however Purchaser shall not conduct any subsurface or phase II environmental assessments on any such property unless the phase I environmental assessment (or in the absence thereof based upon the advise of Purchaser's environmental consultant) indicates a reasonable basis for conducting further assessments, studies or testing. In the event any subsurface or phase II site assessments are conducted (which assessments shall be at Purchaser's sole expense), Purchaser shall indemnify Seller and its Subsidiaries for all costs and expenses associated with returning the property to its previous condition. Seller shall use reasonable best efforts to provide to Purchaser, within ten days after the date of this Agreement, copies of any phase I site assessments or other environmental reports in its or its Subsidiaries' possession or control (which have not been Previously Disclosed) with respect to any real property previously or currently owned, controlled, leased or used by Seller or any of its Subsidiaries. Purchaser shall within fifteen days after the date hereof give written notice to Seller of the identity of all real property for which it intends to conduct a phase I environmental study. Within fifteen days after the date hereof Purchaser shall engage an environmental consultant reasonably acceptable to Seller to perform such phase I environmental studies. Purchaser shall use commercially reasonable efforts to cause its environmental consultant to complete and provide Purchaser with its written phase I environmental report(s) or assessment(s) within thirty days after such consultant is retained. Promptly following the receipt of all phase I environmental reports or assessments (but not later than fifteen days thereafter), Purchaser shall order all applicable phase II environmental studies. Time is of the essence relating to the foregoing environmental matters.

                        (b)    Purchaser agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any

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purpose unrelated to the consummation of the Merger. Subject to the requirements of law, Purchaser will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to it, (ii) becomes available from other sources not known by Purchaser to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of Seller or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated, Purchaser shall promptly cause all copies of documents, extracts thereof or notes, analyses, compilations, studies or other documents containing information and data as to Seller and its Subsidiaries to be returned to Seller or certify as to their destruction. No investigation by Purchaser or its Representatives of the business and affairs of Seller or its Subsidiaries shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement of Seller in this Agreement, or any of the conditions to Purchaser's obligation to consummate the Merger.

                        (c)    Notwithstanding anything contained herein to the contrary, neither Seller nor any of its Subsidiaries shall be required to provide access or disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the Person in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement or in the ordinary course of business.

            6.06    Alternative Proposal. Seller agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' Representatives and affiliates not to, (a) initiate, solicit, or encourage any inquiries or proposals with respect to, any Alternative Proposal or (b) engage in any negotiations concerning, or provide any nonpublic information to, or have any discussions with, any Person relating to, any Alternative Proposal; provided that, in the event Seller receives an unsolicited written bona fide Alternative Proposal and the Seller Board concludes in good faith that such Alternative Proposal constitutes or is reasonably likely to result in a Superior Proposal, Seller may, and may permit its Subsidiaries and its and their Representatives to, take any action described in clause (b) above to the extent that Seller's Board concludes in good faith (after the receipt of written advice from its outside counsel) that the failure to take such actions would more likely than not result in a violation of its fiduciary duties under applicable Delaware law. Prior to providing any nonpublic information permitted to be provided pursuant to this Section, Seller shall have entered into a confidentiality agreement with such third party on terms no less favorable to Seller than the confidentiality agreement previously entered into by Purchaser and Seller. Seller will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Purchaser with respect to any Alternative Proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Alternative Proposal. Seller will promptly (within one business day) advise Purchaser following receipt of any Alternative Proposal of all of the material terms thereof (including the identity of the Person making such Alternative Proposal and in the case of a written bona fide Alternative Proposal, a copy thereof), and will keep Purchaser promptly apprised of any related developments, discussions and

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negotiations (including the terms and conditions, in reasonable detail, of the Alternative Proposal) on a current basis.

            6.07    Current Information and Attendance at Board Meetings.

                        (a)    During the period from the date hereof to the Effective Date, Seller shall, upon the request of Purchaser, cause one or more of its designated officers to confer on a monthly or more frequent basis with officers of Purchaser regarding the financial condition, operations and business of Seller and its Subsidiaries and matters relating to the completion of the Merger. As soon as reasonably available, but in no event more than five business days after filing, Seller will deliver to Purchaser all reports filed by it or any of its Subsidiaries with any Regulatory Authority subsequent to the date hereof including all financial and thrift reports filed with the OTS and the FDIC. Seller will also deliver to Purchaser as soon as practicable all quarterly financial statements of Seller and its Subsidiaries prepared with respect to periods ending subsequent to December 31, 2003. As soon as practicable after the end of each month, Seller will deliver to Purchaser in electronic form (a) the monthly deposit and loan trial balances of Seller Bank and (b) the monthly analysis of Seller Bank's investment portfolio.

                        (b)    The Chief Executive Officer of Purchaser shall be invited and entitled to attend all meetings of Seller's Board and the board of directors of Seller Bank; provided however, such individual shall be excluded from any portions of such meetings involving discussions relating to an Alternative Proposal or discussions relating to matters which are otherwise deemed by Seller's Board to be confidential. Board packages and notices shall be submitted by Seller and Seller Bank to the Chief Executive Officer of Purchaser simultaneously with their submission to board members; provided confidential information may be excluded therefrom.

            6.08    Officers' and Directors' Insurance; Indemnification.

                        (a)    For at least three years from and after the Effective Date, Purchaser shall maintain officers' and directors' liability insurance covering the Persons who are presently covered by Seller's (including its Subsidiaries) current officers' and directors' liability insurance policy with respect to actions, omissions, events, matters or circumstances occurring prior to the Effective Time, on terms which are at least as favorable as the terms of said current policy, provided that it shall not be required to expend in the aggregate during the coverage period more than an amount equal to 150% of the current annual premium (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and further provided that if Purchaser is unable to maintain or obtain the insurance called for by this Section 6.08(a), Purchaser shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount which may be in the form of tail coverage, or may request Seller to obtain such tail coverage at Seller's expense prior to the Effective Date; provided, further, that officers and directors of Seller or its Subsidiaries may be required to make application and provide customary representations and warranties to Purchaser's insurance carrier for the purpose of obtaining such insurance.

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                        (b)    For a period of six years from and after the Effective Date, Purchaser shall, and shall cause its Subsidiaries including Seller and Seller Bank to, maintain and preserve the rights to indemnification of Seller's and its Subsidiaries' officers, employees, directors and agents to the maximum extent permitted by any of the Certificate of Incorporation of Seller, the Bylaws of Seller, and the governing documents of Purchaser and its other Subsidiaries and applicable law as in effect on the date hereof with respect to indemnification for liabilities and claims arising out of acts, omissions, events, matters or circumstances occurring or existing prior to the Effective Time, including the Merger, to the extent such rights to indemnification are not in excess of that permitted by applicable state or federal laws or Regulatory Authorities. In no event will the indemnification provided herein be less favorable than that currently provided by Seller and its Subsidiaries.

                        (c)    In connection with the indemnification provided pursuant to Section 6.08(b), Purchaser and/or a Purchaser Subsidiary (i) will advance expenses, promptly after statements therefor are received, to each such indemnified Person to the fullest extent permitted by law and Regulatory Authorities, including the payment of the reasonable fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such indemnified Person or multiple indemnified Persons, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between them in which case they may retain separate counsel), all such counsel shall be reasonably satisfactory to Purchaser and (ii) will cooperate in the defense of any such matter.

                        (d)    This Section 6.08 shall survive the Effective Time, is intended to benefit each indemnified Person (each of whom shall be entitled to enforce this Section against Purchaser, and its Subsidiaries), and shall be binding on all successors and assigns of Purchaser and its Subsidiaries.

                        (e)    In the event Purchaser, any of its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to one or more other Persons, then, and in each such case, proper provision shall be made so that the successors and assigns assume the obligations set forth in this Section 6.08.

                        (f)    Purchaser and/or its Subsidiaries shall pay all expenses (including reasonable attorneys' fees) that may be reasonably incurred by any indemnified Person in enforcing the indemnity and other obligations provided for in this Section 6.08 if the indemnified Person is successful in whole or any material part or if any dispute relating thereto is settled or compromised.

            6.09    Employee Benefit Matters.

                        (a)    In the event that any Seller Employee Plan which is intended to qualify under Code Section 401(a) has not been timely updated for any changes in law and to the extent that an application for determination has not been submitted to the Internal Revenue Service with

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respect to any such Seller Employee Plan prior to the end of the applicable remedial amendment period under Code Section 401(b), Seller will promptly take all necessary actions to make such amendments and file such applications for determination.

                        (b)    All Seller Employee Plans, other than Seller's RRP, Seller's Stock Option Plan and Seller's ESOP, shall remain in full force and effect through the Effective Time. The general severance plan of Seller shall remain in full force and effect following the Effective Time and may not be amended or terminated thereafter, provided, however, that prior to the Effective Time the Seller Bank general severance plan will be amended in paragraph 2 thereof, to provide that years of service for purposes of determining the severance benefit under paragraph 2 shall not extend beyond the Effective Date. All other Seller Employee Plans shall remain in full force and effect following the Effective Time, but may thereafter be amended or terminated.

                        (c)    Purchaser agrees to honor all Previously Disclosed existing employment agreements of Seller or any Seller Subsidiary.

                        (d)    Seller shall take all necessary action to terminate Seller's ESOP as of the Effective Time. In connection with such termination, Seller shall use reasonable best efforts to file with the IRS an application for determination letter with respect to Seller's ESOP termination as soon as practicable after the date hereof.

                        (e)    Immediately prior to the Effective Time, Seller shall cause all Seller Restricted Shares then outstanding to become fully vested and free from any risk of forfeiture, and shall further cause all accumulated undistributed dividends and earnings thereon to be distributed, in each case after the making of all applicable federal and state tax withholding.

            6.10    Litigation Matters. Seller will consult with Purchaser about any proposed settlement, or any disposition of, any litigation to which Seller or any of its Subsidiaries is a party.

            6.11    Notification of Certain Matters. Seller shall give prompt written notice to Purchaser of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it. Each of Seller and Purchaser shall give prompt written notice to the other of any fact, event or circumstance known to it that has caused or constituted, or could reasonably cause or constitute, a breach of (a) any of its representations or warranties or (b) any of its covenants or agreements contained herein. No such notification shall affect the representations, warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

ARTICLE VII
CONDITIONS PRECEDENT

            7.01    Conditions Precedent - Parties. The obligations of the Parties to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Date.

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                        (a)    The adoption of this Agreement by the stockholders of Seller owning a majority of the issued and outstanding Seller Common Stock.

                        (b)    All approvals and consents from any Governmental Authority which are required for the completion of the Merger and Purchaser's ownership of Seller Bank shall have been received and all statutory waiting periods in respect thereof shall have expired.

                        (c)    None of the Parties or any of their Subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, prevents or makes illegal completion of the Merger.

                        (d)    No proceeding initiated by any Governmental Authority seeking an order, injunction or decree to be issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of any of Merger shall be pending or threatened.

            7.02    Conditions Precedent - Seller. The obligations of Seller to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Date unless waived by Seller pursuant to Section 8.04 hereof.

                        (a)    The representations and warranties of Purchaser set forth in Article V hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made anew as of the Effective Date, unless the representation and warranty relates only to a specified earlier date.

                        (b)    Each of Purchaser and Merger Sub shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement at or prior to the Effective Time.

                        (c)    Purchaser shall have delivered to Seller a certificate, dated the Effective Date and signed by its Chief Executive Officer or Chief Financial Officer, to the effect that the conditions set forth in Sections 7.02(a) and (b) have been satisfied.

            7.03    Conditions Precedent - Purchaser. The obligations of Purchaser to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Date unless waived by Purchaser pursuant to Section 8.04 hereof.

                        (a)    The representations and warranties of Seller set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and such representations and warranties shall, subject to the MAE Qualification, be true and correct as of the Effective Date as though made anew as of the Effective Date, unless the representation and warranty relates only to a specified earlier date.

                        (b)    Seller shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement at or prior to the Effective Time.

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                        (c)    Dissenting Shares represent less than 10% of the outstanding Seller Common Stock.

                        (d)    Seller shall have delivered to Purchaser a certificate, dated the Effective Date and signed by its Chief Executive Officer or Chief Financial Officer, to the effect that the conditions set forth in Sections 7.03(a) through 7.03(c) have been satisfied.

                        (e)    Seller shall have obtained the written consent from each Person who is a counterparty to or beneficiary of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation Previously Disclosed pursuant to Section 4.04(b).

ARTICLE VIII
TERMINATION, WAIVER AND AMENDMENT

            8.01    Termination. This Agreement may be terminated at any time prior to the Effective Time by Seller or Purchaser (based upon action of its Board of Directors) as follows:

                        (a)    by the mutual consent in writing of Seller and Purchaser;

                        (b)    by Purchaser in writing if Seller has, or by Seller in writing if Purchaser or Merger Sub has, breached in any material respect any material covenant or undertaking contained herein or any material representation or warranty contained herein such that the conditions set forth in Section 7.02(a) or (b), or Section 7.03(a) or (b), whichever is applicable, would not be satisfied, unless such breach has been cured within 30 days after written notice of such breach; provided that a Party which is then in material breach of any of its material representations, warranties, covenants or undertakings under this Agreement shall not be entitled to be a terminating Party hereunder;

                        (c)    by either Seller or Purchaser in writing (i) if any application for prior approval of a Governmental Authority which is necessary to consummate the Merger or Purchaser's ownership of Seller Bank is denied or withdrawn at the request or recommendation of the Governmental Authority which must grant such approval, if such request or recommendation is a result of or in connection with a threatened denial by the Governmental Authority, or (ii) if any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the completion of the Merger;

                        (d)    by either Seller or Purchaser in writing if the stockholders of Seller do not adopt this Agreement at Seller's Meeting;

                        (e)    by Purchaser in writing within five business days after its receipt of environmental reports, assessments or studies pursuant to Section 6.05 concluding that Seller and/or any of its Subsidiaries could reasonably be required to expend in excess of $500,000 for clean up, remediation or penalties relating to Materials of Environmental Concern, but not later than June 30, 2004; provided, however, that Seller may notify Purchaser in writing within five business days after receipt of Purchaser's termination notice under this Section 8.01(e) that it

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disagrees with the estimated remediation costs or penalty projections contained in the environmental reports, assessments or studies, and proposes an independent review of such matters at its own expense by one of at least three independent experts (each an "Independent Expert") it reasonably proposes to conduct the review. In the event Seller gives timely written notice, Purchaser's attempted termination under this Section 8.01(e) shall not be effective unless and until an Independent Expert selected by Purchaser from the list provided by Seller concludes that the remediation costs and/or the penalty projections contained in the original environmental reports, assessments or studies are more likely than not accurate based on past actions by the relevant Governmental Authority, any available government guidance or regulations and the experience of the Independent Expert;

                        (f)    (i)    by Purchaser in writing no later than September 5, 2004, if any approval or consent from any Governmental Authority required to be obtained by Purchaser for the completion of the Merger and Purchaser's ownership of Seller Bank shall not have been obtained by August 31, 2004, despite Purchaser's best efforts to obtain such approval or consent and so long as no breach by Purchaser of any of its representations, warranties, covenants or agreements set forth in this Agreement shall have occurred or be continuing as of the date of the notice of such termination;

                            (ii) by Purchaser in writing no later than December 5, 2004, if any approval or consent from any Governmental Authority required to be obtained by Purchaser for the completion of the Merger and Purchaser's ownership of Seller Bank shall not have been obtained by November 30, 2004, despite Purchaser's best efforts to obtain such approval or consent and so long as no breach by Purchaser of any of its representations, warranties, covenants or agreements set forth in this Agreement shall have occurred or be continuing as of the date of the notice of such termination; or

                            (iii) by Purchaser in writing no later than February 5, 2005, if any approval or consent from any Governmental Authority required to be obtained by Purchaser for the completion of the Merger and Purchaser's ownership of Seller Bank shall not have been obtained by January 31, 2005, despite Purchaser's best efforts to obtain such approval or consent and so long as no breach by Purchaser of any of its representations, warranties, covenants or agreements set forth in this Agreement shall have occurred or be continuing as of the date of the notice of such termination.

                        (g)    by either Seller or Purchaser in writing if the Effective Time has not occurred by the close of business on February 28, 2005, provided that a Party which is then in material breach of any of its material representations or warranties, or has not complied with any of its covenants or obligations under this Agreement, shall not be entitled to be a terminating Party hereunder;

                        (h)    by Purchaser in writing if Seller has made a Change in Recommendation; or

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                        (i)    by Seller in writing in order to concurrently enter into a Competing Acquisition Agreement; provided Seller shall, prior to the termination of this Agreement pursuant to this subsection, have paid the Termination Fee to Purchaser.

            8.02    Effect of Termination. In the event that this Agreement is terminated pursuant to Section 8.01 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 6.05(b), to expenses set forth in Section 9.01, to the Termination Fee set forth in Section 8.06, to the Deposit set forth in Section 8.07, to other relief under Section 8.08, and this Section 8.02, shall survive any such termination.

            8.03    Survival or Non-Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements of the Parties set forth herein shall expire at the Effective Time other than those covenants and agreements which by their expressed terms are to be performed after the Effective Time.

            8.04    Waiver. Either Party by written instrument approved by its Board of Directors (or an executive officer pursuant to delegated authority) and signed by an executive officer of such Party, may at any time (whether before or after adoption of this Agreement by the stockholders of Seller) extend the time for the performance of any of the obligations or other acts of another Party and may waive (a) any inaccuracies of another Party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (b) compliance with any of the covenants, undertakings or agreements of another Party, (c) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (d) the performance by another Party of any of its obligations set forth herein; provided that any such waiver granted, or any amendment or supplement pursuant to Section 8.05 hereof executed after the stockholders of Seller have adopted this Agreement, shall not modify either the amount or form of the consideration to be paid in the Merger, or otherwise materially adversely affect the stockholders of Seller without the approval of the stockholders of Seller to the extent required by applicable law.

            8.05    Amendment or Supplement. This Agreement may be amended or supplemented at any time by mutual written agreement of the Parties, subject to the proviso to Section 8.04 hereof. Any such amendment or supplement must be in writing and, if entered into by a Party, must be authorized by or under the direction of its Board of Directors.

            8.06    Termination Fee. Purchaser shall be entitled to $1,750,000 in cash from Seller, as an agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy of Purchaser against Seller (the "Termination Fee"), payable on demand (or as otherwise provided below) in immediately available funds, upon the occurrence of any of the following:

                        (a)    a termination of this Agreement by Purchaser pursuant to Section 8.01(h);

                        (b)    a termination of this Agreement by Seller pursuant to Section 8.01(i), in which case the Termination Fee shall be paid as a condition of and immediately prior to the termination of this Agreement;

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                        (c)    the entering into a binding letter of intent or definitive agreement by Seller or Seller Bank relating to a change in control of Seller, Seller Bank or a substantial portion of the assets of either of them (by merger, consolidation, stock purchase, bulk sale of assets or otherwise) within one year after the termination of this Agreement by Purchaser pursuant to Section 8.01(b); provided that any amount paid pursuant to this subsection shall be credited to, and reduce the obligation of Seller under, any award or entitlement of Purchaser under Section 8.08(a);

                        (d)    the consummation of a transaction involving a change in control of Seller, Seller Bank or a substantial portion of the assets of either of them (by merger, consolidation, tender offer, stock purchase, bulk sale of assets or otherwise) within eighteen months after the termination of this Agreement by Purchaser pursuant to Section 8.01(b); provided that any amount paid pursuant to this subsection shall be credited to, and reduce the obligation of Seller under, any award or entitlement of Purchaser under Section 8.08(a); or

                        (e)    the consummation of a transaction involving a change in control of Seller, Seller Bank or a substantial portion of the assets of either of them (by merger, consolidation, tender offer, stock purchase, bulk sale of assets or otherwise) within eighteen months after the termination of this Agreement pursuant to Section 8.01(d) if and only if an Alternative Proposal arises after the date hereof and prior to the date of Seller's Meeting at which the Seller stockholders voted against the adoption of this Agreement.

                        Upon payment of the Termination Fee, Seller shall have no further liability to Purchaser under this Agreement or otherwise related to the transactions contemplated hereby, except where payment is made pursuant to Section 8.06(c) or (d), in which case Seller shall be entitled to a credit for the Termination Fee against any relief awarded under Section 8.08(a). There shall be no duplication of entitlement to the Termination Fee. Accordingly, once the Termination Fee is paid pursuant to any of the foregoing subsections, there shall be no separate or additional obligation to pay a Termination Fee under any of the other subsections.

            8.07    Disposition of Deposit upon Termination.

                        (a)    The Deposit shall be forfeited by Purchaser and become the sole and exclusive property of Seller, as agreed upon liquidated damages and not as a penalty, and as the sole and exclusive remedy of Seller against Purchaser, upon the occurrence of either of the following:

                                    (i)    a termination of this Agreement by Seller pursuant to Section 8.01(b); or

                                    (ii)    a termination of this Agreement pursuant to Section 8.01(g) if and only if on the date of such termination any of the conditions applicable to Purchaser or relating to Purchaser's ability to consummate the transactions contemplated by this Agreement set forth in Section 7.01(b), (c) or (d) has not been satisfied.

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                        (b)    If this Agreement is terminated for any reason other than as set forth in Section 8.07 (a) above or Section 8.07(b)(i), (ii) or (iii) below, Seller shall forthwith return the Deposit, in full, to Purchaser.

                                    (i)    $250,000 of the Deposit shall be forfeited by Purchaser in the event of a termination of this Agreement pursuant to Section 8.01(c) on or prior to August 31, 2004 or pursuant to Section 8.01(f)(i);

                                    (ii)    $500,000 of the Deposit shall be forfeited by Purchaser in the event of a termination of this Agreement pursuant to Section 8.01(c) after August 31, 2004 until November 30, 2004 or pursuant to Section 8.01(f)(ii); and

                                    (iii)    $750,000 of the Deposit shall be forfeited by Purchaser in the event of a termination of this Agreement pursuant to Section 8.01(c) after November 30, 2004 and until January 31, 2005 or pursuant to Section 8.01(f)(iii).

                        Notwithstanding the provisions of Section 8.07(b)(i), (ii) and (iii), no portion of the Deposit shall be forfeited by Purchaser to Seller if the Governmental Authority from whom approval is sought indicates to Purchaser and Seller that the failure to obtain the approval referred to therein is the result of (a) operational activities of Seller Bank, (b) current management of Seller Bank, (c) the financial condition of Seller Bank or (d) or other similar factors relating to Seller Bank.

                        Upon forfeiture of the stated portion of the Deposit pursuant to the provisions of this Subsection, Purchaser shall have no further liability to Seller under this Agreement or otherwise related to the transactions contemplated hereby. In addition, the balance of the Deposit shall be forthwith returned by Seller to Purchaser.

            8.08    Relief for Willful Breach; Specific Performance.

            (a)    In the event that this Agreement is terminated pursuant to Section 8.01(b) by Purchaser on account of the willful material breach by Seller, then Purchaser shall be entitled to such remedies and relief against Seller as are available at law or in equity (with all remedies being cumulative); provided in no event will the amount of monetary relief against Seller exceed $2,000,000, plus the return of the Deposit to the extent required by this Agreement, plus reasonable fees and expenses, less any amounts paid pursuant to Section 8.06(c) or (d).

            (b)    The Parties agree that, in the event of any breach or threatened breach (whether or not willful or material) by a Party of any covenant, obligation or other term or provision set forth in this Agreement for the benefit of any other Party, such other Party shall be entitled to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other term or provision and (ii) an injunction restraining such breach or threatened breach.

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ARTICLE IX
MISCELLANEOUS

            9.01    Expenses. Each Party hereto shall bear and pay all costs and expenses incurred by it in connection with this Agreement and the Merger including fees and expenses of its accountants and counsel.

            9.02    Entire Agreement. This Agreement including the Exhibits and Schedules hereto contains the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors in interest. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties and their respective successors in interest, any rights, remedies, obligations or liabilities, except as otherwise expressly provided herein.

            9.03    No Assignment. None of the Parties may assign any of its rights or obligations under this Agreement to any other Person, except by operation of law.

            9.04    Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

            If to Seller:

                        North Bancshares, Inc.
                        100 W. North Avenue
                        Chicago, Illinois 60610
                        Fax: (312) 644-4289
                        Attention: Joseph A. Graber
                                    President and Chief Executive Officer

            With a copy to:

            Silver, Freedman ∓ Taff, L.L.P.
                        1700 Wisconsin Avenue., N.W.
                        Washington, D.C. 20007
                        Fax: (202) 337-5502
                        Attention: Marty Meyrowitz

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If to Purchaser:

                        Northbrook Investments, LLC
                        500 Skokie Boulevard, Suite 310
                        Northbrook, Illinois 60062
                        Fax: (847) 559-1347
                        Attention: David Hokin
                                    Rob Rubin
                                    Richard Marks

            With a copy to:

                        Much Shelist Freed Denenberg
                            Ament & Rubenstein
                        191 North Wacker Drive
                        Suite 1800
                        Chicago, Illinois 650606
                        Fax: (312) 521-2335
                        Attention: Jeffrey Rubenstein

            9.05    Interpretation. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

            9.06    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            9.07    Governing Law.

                        (a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction.

                        (b)    Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Circuit Court for Cook County, Illinois or the United States District Court for the Northern District of Illinois (the "Chosen Court") and solely in connection with claims arising under this Agreement or the transactions contemplated hereby (1) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (2) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (3) to the fullest extent permitted by law, waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party hereto.

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            9.08    Severability. Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

* * * * *

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            The Parties have executed this Agreement in counterparts, all as of the day and year first above written.

NORTH BANCSHARES, INC.
By:	/s/ Joseph Graber Authorized Officer
DIAMOND BANCORP, INC.
By:	/s/ David Hokin Authorized Officer
NORTH BANCSHARES ACQUISITION CORP. II
By:	/s/ David Hokin Authorized Officer

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APPENDIX B

KEEFE, BRUYETTE & WOODS

                                                                                          April 8, 2004

The Board of Directors
North Bancshares, Inc.
100 West North Avenue
Chicago, IL 60610

Members of the Board:

             You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of Common Stock of North Bancshares, Inc. ("NBSI") of the consideration offered in the proposed merger (the "Merger"), pursuant to the Agreement and Plan of Merger, dated as of April 8, 2004, by and between NBSI, Diamond Bancorp, Inc. ("Diamond") and North Bancshares Acquisition Corp. II (the "Agreement"). Pursuant to the terms of the Agreement, each outstanding share of common stock of NBSI not already owned by Diamond (the "Common Shares") will be converted into the right to receive $22.75 in cash.

             Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may from time to time purchase securities from, and sell securities to, NBSI and Diamond, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of NBSI for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to NBSI. We have acted exclusively for the Board of Directors of NBSI in rendering this fairness opinion and will receive a fee from NBSI for our services.

             In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of NBSI and Diamond and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual Reports to Shareholders and Annual Reports on Form 10KSB for the three years ended December 31, 2003 of NBSI; (iii) certain interim reports to shareholders and Quarterly Reports on Form 1OQSB of NBSI and certain other

Keefe, Bruyette & Woods · 10 South Wacker Drive, Suite 3400 Chicago, IL 60606
312.423.8200   800.929.6113 · Fax 312-423-8232

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April 8, 2004

communications from NSBI to its respective shareholders; and (iv) other financial information concerning the businesses and operations of NBSI and Diamond furnished to us by NBSI and Diamond for purposes of our analysis. We have also held discussions with senior management of NBSI and Diamond regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for NBSI with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

             In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of NBSI and Diamond as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases thereof) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for NBSI is adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of NBSI or Diamond, nor have we examined any individual credit files.

             We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of NBSI and Diamond; (ii) the assets and liabilities of NBSI and Diamond; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

             Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration offered in the proposed Merger is fair, from a financial point of view, to holders of the Common Stock of NBSI.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

APPENDIX C

DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a)	Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)	Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

	(1)	Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

	(2)	Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

		a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

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		b.	Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

		c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

		d.	Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

	(3)	In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)	Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

	(1)	If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not

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voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

	(2)	If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)	Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request,

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shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)	Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)	At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)	After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in

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all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)	The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)	The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)	From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)	The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

APPENDIX D

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB

            [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003

                                       OR

          [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                FOR THE TRANSITION PERIOD FROM _______ TO _______

                         COMMISSION FILE NUMBER 0-22800

                             NORTH BANCSHARES, INC.
                 (Name of Small Business Issuer in its Charter)

                 Delaware                                    36-3915073
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                  100 W. North Avenue, Chicago, Illinois 60610
               (Address of principal executive offices) (Zip Code)

                    Issuer's telephone number: (312) 664-4320

              Securities Registered Under Section 12(b) of the Act:

                                      None

              Securities Registered Under Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                                (Title of Class)

     Check whether the Issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2)
has been subject to such requirements for the past 90 days. YES [X] NO [ ]

     Check if there is no disclosure of delinquent filers in response to Item
405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

     The Issuer had $7.5 million in gross income for the year ended
December 31, 2003.

     As of March 1, 2004, there were issued and outstanding 1,144,695 shares of the Issuer's Common Stock. The aggre gate market value of the voting stock held by non-affiliates of the Issuer, computed by reference to the average of the closing bid and asked price of such stock on the Nasdaq Stock Market as of March
1, 2004 was approximately $11,859,000. (The exclusion from such amount of the market value of the shares owned by any person shall not be deemed an admission by the issuer that such person is an affiliate of the Issuer.)

                       DOCUMENTS INCORPORATED BY REFERENCE

PART II of Form 10-KSB--Portions of Annual Report to Stockholders for the fiscal year ended December 31, 2003 PART III of Form 10-KSB--Portions of Proxy
Statement for the Annual Meeting of Stockholders for the fiscal year ended
December 31, 2003.

================================================================================

                                      INDEX

PART I                                                                      PAGE
                                                                            ----

        Item 1.  Description of Business                                      2

        Item 2.  Description of Properties                                   23

        Item 3.  Legal Proceedings                                           23

        Item 4.  Submission of Matters to a Vote of Security Holders         23

PART II

        Item 5.  Market for Registrant's Common Equity and Related
                     Stockholder Matters                                     23

        Item 6.  Management's Discussion and Analysis or Plan of
                     Operation                                               23

        Item 7.  Financial Statements                                        23

        Item 8.  Changes in and Disagreements with Accountants on
                     Accounting and Financial Disclosures                    23

        Item 8A. Controls and Procedures                                     23

PART III

        Item 9.  Directors, Executive Officers, Promoters and
                     Control Person; Compliance with Section 16(a)
                     of the Exchange Act                                     23

        Item 10. Executive Compensation                                      24

        Item 11. Security Ownership of Certain Beneficial Owners
                     and Management                                          24

        Item 12. Certain Relationships and Related Transactions              24

        Item 13. Exhibits and Reports on Form 8-K                            25

        Item 14. Principal Accountant Fees and Services                      25

SIGNATURES                                                                   26

CERTIFICATIONS                                                               27

EXHIBIT INDEX                                                                29

                                        1

                                     PART I

ITEM 1. DESCRIPTION OF BUSINESS

GENERAL

         North Bancshares, Inc. (the "Company" or "North Bancshares") is a
Delaware corporation which was organized in 1993 by North Federal Savings Bank
("North Federal" or the "Bank") for the purpose of becoming the Bank's holding company. The Company owns all of the capital stock of the Bank, which was issued on December 21, 1993 in connection with the Bank's conversion from the mutual to the stock form of organization (the "Conversion"). There were 1,144,695 shares of Company common stock outstanding at December 31, 2003. The Bank was organized in 1886 and converted to a federal mutual savings bank in 1986. The Bank amended its charter in December 1993 in connection with the Conversion to become a federal stock savings bank. All references to the Company, unless otherwise indicated, at or before December 21, 1993 refer to the Bank. The Company's common stock is quoted on The Nasdaq Stock Market under the symbol "NBSI".

         The Company and the Bank are subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision, Department of
the Treasury ("OTS"), and by the Federal Deposit Insurance Corporation ("FDIC").
The Bank is a member of the Federal Home Loan Bank ("FHLB") System and its deposits are backed by the full faith and credit of the United States Government and are insured by the Savings Association Insurance Fund ("SAIF") to the
maximum extent permitted by the FDIC.

         The Company serves the Chicago metropolitan area through its two retail banking offices located in Chicago and Wilmette, Illinois. At December 31, 2003,
the Company had total consolidated assets of $133.7 million, deposits of $91.0 million, and stockholders' equity of $13.5 million.

         The Company is an independent community-oriented financial institution offering a variety of financial services to meet the needs of the communities which it serves. The Company attracts retail deposits from the general public, obtains brokered deposits or borrows funds from available sources and invests those funds primarily in first mortgages on owner-occupied and non-owner occupied one- to four-family residences, multi- family properties, commercial real estate, consumer loans and mortgage-backed and investment securities. The
Company also originates or acquires participations in multi-family and commercial loans.

         The Company's revenues are derived principally from interest on loans, investments, mortgage-backed securities and income from fees and service charges. The Company's operations are affected by general economic conditions, competition in the Company's market area, the monetary and fiscal policies of the federal government and the policies of various regulatory authorities, including the OTS and the Board of Governors of the Federal Reserve System
("Federal Reserve Board"). The Company's results of operations are largely dependent upon net interest income, which is the difference between the interest received on its loan and investment securities portfolios and the interest paid on its deposit accounts and borrowings.

         The executive offices of the Company and the Bank are located at 100 W.
North Avenue, Chicago, Illinois 60610-1399. The telephone number at that address is (312) 664-4320. The Bank maintains a web site at www.northfederal.com.
Information contained on this website should not be considered part of this report.

FORWARD-LOOKING STATEMENTS

         When used in this Annual Report on Form 10-KSB and in other filings with the Securities and Exchange Commission, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," " will likely result," "are expected to," "will continue", "is anticipated", "estimate",
"project", "plans," or similar expressions are intended to identify
"forward-looking statements" within the meaning of the Private Securities
Litigation Reform

                                        2

Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

         Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs; (2) changes in managements's estimate of the adequacy of the allowance for loan losses; (3)
competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior and the Company's net interest margin; (5)
the impact of repricing and competitor's pricing initiatives on loan and deposit products; (6) the Company's ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (7) the
Company's ability to access cost-effective funding; (8) changes in financial markets and general economic conditions; (9) new legislation or regulatory changes; (10) changes in accounting principles, policies or guidelines.

         The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

LENDING ACTIVITIES

         GENERAL. The Bank's loan portfolio consists primarily of conventional first mortgage loans secured by one- to four-family residences, multi-family properties and commercial real estate and consumer loans. At December 31, 2003, the Bank's gross loans outstanding totaled $95.8 million, of which $43.0 million, or 44.9%, were one- to four-family residential mortgage loans. Of the one- to four-family mortgage loans outstanding at that date, 90.4% were fixed-rate loans (40.5% of total gross loans receivable), including balloon loans, and 9.6% were adjustable-rate loans (4.3% of total gross loans receivable). At that same date, multi-family residential mortgage loans totaled
$1.9 million, all of which were fixed-rate balloon loans. In addition, at that date, commercial real estate and commercial loans outstanding totaled $30.2 million, of which $7.6 million were adjustable rate and $21.1 million were fixed rate loans. The balance of the Bank's loans included $20.5 million in adjustable-rate consumer loans and $184,000 in fixed rate loans, which together represented 21.6% of the Bank's gross loan portfolio.

         The Bank also invests in mortgage-backed securities. At December 31,
2003, mortgage-backed securities available for sale totaled $9.6 million or 7.2%
of total assets. At that date, all of the mortgage-backed securities portfolio was insured or guaranteed by Freddie Mac or Fannie Mae.

         All loans must be approved by a committee comprised of four officers, one of whom is a director of the Bank. Requests for loans greater than
$1,000,000 are reviewed and considered for approval by the Board of Directors of the Bank on a case-by-case basis.

         The aggregate amount of loans that the Bank is permitted to make under applicable federal regulations to any one borrower, including related entities, is generally the greater of 15% of unimpaired capital and surplus or $500,000.
See "Regulation - Federal Regulation of Savings Associations." At December 31,
2003, the maximum amount which the Bank could have lent under this limit to any one borrower and the borrower's related entities was approximately $2.1 million.
At December 31, 2003, the Bank had no loans or groups of loans to related borrowers with outstanding balances in excess of this amount. The Bank's largest lending relationship at December 31, 2003 consisted of two loans to one individual totaling $1.7 million. These loans were secured by a first mortgage on real estate. The Bank's next three largest lending relationships to a single borrower or a group of related borrowers totaled $1.6 million, $1.6 million and
$1.6 million, respectively. Each of these is a loan or group of loans secured by either a first mortgage on real estate or a first lien on real property and each of these loans was current as of December 31, 2003.

                                        3

         LOAN PORTFOLIO COMPOSITION. The table below sets forth information concerning the composition of the Bank's loan and mortgage-backed securities portfolios in dollar amounts and in percentages (before deductions for deferred fees and discounts and allowances for losses) as of the dates indicated.

                                                          At December 31,
                                    ---------------------------------------------------------
                                               2003                            2002
                                    ---------------------------       -----------------------
                                     Amount            Percent         Amount        Percent
                                    --------          ---------       --------      ---------
                                                       (DOLLARS IN THOUSANDS)

REAL ESTATE LOANS:
 One- to four-family .........      $ 42,951(1)           44.85%      $ 46,912          53.91%
 Multi-family ................         1,891(2)            1.97          2,761           3.17
 Commercial ..................        28,708(3)           29.98         23,317          26.79
                                    --------          ---------       --------      ---------
    Total real estate loans ..        73,550              76.80         72,990          83.87
                                    --------          ---------       --------      ---------

CONSUMER LOANS:
 Deposit account .............           129               0.13            176           0.20
 Home equity and home
   improvement ...............        20,584              21.49         12,298          14.13
                                    --------          ---------       --------      ---------
 Total consumer loans ........        20,713              21.62         12,474          14.33
                                    --------          ---------       --------      ---------

 COMMERCIAL LOANS ............         1,509               1.58          1,562           1.80
                                    --------          ---------       --------      ---------
 Total loans receivable ......        95,772             100.00%        87,026         100.00%
                                    --------          =========       --------      =========
 LESS:
 Deferred fees and discounts .           (46)                              236
 Allowance for loan losses ...           347                               326
                                    --------                          --------
   Total loans receivable, net      $ 95,471                          $ 86,464
                                    ========                          ========

MORTGAGE-BACKED
SECURITIES:
 Fannie Mae ..................      $  2,868              30.00%      $  9,399          64.81%
 Freddie Mac .................         6,706              70.00          5,104          35.19
                                    --------          ---------       --------      ---------
    Total mortgage-backed

     securities ..............      $  9,574             100.00%      $ 14,503         100.00%
                                    ========          =========       ========      =========

------------------------
(1) This amount includes a total of $769,000 of 5, 7 and 10 year balloon loans.
(2) This amount includes a total of $1.9 million of 5, 7 and 10 year balloon loans.
(3) All of these are balloon loans.

                                       4

         The following table shows the composition of the Bank's loan portfolio by fixed- and adjustable-rates at the dates indicated.

                                                                  AT DECEMBER 31,
                                           -----------------------------------------------------------
                                                       2003                            2002
                                           ----------------------------       ------------------------
                                            AMOUNT             PERCENT         AMOUNT         PERCENT
                                           --------          ----------       --------      ----------
                                                              (DOLLARS IN THOUSANDS)

FIXED-RATE LOANS:
 Real estate:
  One- to four-family ...............      $ 38,835(1)            40.55%      $ 40,281           46.29%
  Multi-family ......................         1,891(2)             1.97          2,761            3.17
  Commercial ........................        21,089(3)            22.02         18,065           20.76
                                           --------          ----------       --------      ----------
   Total fixed-rate real estate loans        61,815               64.54         61,107           70.22
  Consumer ..........................           184                0.19            345            0.40
  Commercial ........................         1,509                1.58          1,562            1.79
                                           --------          ----------       --------      ----------
   Total fixed-rate loans ...........        63,508               66.31         63,014           72.41
                                           --------          ----------       --------      ----------

ADJUSTABLE-RATE LOANS:
 Real estate:
  One- to four-family ...............         4,116                4.30          6,631            7.62
  Commercial ........................         7,619(4)             7.96          5,252            6.03
  Consumer ..........................        20,529               21.43         12,129           13.94
                                           --------          ----------       --------      ----------
   Total adjustable rate loans ......        32,264               33.69         24,012           27.59
                                           --------          ----------       --------      ----------

    Total loans receivable ..........        95,772              100.00%        87,026          100.00%
                                                               ========                     ==========

LESS:
 Deferred fees and discounts ........           (46)                               236
 Allowance for loan losses ..........           347                                326
                                                                              --------
  Total loans receivable, net .......      $ 95,471                           $ 86,464
                                           ========                           ========

------------------------
(1) This amount includes a total of $769,000 of 5, 7 and 10 year balloon loans.
(2) This amount includes a total of $1.9 million of 5, 7 and 10 year balloon loans.
(3) All of these are balloon loans.
(4) All of these are balloon loans.

                                        5

         The following schedule illustrates the maturity of the Bank's loan portfolio at December 31, 2003. Loans which have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due rather than when interest rates are next subject to change. The schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses. The total amount of loans due after December 31, 2004 which have a pre-determined interest rate is $63.5 million.

                                                                Real Estate
                             ----------------------------------------------------------------------------------
                               One- to four-family              Multi-family                   Commercial
                             -----------------------       -----------------------       -----------------------

                                            Weighted                     Weighted                      Weighted
                                             Average                      Average                       Average
                              Amount          Rate          Amount         Rate           Amount          Rate
                             -------       ---------       -------       ---------       -------       ---------

                                                           (Dollars in Thousands)
Due During Periods Ending
    After December 31,
-------------------------

2003(1)                      $   365            7.26%      $   289            7.74%      $ 2,324            5.55%
2004 ....................         60            8.17           616            8.27         1,999            5.26
2005 ....................        280            6.86           348            8.13         2,420            5.56
2006 and 2007 ...........        736            6.57           638            7.01        19,256            6.11
2008 to 2012 ............      1,980            6.16            --            0.00         1,989            7.38
2013 to 2017 ............      4,783            5.79            --            0.00            --            0.00
2018 and following.......     34,747            6.21            --            0.00           720            6.00
                             -------       ---------       -------       ---------       -------       ---------
                             $42,951            6.18%      $ 1,891            7.74%      $28,708            6.04%
                             =======       =========       =======       =========       =======       =========

[WIDE TABLE CONTINUED FROM ABOVE]

                                    Consumer                      Commercial                      Total
                             -----------------------       ------------------------        -----------------------

                                           Weighted                        Weighted                      Weighted
                                            Average                         Average                       Average
                              Amount          Rate          Amount           Rate           Amount          Rate
                             -------       ---------       ---------       ---------       -------       ---------

                                                            (Dollars in Thousands)

Due During Periods Ending
    After December 31,       $   193            6.13%      $   1,509            8.00%      $ 4,680            6.63%
-------------------------        691            4.00              --            0.00         3,366            5.60
2003(1)                        2,148            4.02              --            0.00         5,196            5.17
2004 ....................     17,577            4.50              --            0.00        38,207            5.39
2005 ....................         49            4.00              --            0.00         4,018            6.74
2006 and 2007 ...........         55            8.66              --            0.00         4,838            5.82
2008 to 2012 ............         --            0.00              --            0.00        35,467            6.21
2013 to 2017 ............    -------       ---------       ---------       ---------       -------       ---------
2018 and following.......    $20,713            4.46%      $   1,509            8.00%      $95,772            5.83%
                             =======       =========       =========       =========       =======       =========

(1) Includes demand loans, loans having no stated maturity, and past due loans.

                                        6

ONE- TO FOUR-FAMILY RESIDENTIAL REAL ESTATE LENDING

         The Bank's lending program includes the origination of permanent loans, to be held in its portfolio, secured by mortgages on owner-occupied and non-owner-occupied, one- to four-family residences. Typically, such homes are single family detached houses, condominiums, townhomes and two- to four-family dwellings. At December 31, 2003, $43.0 million, or 44.9%, of the Bank's gross loan portfolio consisted of permanent loans secured by one- to four-family residences compared with $46.9 million or 53.9% of the portfolio at December 31,
2002. The decrease is primarily attributable to an emphasis on consumer and commercial real estate lending and loans refinanced with other lenders due to the low interest rate environment. The Bank originates a variety of residential loans, including conventional 10, 15, 20 and 30 year fixed-rate loans, one, three and five year adjustable-rate mortgage loans ("ARMs") and 5, 7, and 10 year fixed rate balloon loans.

         The Bank's loans are designed to respond to customer preferences, market dynamics and changes in asset/liability management objectives. During
2003, the Bank continued to emphasize loans on non-owner occupied, one- to four-family properties due to the higher yields offered by such loans, as well as customer demand. These loans are underwritten using similar criteria as loans secured by owner-occupied one- to four-family residences, but are provided at higher rates of interest than owner-occupied loans because they have a slightly higher risk factor.

         The Bank offers one-to four-family residential ARMs which are fully amortizing loans with contractual maturities of up to 30 years. The interest rates on all of the ARMs originated by the Bank are subject to adjustment at one year intervals after the initial adjustment period. The Bank's ARM products generally carry interest rates which are reset to a stated margin over an independent index. Increases or decreases in the interest rate of the Bank's
ARMs are generally limited to 2.0% at any adjustment date and 6.0% over the life of the loan. The Bank's ARMs are not convertible into fixed-rate loans, are not assumable, do not contain prepayment penalties and do not produce negative amortization. At December 31, 2003, the total balance of one- to four-family
ARMs was $4.1 million, or 4.3% of the Bank's gross loan portfolio.

         The Bank evaluates both the borrower's ability to make principal and interest payments and the value of the property that will secure the loan. The
Bank verifies a borrower's employment history and the source of the down payment. The Bank underwrites one- to four-family loans in order to satisfy secondary market requirements and is a qualified Freddie Mac seller/servicer and is a qualified mortgage originator in the Federal Home Loan Bank of Chicago's
Mortgage Partnership Finance program. Sales of one- to four-family loans to the
Federal Home Loan Bank of Chicago totaled $1.7 million during the year ended
December 31, 2003 compared with $2.2 million during the year ended December 31,
2002.

         The Bank originates residential mortgage loans with loan-to-value ratios up to 90%. On mortgage loans exceeding an 80% loan-to-value ratio at the time of origination, North Federal requires private mortgage insurance in an amount intended to reduce the Bank's exposure to 80% of the appraised value.
Property securing a real estate loan made by North Federal is appraised by independent appraisers. The Bank requires evidence of marketable title and lien position on all loans secured by real property and requires hazard or fire and extended coverage and vandalism and malicious mischief casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan. The Bank also requires flood insurance to protect the property securing its interest if the property is located in a flood zone.

         Residential mortgage loan originations are derived from a number of sources, including mortgage brokers, advertising, real estate broker referrals, existing borrowers and depositors, builders and walk-in customers. Loan applications are accepted at both of the Bank's offices.

MULTI-FAMILY REAL ESTATE LENDING

         In order to enhance the yield on its assets, North Federal originates or purchases permanent loans secured by multi- family real estate. At December
31, 2003, the Bank had multi-family real estate loans totaling $1.9 million, or
2.0% of the Bank's gross loan portfolio. The largest multi-family loan at
December 31, 2003 was $348,000. Although the Bank had no delinquent multi-family real estate loans at December 31, 2003, there can be no assurance that delinquencies will not occur in the future.

         Permanent or construction multi-family real estate loans currently originated or purchased by the Bank have a maximum maturity of 10 years, with most permanent loans having maturities ranging from 5 to 10 years while construction loans normally have a maturity of between nine to twelve months.
Most of the multi-family real estate loans amortize over a 25 year period. Rates on permanent loans are fixed, based on competitive factors, with construction loan rates normally indexed to the prime rate. Multi-family real estate loans are generally written in amounts of up to 75% of the appraised value of the property with borrowers or developers providing a personal guarantee in most cases.

         Appraisals on properties securing multi-family loans are performed by independent appraisers designated by the Bank at the time the loan is made. All appraisals on multi-family loans are reviewed by the Bank's loan committee. In addition, the

                                        7

Bank's current underwriting procedures require verification of the borrower's credit history, income and financial statements, banking relationships, references and income projections for the property.

         Multi-family loans generally present a higher level of risk than loans secured by one- to four-family residences. This greater risk is due to several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed, or a bankruptcy court modifies a lease term), the borrower's ability to repay the loan may be impaired.

COMMERCIAL REAL ESTATE LENDING

         In order to enhance the yield on its assets, North Federal originates or purchases commercial real estate loans. At December 31, 2003, the Bank had commercial real estate loans totaling $28.7 million, or 30.0% of the Bank's gross loan portfolio compared with $23.3 million, or 26.8% of the gross loan portfolio at December 31, 2002. The increase is primarily attributable to an increased emphasis on commercial real estate lending in 2003. The largest commercial real estate loan outstanding at December 31, 2003 was a $1.6 million
18 month construction loan. At December 31, 2003, the Bank had no commercial real estate loans which were over 30 days delinquent.

         Construction or permanent commercial real estate loans currently originated or purchased by the Bank have a variety of maturity dates with a maximum maturity of 10 years, with most construction loans having a maturity of nine to twelve months. Most of the permanent commercial real estate loans amortize over a 25 year period. Rates on permanent loans are fixed, based on competitive factors. Rates on construction loans are normally indexed to the prime rate. Permanent commercial real estate loans are generally written in amounts of up to 75% of the appraised value of the property and borrowers are, in most cases, personally liable for a portion if not all of the indebtedness.

         Appraisals on properties securing commercial real estate loans are performed by independent appraisers designated by the Bank at the time the loan is made. All appraisals on commercial real estate loans are reviewed by the
Bank's loan committee. In addition, the Bank's current underwriting procedures require verification of the borrower's credit history, income and financial statements, banking relationships, references and income projections for the property.

         For many of the same reason associated with multi-family real estate lending, commercial real estate loans generally present a higher level of risk than loans secured by one- to four-family residences. Although the Bank had no commercial real estate loans that were more than 30 days delinquent at December
31, 2003, there can be no assurance that delinquencies will not occur in the future.

         The Bank has expanded and intends to continue to expand its commercial real estate lending activities, subject to customer demand and the existence of qualified borrowers.

CONSUMER LENDING

         The Bank originates a variety of different types of consumer loans, including equity loans, rehabilitation loans, which are loans that exceed the parameters of a home improvement loan due to the extent of the remodeling, direct automobile loans, deposit account loans, home improvement loans and checking account overdraft protection loans. The Bank expanded its consumer loan department and products during 2001 and plans to continue this type of lending, particularly home equity and rehabilitation loans, because of their attractive yields, shorter terms to maturity, and community need. At December 31, 2003,
$20.7 million or 21.6% of the Bank's gross loan portfolio, consisted of consumer loans compared with $12.5 million or 14.3% at December 31, 2002.

         The Bank's home improvement and equity line of credit loans are underwritten such that the total commitment amount, when combined with the first mortgage lien, may not exceed 90% of the appraised value of the property. Loans that exceed 80% of the appraised value are privately insured. These loans are written with a maximum maturity of five years and an interest rate that adjusts with changes to the prime rate. At December 31, 2003, the Bank had $20.6 million of home improvement and line of credit loans and $14.5 million in unused credit line commitments compared with $12.3 million of outstanding home improvement and line of credit loans and $9.7 million in unused credit line commitments at
December 31, 2002.

         The underwriting standards employed by the Bank for consumer loans include a determination of the applicant's payment history on other debts and the ability to meet existing obligations and payments on the proposed loan.
Although creditworthiness of the applicant is of primary consideration, the underwriting process also includes a comparison of the value of the security, if any, in relation to the proposed loan amount. While consumer loans other than home equity loans and savings account loans generally involve a higher level of credit risk than one- to four-family residential loans, consumer loans are typically

                                        8

made at higher interest rates and for shorter terms. The shorter term of consumer loans increases the interest rate sensitivity of the lending institution's portfolio.

         Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are secured by rapidly depreciable assets, such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. At
December 31, 2003, the Bank had two consumer loans totaling $17,000 delinquent
60 Days or more.

COMMERCIAL LENDING

         In order to further enhance the yield on its assets, the Bank issued a commercial line of credit to a manufactured housing developer to finance the period of time between the delivery of a unit to closing. This period is usually between 60 to 90 days. The line of credit is collateralized by a secured interest in the individual units and any related sales contracts. In addition, the line of credit is personally guaranteed by the developer. The loan-to-value ratio will range between 50% to 60% at any given time. At December 31, 2003, the line of credit amounted to $1.6 million and was fully extended. The line of credit carries a fixed rate of interest on a one-year renewable basis and was current as of December 31, 2003. The interest is paid monthly and cannot be drawn from the line of credit. As of December 31, 2003, this commercial line of credit represented the Bank's sole commercial lending relationship not secured by real estate.

         Commercial loans generally carry a higher rate of interest and are made for shorter periods of time than fixed-rate or adjustable rate one- to four-family residential loans. Commercial loans are usually larger and carry a greater degree of risk, in part because the borrower's ability to repay the debt may be largely dependent on the cash flow from the underlying business. The Bank analyzes the financial condition of the property and the borrower in determining whether to extend credit, and generally requires a personal guarantee from the borrower.

MORTGAGE-BACKED SECURITIES

         The Bank purchases mortgage-backed securities to complement its mortgage lending activities. At December 31, 2003, mortgage-backed securities available for sale totaled $9.6 million, or 7.2% of the Bank's total assets.

         Under the OTS' risk-based capital requirements, Ginnie Mae mortgage-backed securities have a zero percent risk- weighting and Fannie Mae,
Freddie Mac and AA- or higher-rated mortgage-backed securities have a 20%
risk-weighting, in contrast to the 50% risk-weighting carried by one- to four-family performing residential mortgage loans. None of the mortgage- backed securities held by the Bank at December 31, 2003 had a risk-weight for regulatory capital purposes above 20%.

         All of the Bank's mortgage-backed securities are backed by federal agencies. Accordingly, management believes that the Bank's mortgage-backed securities are generally resistant to credit problems.

                                        9

         The following table sets forth the contractual maturities of the Bank's mortgage-backed securities at December 31, 2003. Mortgage-backed securities having adjustable interest rates are shown as maturing in the period during which the security is repricing. Balances are shown at amortized cost.

                                                                                                               CARRYING
                                                     DUE IN                                          TOTAL       VALUE
                    ----------------------------------------------------------------------------------------------------
                6 MONTHS    6 MONTHS      1 TO       3 TO 5      5 TO 10    10 TO 20    OVER 20     DECEMBER    DECEMBER
                OR LESS     TO 1 YEAR   3 YEARS       YEARS       YEARS       YEARS       YEARS     31, 2003    31, 2003
                 ------      ------      ------      ------      ------      ------      ------      ------      ------
                                                             (IN THOUSANDS)

Freddie Mac      $   --      $   87      $1,782      $  227      $    2      $  794      $   --      $2,892      $2,868

Fannie Mae          490          --       2,108          --          --       3,149         988       6,735       6,706
                 ------      ------      ------      ------      ------      ------      ------      ------      ------

   Total         $  490      $   87      $3,890      $  227      $    2      $3,943      $  988      $9,627      $9,574
                 ======      ======      ======      ======      ======      ======      ======      ======      ======

LOAN ORIGINATION, MORTGAGE-BACKED SECURITIES PURCHASES AND SALES AND REPAYMENT
ACTIVITIES

         The following table shows the Bank's loan originations, loan and mortgage-backed securities purchases, sales and principal repayments for the periods indicated. The Bank maintains an approved seller/servicer status with
Freddie Mac and is a qualified participating financial institution with the
Illinois Housing Development Authority and is a participant in the FHLB of
Chicago's Mortgage Partnership Finance program.

                                                           YEAR ENDED DECEMBER 31,
                                                           -----------------------
                                                             2003           2002
                                                           --------       --------
                                                                (IN THOUSANDS)

Loans receivable (gross) at beginning of year .......      $ 87,026       $ 93,977
                                                           --------       --------

Originations and purchases by type:
Fixed Rate:
  Real estate - one- to four-family .................        24,783          7,792
                  - multi-family ....................            --            215
                  - commercial ......................        17,424         15,002
                  - consumer ........................           320             55
  Non-real estate - commercial ......................           123            197
                                                           --------       --------
Total fixed rate loans originated ...................        42,650         23,261
                                                           --------       --------
Adjustable Rate:
  Real estate - one- to four-family .................         1,038          2,476
                  - commercial ......................         8,583          5,869
                  - consumer ........................        19,948         14,408
                                                           --------       --------
Total adjustable rate loans originated ..............        29,569         22,753
                                                           --------       --------

  Sales .............................................        (1,910)        (3,938)
  Principal repayments ..............................       (61,563)       (49,027)
                                                                          --------
Total loans at end of year ..........................      $ 95,772       $ 87,026
                                                           ========       ========

Mortgage-backed securities (net) at beginning of year      $ 14,503       $ 11,707

  Purchases .........................................         4,426          7,988
  Repayments ........................................        (8,154)        (5,738)
  Sales .............................................          (892)           (--)
Change in unrealized (loss) gain on mortgage-backed
     securities available-for-sale ..................          (306)           300
Amortization of premiums (discounts) ................            (3)           246
                                                           --------       --------
Mortgage-backed securities (net) at end of year .....      $  9,574       $ 14,503
                                                           ========       ========

                                       10

ASSET QUALITY

         When a borrower fails to make a required payment on a loan, the Bank attempts to cure the delinquency by contacting the borrower. In the case of residential loans, a late notice is sent not later than 30 days after the due date. Additional written and verbal contacts may be made with the borrower between 30 and 90 days after the due date. If the delinquency continues for a period of 60 days after the due date, the Bank usually sends a default letter to the borrower and, after 90 days following the due date, institutes appropriate action to foreclose on the property. If foreclosed upon, the property is sold at public auction and may be purchased by the Bank. Delinquent consumer loans are handled in a similar manner. The Bank's procedures for repossession and sale of consumer collateral are subject to various requirements under Illinois consumer protection laws. The Bank historically has had few foreclosed assets and has had none during the five year period ended December 31, 2003. The Bank has not charged-off any loans during the five year period ended December 31, 2003.

         DELINQUENT LOANS. At December 31, 2003, the Bank had three loans totaling $90,000 more than 60 days delinquent.

         NON-PERFORMING ASSETS. At December 31, 2003 and 2002, the Bank had no
non-accruing loans, troubled debt restructurings or foreclosed assets.

                                                     DECEMBER 31,
                                                  -----------------
                                                   2003        2002
                                                  -----       -----
                                                     (DOLLARS IN
                                                      THOUSANDS)
       Non-performing loans:
         One- to four-family ...............      $  --         $--
                                                  -----       -----
            Total non-performing assets ....      $  --         $--
                                                  =====       =====

       Total as a percentage of total assets       0.00%       0.00%
                                                  =====       =====

         OTHER LOANS OF CONCERN. As of December 31, 2003, there were no loans with respect to which known information about the possible credit problems of the borrowers or the cash flows of the security properties have caused management to have concerns as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the non-performing asset categories. Management has taken this into consideration in determining the adequacy of the allowance for losses on loans as of December 31, 2003.

         CLASSIFIED ASSETS. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the
OTS to be of lesser quality, as substandard, doubtful or loss. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.
Substandard assets include those characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard, with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.
Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted.

         When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge off such amount. An institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS and the FDIC, which may order additional general or specific loss allowances.

         In connection with the filing of its periodic reports with the OTS and in accordance with its classification of assets policy, the Bank regularly reviews the problem assets in its portfolio to determine whether any assets require classification in accordance with applicable regulations. There were no classified assets at December 31, 2003.

         ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of probable incurred losses in its loan portfolio. This evaluation, which includes a review of all loans for which full collectibility may not be reasonably assured, considers among other matters, the estimated fair value of the underlying collateral, economic conditions, historical loan loss experience and other factors that warrant recognition in providing for an adequate loan loss allowance. Allowances also are established for loans considered to be impaired.
The calculation of allowance levels for impaired loans is based upon the discounted present value of expected cash flows received from the debtor

                                       11

or other measures of value such as market prices or collateral values. Although management believes it uses the best information available to make such determinations, future adjustments to the allowance may be necessary, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the initial determinations. See Notes 1 and
3 of the Notes to Consolidated Financial Statements contained in the Annual
Report to Stockholders filed as Exhibit 13 hereto, and "Regulation." At December
31, 2003, the Bank's allowance for loan losses totaled $347,000, which was equal to .36% of loans receivable.

         The following table sets forth an analysis of the Bank's allowance for loan losses.

                                                  Year Ended
                                                 December 31,
                                                2003      2002
                                                ----      ----
                                                  (DOLLARS IN
                                                  THOUSANDS)

           Balance at beginning of year ..      $326      $298

           Charge-offs:
             One- to four-family .........        --        --
             Consumer ....................        --        --
             Commercial real estate ......        --        --

           Recoveries ....................        --        --
                                                ----      ----

           Net charge-offs ...............        --        --
           Additions charged to operations        21        28
                                                ----      ----
           Balance at end of year ........      $347      $326
                                                ====      ====

         Once the Bank repossesses property it is classified as real estate owned. Any gains or losses (realized or reserved for) are treated as real estate owned activity. The Bank had no real estate owned as of the dates presented.

         The distribution of the Bank's allowance for loan losses at the dates indicated is summarized as follows:

                                                 DECEMBER 31
                                       2003                      2002
                                BALANCE    ALLOWANCE      BALANCE    ALLOWANCE
                                ----------------------------------------------
                                            (DOLLARS IN THOUSANDS)
REAL ESTATE LOANS
 One-to four family             $42,951      $   110      $46,912      $   122
 Multi Family                     1,891            9        2,761           10
 Commercial                      28,708          158       23,317          138
                                -------      -------      -------      -------
   Total Real estate loans       73,550          277       72,990          270

CONSUMER LOANS
 Deposit account                    129            0          176            0
 Home equity and home
   improvement                   20,584           62       12,298           47
                                -------      -------      -------      -------
  Total consumer loans           20,713           62       12,474           47

COMMERCIAL LOANS                  1,509            8        1,562            9
                                -------      -------      -------      -------

  Total loans receivable        $95,772      $   347      $87,026      $   326
                                =======      =======      =======      =======

                                       12

INVESTMENT ACTIVITIES

         North Federal must maintain, only what is deemed necessary by the Bank, investments that qualify as liquid assets under OTS regulations. Liquidity may increase or decrease depending upon the availability of funds and comparative yields on investments in relation to the return on loans. Historically, the Bank has maintained liquid assets at levels above the what is believed adequate to meet the requirements of normal operations, including potential deposit outflows. Cash flow projections are regularly reviewed and updated to ensure that adequate liquidity is maintained. See "Regulation - Liquidity."

         Federally chartered savings institutions have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain bankers acceptances, repurchase agreements and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest their assets in commercial paper, investment grade corporate debt securities and mutual funds whose assets conform to the investments that a federally chartered savings institution is otherwise authorized to make directly.

         Generally, the investment policy of the Bank is to invest funds among various categories of investments and maturities based upon the Bank's asset/liability and interest rate risk management policies, concern for the highest investment quality, liquidity needs and performance objectives.

         At December 31, 2003, the Company's interest-bearing deposits with banks and dollar denominated money market accounts totaled $12.6 million, or
9.1% of total assets. Investment securities, consisting of U.S. government securities, U. S. Government mutual funds, federal agency obligations and FHLB stock, totaled $8.1 million, or 5.9% of total assets, and investment in federal funds sold totaled $12.3 million or 8.9% of total assets. It is the Company's general policy to purchase securities which are U.S. Government securities or federal agency obligations. At December 31, 2003, the weighted average term to maturity or repricing of the investment portfolio, excluding FHLB stock, was one month.

         The following table sets forth the composition of the Company's securities portfolio, excluding its mortgage-backed securities, at the dates indicated.

                                                                          AT DECEMBER 31,
                                                         ----------------------------------------------
                                                                  2003                     2002
                                                         ----------------------------------------------
                                                         CARRYING      % OF       CARRYING       % OF
                                                          VALUE        TOTAL        VALUE        TOTAL
                                                         -------      -------      -------      -------
                                                                      (DOLLARS IN THOUSANDS)

Securities:
  U.S. Government agency securities ...............      $ 4,922        37.23%     $ 4,068        24.85%
  FHLB stock ......................................        4,252        31.90        3,999        24.43
  Other ...........................................           63         0.47           52         0.32
  Mutual Funds ....................................        4,053        30.40        8,252        50.40
                                                         -------      -------      -------      -------
    Total securities and FHLB stock ...............      $13,290       100.00%     $16,371       100.00%
                                                         =======      =======      =======      =======

Other Interest-Earning Assets:
  Interest-bearing deposits with banks ............      $ 2,767                   $ 4,338
  Dollar denominated mutual funds .................           95                        83
  Federal funds sold ..............................        8,166                    12,253
                                                         -------                   -------
     Total ........................................      $11,028                   $16,674
                                                                                   =======

Average remaining life or term to repricing of
securities and other interest-earning
assets, excluding  FHLB stock and equity securities       2 mos.                    1 mos.

                                       13

         The composition of the securities portfolio, excluding FHLB of Chicago stock, are indicated in the following table.

                                                         AT DECEMBER 31, 2003
                                      ------------------------------------------------------------
                                                                              TOTAL
                                       ONE YEAR    1 THRU 5      OVER 5     INVESTMENT
                                       OR LESS       YEARS        YEARS     SECURITIES
                                      ---------    ---------    ---------    ---------
                                      AMORTIZED    AMORTIZED    AMORTIZED    AMORTIZED     FAIR
                                        COST         COST         COST         COST        VALUE
                                       ------       ------       ------       ------       ------
                                                         (DOLLARS IN THOUSANDS)

U.S. Government agency securities      $   --       $1,000       $4,000       $5,000       $4,922
Other ...........................          63           --           --           63           63
                                       ------       ------       ------       ------       ------
    Total securities ............      $   63        1,000       $4,000       $5,063        4,985
                                       ======       ======       ======       ======       ======
Weighted average yield(1) .......        9.00%        3.50%        5.06%        3.75%
                                       ======       ======       ======       ======

-----------------
(1) The weighted average yield is based upon the interest rate in effect at
    December 31, 2003.

SOURCES OF FUNDS

         GENERAL. The Bank's primary sources of funds are deposits, both retail and brokered, borrowings, amortization and prepayments of loan principal, maturities and sales of investment securities, short-term investments and funds provided from operations.

         DEPOSITS. North Federal offers a variety of deposit accounts having a wide range of interest rates and terms. The Bank's deposits consist of passbook accounts, NOW and non-interest-bearing checking accounts, money market accounts and certificate accounts. The Bank relies primarily on advertising, competitive pricing policies and customer service to attract and retain these deposits.

         The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates and competition.

         The variety of deposit accounts offered by the Bank has allowed it to be competitive in obtaining funds and to respond with flexibility to changes in consumer demand. The Bank has become more susceptible to short-term fluctuations in deposit flows, as customers have become more interest rate conscious. The
Bank manages the pricing of its deposits in keeping with its asset/liability and interest rate risk management, profitability and growth objectives and has traditionally attempted to retain longer term deposits for asset/liability and interest rate risk management purposes. Based on its experience, the Bank believes that its passbook, MMDA, NOW and non-interest-bearing checking accounts are relatively stable sources of deposits. However, the ability of the Bank to attract and maintain certificates of deposit, and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.

                                       14

         The following table sets forth the dollar amount of savings deposits in the various types of deposit programs offered by the Bank during the dates indicated and the rates offered as of December 31:

                                                                AT DECEMBER 31,
                                                -----------------------------------------------
                                                         2003                      2002
                                                -----------------------------------------------
                                                              PERCENT                   PERCENT
                                                 AMOUNT      OF TOTAL       AMOUNT     OF TOTAL
                                                -----------------------------------------------
                                                               (DOLLARS IN THOUSANDS)
TRANSACTION AND SAVINGS DEPOSITS:
---------------------------------

Passbook Accounts 0.50% ..................      $13,171          14.5%     $12,422         13.8%
NOW  Accounts 0.30% ......................        8,057           8.9        8,152          9.0
Non-Interest Bearing Demand Accounts .....        5,560           6.1        5,076          5.6
Money Market Deposit Accounts 0.00% -1.01%       18,774          20.6       18,465         20.5
                                                -------       -------      -------      -------

Total Non-Certificates ...................       45,562          50.1       44,115         48.9
                                                -------       -------      -------      -------

TOTAL CERTIFICATES:
-------------------

 0.00 - 4.99% ............................       25,934         28.5        21,739         24.2
 5.00 - 5.99% ............................       15,273         16.8        19,482         21.6
 6.00 - 6.99% ............................        4,055          4.5         4,677          5.2
 7.00 - 7.99% ............................           34          0.0            33          0.0
 8.00 - 8.99% ............................           94          0.1           104          0.1
                                                -------       -------     --------      -------

Total Certificates .......................       45,390          49.9       46,035         51.1
                                                -------       -------      -------      -------
Total Deposits ...........................      $90,952         100.0%     $90,150        100.0%
                                                =======       =======      =======      =======

         The following table sets forth the savings flows at the Bank during the years indicated.

                                               YEAR ENDED DECEMBER 31,
                                               ----------------------

                                                 2003          2002
                                               --------      --------
                                               (DOLLARS IN THOUSANDS)

Opening balance ..........................     $ 90,150      $ 87,448
Deposits .................................      173,868       176,627
Withdrawals ..............................      175,549       176,849
Interest credited                                 2,483         2,924
                                               --------      --------
Ending balance ...........................     $ 90,952      $ 90,150
                                               ========      ========

Net increase .............................     $    802      $  2,702
                                               ========      ========

Percent increase .........................         0.89%         3.09%
                                               ========      ========

                                       15

         The following table shows rate and maturity information for the Bank's certificates of deposit as of December 31, 2003.

                                          0.00-         5.00-         6.00-         7.00-       8.00% or                     PERCENT
                                          4.99%         5.99%         6.99%         7.99%        GREATER        TOTAL       OF TOTAL
                                         -------       -------       -------       -------       -------       -------       ------
                                                                             (DOLLARS IN THOUSANDS)
Certificate accounts maturing
in quarter ending:
----------------------------

March 31, 2004 ....................      $ 4,522       $   409       $     8           $--       $    --       $ 4,939        10.88%
June 30, 2004 .....................        4,042         2,617            --            --            --         6,659        14.67
September 30, 2004 ................        3,510           133            --            --            --         3,643         8.03
December 31, 2004 .................        3,420           560            --            --            --         3,980         8.77
March 31, 2005 ....................          904           205           703            --            38         1,850         4.08
June 30, 2005 .....................        3,844         2,153         1,342            --            --         7,339        16.17
September 30, 2005 ................          413         2,024           990            --             1         3,428         7.55
December 31, 2005 .................          382            --           681            --            --         1,063         2.34
March 31, 2006 ....................           45           352           231            14            --           642         1.41
June 30, 2006 .....................          173           482            --            --            --           655         1.44
September 30, 2006.................          108         2,276            --            20            --         2,404         5.30
December 31, 2006 .................          459           189            --            --            --           648         1.43
Thereafter ........................        4,112         3,873           100            --            55         8,140        17.93
                                         -------       -------       -------       -------       -------       -------       ------
   Total ..........................      $25,934       $15,273       $ 4,055       $    34       $    94       $45,390       100.00%
                                         =======       =======       =======       =======       =======       =======       ======
   Percent of total ...............       57.14%        33.65%         8.93%         0.07%         0.21%      100.00%
                                        =======       =======       =======       =======       =======       =======

         The following table indicates the amount of the Bank's certificates of deposit by time remaining until maturity as of December 31, 2003.

                                                                MATURITY
                                            ----------------------------------------------
                                                           OVER         OVER
                                           3 MONTHS       3 TO 6      6 TO 12       OVER
                                            OR LESS       MONTHS       MONTHS     12 MONTHS      TOTAL
                                            -------      -------      -------      -------      -------
                                                                  (IN THOUSANDS)

CERTIFICATES OF DEPOSIT OF LESS THAN
 $100,000 ............................      $ 4,256      $ 3,963      $ 5,329      $16,105      $29,653

CERTIFICATES OF DEPOSIT OF $100,000 OR
GREATER ..............................          683        2,696        2,293       10,065       15,737
                                            -------      -------      -------      -------      -------

TOTAL CERTIFICATES OF DEPOSIT ........      $ 4,939      $ 6,659      $ 7,622      $26,170      $45,390
                                            =======      =======      =======      =======      =======

BORROWINGS

         Although deposits are the Bank's primary source of funds, the Bank's policy has been to utilize borrowings, such as advances from the FHLB of
Chicago, when they are a less costly source of funds or can be invested at a positive rate of return.

         The Bank obtains advances from the FHLB of Chicago secured by its shares of the capital stock of the FHLB of Chicago, certain of the Bank's mortgage loans and securities. Such advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB of Chicago will advance to member institutions, including the Bank, for purposes other than meeting withdrawals, fluctuates from time to time in accordance with the policies of the OTS and the
FHLB of Chicago. The maximum amount of FHLB of Chicago advances to a member institution generally is reduced by borrowings from any other source. At
December 31, 2003, the Bank's FHLB of Chicago advances totaled $27.5 million compared with $31.0 million at December 31, 2002. The decrease was primarily attributable to the repayment of higher cost short term FHLB advances. At
December 31, 2003, $21.0 million of Federal Home Loan Bank advances had various call provisions.

                                       16

         During fiscal 2000, the Company obtained a $500,000 unsecured line of credit from an unaffiliated financial institution. The purpose of the loan was to fund stock repurchases and for general corporate purposes. The line of credit renews on an annual basis. The loan provides for an interest rate, which the
Bank selects, of either the prime rate or 225 basis points over three month
LIBOR. The loan requires quarterly payments of accrued interest and one payment of all outstanding principal plus accrued interest on February 26, 2005. The credit line was not used during fiscal 2003. The financing agreement contains covenants that require the Company to provide quarterly financial information and require the Bank to maintain a "well capitalized" regulatory capital level.
At December 31, 2003, there was no outstanding balance in the line of credit and the Company was in compliance with all the terms of the financing agreement.

         The following table sets forth certain information regarding Federal
Home Loan Bank advances at and for the dates indicated:

                                              AT AND FOR THE YEARS ENDED
                                              --------------------------
                                                    DECEMBER 31,
                                                    ------------
                                                 2003          2002
                                               ---------------------
                                               (DOLLARS IN THOUSANDS)

Average balance outstanding .............      $28,615       $32,423
Maximum amount outstanding at any month
end during the year .....................       31,000        34,250
Balance outstanding at end of year ......       27,500        31,000
Weighted average interest rate during the
year ....................................         5.40%         5.34%
Weighted average interest rate at end of
year ....................................         5.41%         5.19%

SUBSIDIARY AND OTHER ACTIVITIES

         As a federally chartered savings bank, North Federal is permitted by
OTS regulations to invest up to 2% of its assets in the stock of, or unsecured loans to, service corporation subsidiaries. North Federal may invest an additional 1% of its assets in service corporations where such additional funds are used for inner-city or community development purposes.

         At December 31, 2003, North Federal had one active subsidiary, North
Financial Corporation, which provides general insurance services to the customers of the Bank. The Bank's investment in its subsidiary was $11,000 at
December 31, 2003. For the year ended December 31, 2003, North Financial
Corporation had a net loss of $3,645.

                           SUPERVISION AND REGULATION

GENERAL

         North Federal is a federally chartered savings bank, the deposits of which are federally insured and backed by the full faith and credit of the
United States Government. Accordingly, the Bank is subject to broad federal regulation and oversight extending to all its operations. The Bank is a member of the FHLB of Chicago and is subject to certain limited regulation by the
Federal Reserve Board. As the savings and loan holding company of North Federal, the Company also is subject to federal regulation and oversight.

FEDERAL REGULATION OF SAVINGS ASSOCIATIONS

         The OTS has extensive authority over the operations of savings associations. As part of this authority, North Federal is required to file periodic reports with the OTS and is subject to periodic examinations by the
OTS. All savings associations are subject to a semi-annual assessment, based upon the savings association's total assets, to fund the operations of the OTS.

         The OTS also has extensive enforcement authority over all savings institutions and their holding companies, including the Bank and the Company.
This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions.

         The Bank's general permissible lending limit for loans-to-one-borrower is equal to the greater of $500,000 or 15% of unimpaired capital and surplus
(except for loans fully secured by certain readily marketable

                                       17

collateral, in which case this limit is increased to 25% of unimpaired capital and surplus). At December 31, 2003, the Bank's lending limit under this restriction was $2.1 million. North Federal was in compliance with the loans-to-one-borrower limitation as of that date.

INSURANCE OF ACCOUNTS AND REGULATION BY THE FDIC

         As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the Savings Association Insurance Fund ("SAIF") or the Bank Insurance fund
("BIF"). The FDIC also has the authority to initiate enforcement actions against savings associations, after giving the OTS an opportunity to take action, and may terminate deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (I.E., a core capital ratio of at least 5%, a ratio of Tier 1 or core capital to risk-weighted assets ("Tier 1 risk-based capital") of at least 6% and a total risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (I.E., core or Tier 1 risk- based capital ratios of less than 4% or a total risk-based capital ratio of less than 8%) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period. At
December 31, 2003, the Bank was classified as a well-capitalized institution.
During the year ended December 31, 2003, the Bank was not assessed a deposit insurance premium.

         SAIF-insured institutions are also required to pay an assessment for the repayment of interest on obligations issued by a federally chartered corporation to provide financing ("FICO") for resolving the thrift crisis in the
1980's. These FICO assessments are addition to amounts assesses by the FDIC for deposit insurance. Between January 1, 2000, and the final maturity of the outstanding FICO obligations in 2019, BIF members and SAIF members share the cost of the interest on the FICO bonds. During the year ended December 31, 2003, the FICO assessment rate for both BIF and SAIF members ranged between 1.70 basis points of deposits and 1.84 basis points of deposits. During the year ended
December 31, 2003, the Bank paid FICO assessments totaling approximately
$14,584.

REGULATORY CAPITAL REQUIREMENTS

         All federally insured savings institutions are required to maintain minimum levels of capital, including a tangible capital level, a leverage ratio
(or core capital level) and a risk-based capital level. The OTS is also authorized to impose capital requirements in excess of these standards on individual associations on a case- by-case basis.

         The capital regulations require tangible capital of at least 1.5% of adjusted total assets (as defined by regulation). At December 31, 2003, the Bank had tangible capital of $13.1 million, or 9.8% of adjusted total assets, which was approximately $11.1 million above the minimum requirement of 1.5% of adjusted total assets in effect on that date.

         The capital standards also require core capital equal to 4% of adjusted total assets, depending on an institution's supervisory rating. Core capital generally consists of tangible capital plus certain intangible assets. At
December 31, 2003, North Federal had core capital equal to $13.1 million, or
9.5% of adjusted total assets, which was $7.7 million above the minimum leverage ratio requirement of 4.0% as in effect on that date.

         The OTS risk-based requirement requires savings associations to have total capital of at least 8% of risk-weighted assets. Total capital consists of core capital, as defined above, and supplementary capital. Supplementary capital consists of certain permanent and maturing capital instruments that do not qualify as core capital and general valuation loan and lease loss allowances up to a maximum of 1.25% of risk-weighted assets. Supplementary capital may be used to satisfy the risk-based requirement only to the extent of core capital.

         In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet items, will be multiplied by a risk weight, ranging from 0% to 100%, based on the risk inherent in the type of asset. For example, the OTS has assigned a risk weight of 50% for prudently underwritten permanent one- to four-

                                       18

family first lien mortgage loans not more than 90 days delinquent and having a loan to value ratio of not more than 90% at origination unless insured to such ratio.

         On December 31, 2003, North Federal had total capital of $13.4 million
(including $13.1 million in core capital and $347,000 in qualifying supplementary capital) and risk-weighted assets of $85.7 million or total capital of 15.7% of risk-weighted assets. This amount was $6.3 million above the
8.0% requirement in effect on that date.

         In addition, the OTS, like the other federal banking agencies, has adopted prompt corrective action regulations which establish five capital categories, ranging from well capitalized to significantly undercapitalized. A well capitalized institution must have a Tier 1 (core) capital to total assets ratio of at least 5%, a Tier 1 capital to risk-weighted assets ratio of at least
6% and a total capital to risk-weighted assets ratio of at least 10%. In order for an institution to be adequately capitalized such ratios must be at least 4%
(3% in certain circumstances), 4% and 8%, respectively. At December 31, 2003,
North Federal was well-capitalized. If an institution is not at least adequately capitalized it must submit a capital restoration plan, including certain guarantees by its holding company, and various limitations on an institution's growth and operation may be imposed. In severe cases, the FDIC or the OTS may appoint a conservator or receiver for the institution. The OTS is also generally authorized to reclassify an institution into a lower capital category and impose the restrictions applicable to such category if the institution is engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

         The imposition by the OTS or the FDIC of any of these measures on North
Federal may have a material adverse effect on the Bank's operations and profitability. The Company's shareholders do not have preemptive rights, and therefore, if the Company is directed by the OTS or the FDIC to issue additional shares of Common Stock, such issuance may result in the dilution in the percentage of ownership of the Company.

LIMITATIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS

         OTS regulations impose various restrictions on savings associations with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. OTS regulations also prohibit a savings association from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the regulatory capital of the association would be reduced below the amount required to be maintained for the liquidation account established in connection with its mutual to stock conversion.

ACCOUNTING

         The OTS requires that savings institutions have documented investment policies and strategies, and account for investments in accordance with generally accepted accounting principles. Management must support its classification of and accounting for loans and securities (i.e., whether held for investment, sale or trading) with appropriate documentation. North Federal is in compliance with these requirements.

         OTS accounting regulations, which may be made more stringent than generally accepted accounting principles, require that transactions be reported in a manner that best reflects their underlying economic substance and inherent risk and that financial reports must incorporate any other accounting regulations or orders prescribed by the OTS.

QUALIFIED THRIFT LENDER TEST

         All savings institutions are required to meet a qualified thrift lender
("QTL") test to avoid certain restrictions on their operations. This test requires a savings institution to have at least 65% of its portfolio assets in specified qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the savings institution may maintain 60% of its assets in those assets specified in Section 7701 (a)
(19) of the Internal Revenue Code. Under either test, these specified assets primarily consist of residential housing related loans and investments. At
December 31, 2003, the Bank met the test and has always met the test since its effectiveness.

         Any savings institution that fails to meet the QTL test must convert to a national bank charter, unless it requalifies as a QTL and remains a QTL. If an institution does not requalify and converts to a national bank charter, it must remain SAIF-insured until the FDIC permits it to transfer to the BIF. If such an institution has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a savings institution and a national bank, and it is limited to national bank branching rights. In addition, the institution is subject to national bank limits for payment of dividends. If the institution has not

                                       19

requalified or converted to a national bank within three years after the failure, it must divest all investments and stop all activities not permissible for a national bank. If any institution that fails the QTL test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies.

COMMUNITY REINVESTMENT ACT

         Under the Community Reinvestment Act ("CRA"), every FDIC insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA requires the OTS, in connection with the examination of North Federal, to assess the institution's record of meeting the credit needs of its community and to take this record into account in its evaluation of certain applications, such as a merger or the establishment of a branch, by the Bank. An unsatisfactory rating may be used as the basis for the denial of an application by the OTS. The Bank received a satisfactory CRA rating on its most recent CRA compliance examination.

HOLDING COMPANY REGULATION

         The Company is a unitary savings and loan holding company subject to regulatory oversight by the OTS. The Company is required to register and file reports with the OTS and is subject to regulation and examination by the OTS. In addition, the OTS has enforcement authority over the Company and its non-savings association subsidiaries which also permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings association.

         As a unitary savings and loan holding company, the Company generally is not subject to activity restrictions. If the Company acquires control of another savings association as a separate subsidiary, it would become a multiple savings and loan holding company, and the activities of the Company and any of its subsidiaries (other than North Federal or any other SAIF-insured savings association) would generally become subject to additional restrictions.

         If North Federal fails the QTL test, then within one year the Company must register as, and become subject to, the significant restrictions applicable to bank holding companies.

FEDERAL SECURITIES LAW

         The Common Stock of the Company is registered with the SEC under the
Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company is subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

         Company stock held by persons who are affiliates (generally executive officers, directors and 10% or more stockholders) of the Company may not be resold without registration or unless sold in accordance with certain resale restrictions. If the Company meets specified current public information requirements, each affiliate of the Company is able to sell in the public market, without registration, a limited number of shares in any three-month period.

FEDERAL RESERVE SYSTEM

         The Federal Reserve Board requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts).

         Savings institutions are authorized to borrow from the Federal Reserve
Bank "discount window," but Federal Reserve Board regulations require institutions to exhaust other reasonable alternative sources of funds, including
FHLB borrowings, before borrowing from the Federal Reserve Bank.

FEDERAL HOME LOAN BANK SYSTEM

         North Federal is a member of the FHLB of Chicago, which is one of 12 regional FHLBs that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It makes loans to members (I.E., advances) in accordance with policies and procedures, established by the board of directors of the FHLB, which are subject to the oversight of the Federal Housing Finance
Board. All advances from the FHLB are required to be fully secured by sufficient

                                       20

collateral as determined by the FHLB. In addition, all long-term advances must be used to provide funds for residential home financing.

         As a member, North Federal is required to purchase and maintain stock in the FHLB of Chicago. At December 31, 2003, the Bank had $4.3 million in FHLB stock, which was in compliance with this requirement.

         For the year ended December 31, 2003, dividends paid by the FHLB of
Chicago to North Federal totaled $253,000. The $74,000 dividend received for the quarter ended December 31, 2003 reflects an annualized rate of 7.00%.

FEDERAL AND STATE TAXATION

FEDERAL TAXATION

         General. The following is a discussion of material tax matters and does not purport to be a comprehensive description of the tax rules applicable to the
Bank or the Company. The Company and Bank have not been audited by the IRS during the last 12 years. For federal income tax purposes, the Company and the
Bank file consolidated income tax returns and report their income on a calendar year basis using the accrual method of accounting and are subject to federal income taxation in the same manner as other corporations with some exceptions, such as the Bank's tax reserve for bad debts, discussed below.

TAX LEGISLATION REGARDING TAX BAD DEBT RESERVES

         Prior to the enactment, on August 20, 1996, of the Small Business Job
Protection Act of 1996 (the "Small Business Act"), for federal income tax purposes, thrift institutions such as the Bank, which met certain definitional tests primarily relating to their assets and nature of their business, were permitted to establish tax reserves for bad debts and to make annual additions thereto, which additions could, within specified limitations, be deducted in arriving at their taxable income. The Bank's deduction with respect to
"qualifying loans," which are generally loans secured by certain interests in real property, could be computed using the "Experience Method" which would be the greater of an amount based on a six-year moving average of the Bank's actual loss experience or an amount which would increase the Bank's reserve for losses on qualifying real property loans to the base year percentage, or a percentage equal to 8.0% of the Bank's taxable income (the "PTI Method"), computed without regard to this deduction and with additional modifications and reduced by the amount of any permitted addition to the non-qualifying reserve.

         Under the Small Business Act, the PTI Method was repealed and the Bank has been required to use the Experience Method of computing additions to its bad debt reserve for taxable years beginning with the Bank's taxable year beginning
January 1, 1996. In addition, the Bank is required to recapture (i.e., take into taxable income) over six- year period, beginning with the Bank's taxable year beginning January 1, 1996, the excess of the balance of its bad debt reserves
(other than the supplemental reserve) as of December 31, 1995 over the greater of (a) its "base year reserve," i.e., the balance of such reserves as of
December 31, 1987 or (b) an amount that would have been the balance of such reserves as of December 31, 1995 had the Bank always computed the additions to its reserves using the Experience Method. However, under the Small Business Act such recapture requirements will be suspended for each of the two successive taxable years beginning January 1, 1996 in which the Bank originates a minimum amount of certain residential loans during such years that is not less than the average of the principal amounts of such loans made by the Bank during its six taxable years preceding January 1, 1996.

         DISTRIBUTIONS. To the extent that the Bank makes "non-dividend distributions" to shareholders, such distributions will be considered to result in distributions from the Bank's base year reserve to the extent thereof and then from its supplemental reserve for losses on loans, and an amount based on the amount distributed will be included in the Bank's taxable income.
Non-dividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Association's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not constitute non-dividend distributions and, therefore, will not be included in the Bank's income.

         The amount of additional taxable income created from a non-dividend distribution is equal to the lesser of the Bank's base year reserve and supplemental reserve for losses on loans; or an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution.
Thus, approximately one and one-half times the non-dividend distribution would be includable in gross income for federal income tax purposes, assuming a 34%
federal corporate income tax rate.

         CORPORATE ALTERNATIVE MINIMUM TAX. The Internal Revenue Code of 1986,
as amended (the "Code"), imposes a tax ("AMT") on alternative minimum taxable income ("AMTI") at a rate of 20%. Only 90% of AMTI can be offset by net operating loss carryovers of which the Bank currently has none. AMTI is also adjusted by determining

                                       21

the tax treatment of certain items in a manner that negates the deferral of income resulting from the regular tax treatment of those items. Thus, the Bank's
AMTI is increased by an amount equal to 75% of the amount by which the Bank's adjusted current earnings exceeds its AMTI (determined without regard to this adjustment and prior to reduction for net operating losses). In addition, for taxable years beginning after December 31, 1986 and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modifications)
over $2 million is imposed on corporations, including the Bank, whether or not an AMT is paid. Under pending legislative proposals, the environmental tax would be extended to taxable years beginning before January 1, 2007. The Bank does not expect to be subject to the AMT, but may be subject to the environmental tax liability.

         Elimination of Dividends. Dividends Received Deduction. The Company may
exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from domestic corporations that are not members of such affiliated group, except that an 80% dividends received deduction applies if the Company and the Bank own more than 20% of the stock of a corporation paying a dividend. Under pending legislative proposals, the 70% dividends received deduction would be reduced to 50% with respect to dividends paid after enactment of such legislation.

STATE AND LOCAL TAXATION

         STATE OF ILLINOIS. The Company and the Bank file a combined unitary
Illinois income tax return. For Illinois income tax purposes the Company and the
Bank are taxed at an effective rate equal to 7.18% of Illinois Taxable Income.
For these purposes, "Illinois Taxable Income" generally means federal taxable income, subject to certain adjustments (including the addition of interest income on state and municipal obligations and the exclusion of interest income on United States Treasury obligations). The exclusion of income on United States
Treasury obligations has the effect of reducing the Illinois Taxable Income of the Company and the Bank.

         As a Delaware holding company, the Company has registered as a foreign corporation authorized to transact business in Illinois. As such, it files an
Illinois Foreign Corporation Annual Report and pays an annual franchise tax to the State of Illinois.

         STATE OF DELAWARE. As a Delaware holding company not earning income in
Delaware, the Company is exempted from Delaware corporate income tax but it files an annual report with and pays an annual franchise tax to the State of
Delaware.

COMPETITION

         North Federal faces strong competition, both in originating real estate and other loans and in attracting deposits. Competition in originating real estate loans comes primarily from other savings institutions, commercial banks, credit unions and mortgage bankers making loans secured by real estate located in the Bank's market area. Other savings institutions, commercial banks and credit unions provide vigorous competition in consumer lending.

         The Bank attracts deposits through its two offices, primarily from the communities in which those offices are located; therefore, competition for those deposits is principally from other savings institutions, commercial banks, credit unions located in the same communities, as well as mutual funds and other investment alternatives. The Bank competes for these deposits by offering a variety of deposit accounts at highly competitive rates, convenient business hours, with interbranch deposit and withdrawal privileges at each branch and access to automated teller machines. The Bank also has an agreement with a deposit broker to obtain certificates of deposit upon request.

EMPLOYEES

         At December 31, 2003, the Company had a total of 35 employees, including three part-time employees. Management considers its employee relations to be excellent.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following is a description of the business experience of the
Company's and the Bank's current executive officers who are not also directors.

         VICTOR E. CAPUTO - Mr. Caputo, age 59, joined the Bank as Senior Vice
President for Operations in January 1995. He was appointed Executive Vice
President and Corporate Secretary of the Company and the Bank in April 1995. He
was appointed Chief Operating Officer in August 1998. Mr. Caputo formerly was
Senior Vice President and Chief Operations Officer of Argo Federal Savings Bank.
Mr. Caputo has also served as an audit supervisor at KPMG LLP in Chicago. He has over 25 years experience in the thrift industry. He is a member of the American
Institute of Certified Public Accountants, the Financial Managers Society and
the Illinois Society of Certified Public Accountants.

                                       22

         MARTIN W. TROFIMUK - Mr. Trofimuk, age 43, was appointed as Vice
President and Treasurer of the Company and the Bank in 1993. Mr. Trofimuk has
served in various capacities since joining the Bank in 1985. He is a past
President of the Chicago Chapter of the Financial Managers Society and a member of the Institute of Financial Education.

ITEM 2. DESCRIPTION OF PROPERTY

         The Bank owns its main office building and leases space for its branch office. Both offices have ATM facilities. As of December 31, 2003, the net book value of the Bank's investment in premises, equipment and leaseholds was
$849,000.

ITEM 3. LEGAL PROCEEDINGS

         The Company and its subsidiary are involved as plaintiff or defendant in various legal actions arising in the normal course of their businesses. While the ultimate outcome of the various legal proceedings involving the Company and its subsidiary cannot be predicted with certainty, it is the opinion of management, after consultation with counsel, that the resolution of these legal actions should not have a material effect on the Company's consolidated financial position or results of operations.

         During the first quarter of 2003, the Bank discovered that a former employee had embezzled approximately $67,000 during the first quarter of 2001.
The Bank recovered a portion of the embezzled funds during 2003 with a recovery of the balance in January 2004.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         No matters were submitted to a vote of security holders, through the solicitation of proxies or otherwise, during the quarter ended December 31,
2003.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         North Bancshares, Inc. common stock trades on The Nasdaq Stock
Market(R) under the symbol "NBSI." ThE table below shows the high and low closing sales prices of the common stock and cash dividends paid during the periods indicated in fiscal 2003 and 2002. On March 1, 2004, North Bancshares,
Inc. had approximately 325 shareholders of record and 250 beneficial shareholders. As of that date, there were 1,144,695 shares of common stock issued and outstanding.

---------------------------------------------------------------------------------------
                            2003                                2002
---------------------------------------------------------------------------------------
                      High       Low          Cash        High        Low        Cash
                                           Dividends                          dividends
                                              paid                               paid
---------------------------------------------------------------------------------------

First quarter       $15.11      $13.54      $  .11      $13.00      $11.80      $  .11
---------------------------------------------------------------------------------------
Second quarter       17.07       14.30         .11       13.00       12.25         .11
---------------------------------------------------------------------------------------
Third quarter        17.20       14.75         .08       13.65       11.52         .11
---------------------------------------------------------------------------------------
Fourth quarter       15.00       12.80         .08       14.84       11.26         .11
---------------------------------------------------------------------------------------

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         Pages 4 through 13 of the Company's 2003 Annual Report to Stockholders
are incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS

         Pages 15 through 40 of the Company's 2003 Annual Report to Stockholders
are incorporated by reference.

                                       23

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

         There has been no change in the Company's independent accountant during the Company's two most recent fiscal years.

ITEM 8A. DISCLOSURE CONTROLS AND PROCEDURES

         (a) Evaluation of Disclosure Controls and Procedures: An evaluation of the Company's disclosure controls and procedures (as defined in Rule 13a-14(c)
under the Securities Exchange Act of 1934 (the "Act")) was carried out as of
December 31, 2003, under the supervision and with the participation of the
Company's Chief Executive Officer, Treasurer and several other members of the
Company's senior management. The Company's Chief Executive Officer and Treasurer
concluded as of December 31, 2003, that the Company's disclosure controls and procedures were effective in ensuring that the information required to be disclosed by the Company in the reports it files or submits under the Act is (i)
accumulated and communicated to the Company's management (including the Chief
Executive Officer and Treasurer) in a timely manner, and (ii) recorded, processed, summarized and reported within the time periods specified in the
SEC's rules and forms.

         (b) Changes in Internal Controls: During the quarter ended December 31,
2003, no changes occurred in the Company's internal control over financial reporting that has materially affected , or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE
        WITH SECTION 16(a) OF THE EXCHANGE ACT

DIRECTORS

         Information concerning Directors of the Company required by this item is incorporated by reference from the Company's definitive Proxy Statement for the Annual Meeting of Stockholders to be held in 2004, a copy of which has been filed with the Securities and Exchange Commission.

         Information concerning the Company's and the Bank's executive officers who are not also directors is contained in Item 1 of this report under
"Executive Officers who are not Directors."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were met.

         While the Company does have a code of conduct applicable to its principal executive officer, principal financial officer and principal accounting officer (as well as all other employees), this code does not, in its current form, meet the definition of "code of ethics" set forth in Item 406 of
SEC Regulation S-B. As a Nasdaq-listed company, the Company is required to have a code in place meeting this definition applicable to all of its directors, officers and employees by May 6, 2004. The Company is currently reviewing its existing code and intends to make the appropriate modifications prior to this deadline.

ITEM 10. EXECUTIVE COMPENSATION

         Information concerning executive compensation is incorporated by reference from the Company's definitive Proxy Statement for the Annual Meeting of Stockholders to be held in 2004, a copy of which has been filed with the
Securities and Exchange Commission.

                                       24

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Information concerning security ownership of certain beneficial owners and management required by this item is incorporated by reference from the definitive Proxy Statement for the Annual Meeting of Stockholders to be held in
2004, a copy of which has been filed with the Securities and Exchange
Commission.

The following table sets forth information as of December 31, 2003 with respect to compensation plans under which shares of the Company's common stock may be issued:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                  Number of
                                                Shares-to-be         Weighted            Number of Shares
                                                 issued upon         Average         Remaining-Available-for
                                                 Exercise of    Exercise Price of     Future Issuance Under
                                                 Outstanding       Outstanding         Equity Compensation
                                                  Options,           Options,        Plans (Excluding Shares
                                                Warrants and       Warrants and      Reflected in the First
Plan Category                                      Rights             Rights                 Column)
--------------------------------------------    ------------    -----------------    ------------------------

Equity compensation plans approved by              35,002            $12.32                   None
stockholders
Equity compensation plans not approved by             N/A               N/A                    N/A
stockholders
Total                                              35,002            $10.32                   None

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Information concerning certain relationships and related transactions required by this item is incorporated by reference from the Company's definitive
Proxy Statement for the Annual Meeting of Stockholders to be held in 2004, a copy of which has been filed with the Securities and Exchange Commission.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

         (a) EXHIBITS

                                                                                  REFERENCE TO
                                                                                  PRIOR FILING
                                                                                   OR EXHIBIT
          REGULATION                                                                NUMBER
          S-B EXHIBIT                                                              ATTACHED
            NUMBER                DOCUMENT                                          HERETO
            ------                --------                                          ------

             2           Plan of acquisition, reorganization, arrangement,            None
                         liquidation or succession
             3(I)        Certificate of Incorporation                                  *
             3(ii)       Amended and Restated By-Laws                                  **
             4           Instruments defining the rights of holders, including         *
                         indentures
             9           Voting trust agreement                                       None
             10.1        1993 Stock Option and Incentive Plan                         ****
             10.2        Recognition and Retention Plan                               ****
             10.4        Form of employment agreement with Joseph A.                   *
                         Graber, Victor E. Caputo and Martin W. Trofimuk
             11          Statement regarding computation of per share                 None
                         earnings
             13          Annual report to security holders                             13
             16          Letter on change in certifying accountant                    None
             18          Letter on change in accounting principles                    None
             21          Subsidiaries of Registrant                                    ***

                                       25

             22          Published report regarding matters submitted to vote         None
             23          Consent of independent accountants                            23
             31.1        Rule 13a-14a Certification of Chief Executive Officer        31.1
             31.2        Rule 13a-14a Certification of Chief Financial Officer        31.2
             32          Certification pursuant to Section 906 of Sarbanes-
                         Oxley Act                                                     32
             24          Power of attorney                                            None
             99          Additional exhibits                                          None

*        Filed as exhibits to the Registrant's Form S-1 registration statement
         (File No. 33-69444) and incorporated herein by reference.
**       Filed as an exhibit to the Registrants Quarterly Report on form 10-QSB for the quarter ended June 30, 2001 and incorporated herein by reference.
***      Filed as an exhibit to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996 and incorporated herein by reference.
****     Filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997 and incorporated herein by reference.

         (b) REPORTS ON FORM 8-K

                  The Company filed a report on Form 8-K on October 16, 2003 reporting the issuance of a press release regarding the declaration of a quarterly dividend and a review of the feasability of de-registering the
Company's common stock under the Securities Exchange Act of 1934. On October 20,
2003, the Company furnished a Current Report on Form 8-K regarding it's earnings for the quarter ended September 30, 2003.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

         Information concerning principal accountant fees and services are incorporated herein by reference from the definitive proxy statement for the
Annual Meeting of Stockholders to be held in April 2004 (excluding the information contained under the heading of "Report of the Audit Committee") a copy of which will be filed no later than 120 days after December 31, 2003.

                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Exchange Act, the
Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         NORTH BANCSHARES, INC.

                         By:/s/ Joseph A. Graber
                         -----------------------
                         Joseph A. Graber, President and Chief Executive Officer
                         (DULY AUTHORIZED REPRESENTATIVE)

         In accordance with the Exchange Act, this report has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Mary Ann Hass                         /s/ Mark W. Ferstel
-----------------                         -------------------
Mary Ann Hass, Chairman                   Mark W. Ferstel, Director

Date: March 25, 2004                      Date: March 25, 2004

/s/ Robert H. Rusher                      /s/ Elmer L. Hass
--------------------                      -----------------
Robert H. Rusher, Director                Elmer L. Hass, Director

Date:  March 25, 2004                     Date: March 25, 2004

/s/ Gregory W. Rose                       /s/ Frank J. Donati
-------------------                       -------------------
Gregory W. Rose, Director                 Frank J. Donati, Director

Date: March 25, 2004                      Date: March 25, 2004

/s/ Joseph A. Graber                      /s/ Martin W. Trofimuk
--------------------                      ----------------------
Joseph A. Graber, President and           Martin W. Trofimuk, Vice President and
Chief Executive Officer and Director      Treasurer (PRINCIPAL FINANCIAL AND
                                          ACCOUNTING OFFICER)
Date: March 25, 2004
                                          Date: March 25, 2004

EXHIBIT INDEX

ITEM 13a - EXHIBITS - SEE EXHIBIT INDEX

         (a) EXHIBITS

                                                                                  REFERENCE TO
                                                                                  PRIOR FILING
                                                                                   OR EXHIBIT
          REGULATION                                                                NUMBER
          S-B EXHIBIT                                                              ATTACHED
            NUMBER                DOCUMENT                                          HERETO
            ------                --------                                          ------
             2           Plan of acquisition, reorganization, arrangement,            None
                         liquidation or succession
             3(I)        Certificate of Incorporation                                  *
             3(ii)       Amended and Restated By-Laws                                  **
             4           Instruments defining the rights of holders, including         *
                         indentures
             9           Voting trust agreement                                       None
             10.1        1993 Stock Option and Incentive Plan                         ****
             10.2        Recognition and Retention Plan                               ****
             10.4        Form of employment agreement with Joseph A.                   *
                         Graber, Victor E. Caputo and Martin W. Trofimuk
             11          Statement regarding computation of per share                 None
                         earnings
             13          Annual report to security holders                             13
             16          Letter on change in certifying accountant                    None
             18          Letter on change in accounting principles                    None
             21          Subsidiaries of Registrant                                    ***
             22          Published report regarding matters submitted to vote         None
             23          Consent of independent accountants                            23
             31.1        Rule 13a-14a Certification of Chief Executive Officer        31.1
             31.2        Rule 13a-14a Certification of Chief Financial Officer        31.2
             32          Certification pursuant to Section 906 of Sarbanes-
                         Oxley Act                                                     32
             24          Power of attorney                                            None
             99          Additional exhibits                                          None

*        Filed as exhibits to the Registrant's Form S-1 registration statement
         (File No. 33-69444) and incorporated herein by reference.
**       Filed as an exhibit to the Registrants Quarterly Report on form 10-QSB for the quarter ended June 30, 2001 and incorporated herein by reference.
***      Filed as an exhibit to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996 and incorporated herein by reference.
****     Filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997 and incorporated herein by reference.

                                                                      EXHIBIT 13

--------------------------------------------------------------------------------

Message from the Chairman and the President...............................     1

Selected Consolidated Financial Information...............................     2

Management's Discussion and Analysis of Financial

Consolidated Statements of Changes in

                                                                  March 22, 2004

To Our Shareholders:

         Our Company ended fiscal year 2003 in much better shape than it began.
During the year 2002 and at the beginning of 2003 we experienced a decline in our interest rate spread resulting from the extraordinary refinancing activity that took place as a result of the lowest levels of interest rates in 45 years.
Despite these historically low rates, an employee embezzlement that was discovered in the first quarter of 2003 and an economy that has just begun to recover, we ended the year with a record number of loans, which included an $8.2 million increase in equity lines of credit. In January 2004, we fully recovered the embezzled funds and we have made progress on improving our interest rate spread. In addition, the credit quality of our portfolio has remained excellent.

         During 2003, we continued the diversification of our loan portfolio into commercial real estate and consumer loans, while selling long term fixed rate loans. These higher-yielding consumer and commercial real estate loans carry shorter terms to maturity and reprice faster than residential mortgages, which will result in future earnings being less susceptible to movements in interest rates.

         We also continued to grow our core deposit products with our passbook, checking and money market deposit accounts growing by 3.3% over year end 2002 and, within that category, non-interest checking accounts growing 9.5%. Many of our customers are now using our internet banking product and bill payment service that we introduced in 2003.

         While the economy continues to struggle with recovery and it appears that interest rates will remain low for an extended period of time, your Board is committed to improving shareholder value and continues to expand and enhance our balance sheet with the products and services that our customers demand and deserve.

                                           Sincerely,

                                           Mary Ann Hass
                                           Chairman of the Board

                                           Joseph A. Graber
                                           President and Chief Executive Officer

                                       1

Set forth below is selected financial data of the Company. This financial data is derived in part from, and should be read in conjunction with, the
Consolidated Financial Statements of the Company and the Notes thereto contained in this annual report.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                       DECEMBER 31,
                                              --------------------------------------------------------------
                                                 2003         2002         2001         2000          1999
                                              --------------------------------------------------------------
                                                           (IN THOUSANDS-EXCEPT PER SHARE DATA)
============================================================================================================

SELECTED FINANCIAL CONDITION DATA:
----------------------------------

Total assets                                  $ 133,746    $ 137,793    $ 136,761    $ 134,581     $ 130,689
Loans receivable, net                            95,471       86,464       93,425       90,765        88,989
Securities available for sale                    18,612       26,875       18,753       30,541        31,578
Deposit accounts                                 90,952       90,150       87,448       81,317        76,506
Borrowed funds                                   27,500       31,000       31,750       38,200        41,100
Stockholders' equity                             13,494       13,905       13,493       12,783        11,253

                                                                   YEAR ENDED DECEMBER 31,
                                              --------------------------------------------------------------
SELECTED OPERATING DATA:                         2003          2002         2001         2000         1999
------------------------                      --------------------------------------------------------------

Total interest income                         $   6,892    $   8,390    $   9,219    $   9,250     $   8,837
Total interest expense                            3,601        4,420        5,626        5,787         5,276
                                              --------------------------------------------------------------
Net interest income before provision
  for loan losses                                 3,291        3,970        3,593        3,463         3,561
Provision for loan losses                            21           28           36           31            17
                                              --------------------------------------------------------------
Net interest income after provision
  for loan losses                                 3,270        3,942        3,557        3,432         3,544
                                              --------------------------------------------------------------
Non-interest income (loss):

  Gain (loss) on sale of securities
    available for sale                              100          181           11         (138)           75
  Gain (loss) on sale of loans held
    for sale                                         65           75           64          (12)           --
  Gain on sale of real estate                        --           --           --        1,322            --
  Other than temporary decline in
    value of securities available for sale           --           --           --          (24)          (66)
  Service fees and other non-interest
    income                                          429          326          323          308           299
                                              --------------------------------------------------------------
Total non-interest income                           594          582          398        1,456           308
Non-interest expense                              3,283        3,344        3,157        3,065         2,954
                                              --------------------------------------------------------------

Income before tax expense                           581        1,180          798        1,823           898
Income tax expense                                  211          460          313          453           362
                                              --------------------------------------------------------------
NET INCOME                                    $     370    $     720    $     485    $   1,370     $     536
                                              ==============================================================

Basic earnings per share                      $     .32    $     .62    $     .42    $    1.17     $     .45
Diluted earnings per share                          .32          .62          .42         1.16           .44
                                              --------------------------------------------------------------
Dividends paid per share                            .38          .44          .44          .44           .44
                                              --------------------------------------------------------------

                                        2

                    SELECTED FINANCIAL RATIOS AND OTHER DATA

                                                                                   DECEMBER 31,
                                                 --------------------------------------------------------------------------------
                                                     2003             2002             2001             2000             1999
                                                 --------------------------------------------------------------------------------
PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------------------------------------------------

 Return on assets (ratio of net income to
   average assets)                                    0.28%            0.52%            0.35%            1.04%            0.42%
 Return on stockholders' equity (ratio of
   net income to average equity)                      2.71             5.28             3.72            11.68             4.36
 Interest rate spread information:
   Average during year                                2.09             2.45             2.09             2.09             2.30
   End of year                                        2.18             2.21             2.15             2.13             2.35
 Net interest margin                                  2.54             2.95             2.67             2.68             2.83
 Ratio of operating expenses to average
   assets                                             2.45             2.41             2.30             2.33             2.30
 Efficiency ratio(1)                                   .85              .74              .79              .62              .76
 Ratio of average interest-earning assets
   to average interest-bearing liabilities          115.86           115.05           114.03           113.31           112.76

ASSET QUALITY RATIOS:
---------------------------------------------------------------------------------------------------------------------------------
 Non-performing assets to total assets at
   end of year                                        0.00             0.00             0.00             0.00             0.00
 Allowance for loan losses to non-
   performing loans                                    N/A(2)           N/A(2)           N/A(2)           N/A(2)           N/A(2)
 Allowance for loan losses to loans
   receivable                                         0.36             0.38             0.32             0.29             0.26

CAPITAL RATIOS:
---------------------------------------------------------------------------------------------------------------------------------
  Stockholders' equity to total assets               10.09            10.09             9.87             9.50             8.61
  Average stockholders' equity to average
   assets                                            10.16             9.82             9.49             8.93             9.56
  Shares outstanding-actual                      1,144,695        1,138,029        1,156,774        1,181,253        1,231,207
  Book value per share                               11.79            12.22            11.66            10.82             9.14
  Dividend payout ratio                               1.19              .71             1.04              .38             1.00

NUMBER OF FULL SERVICE                                   2                2                2                2                2
OFFICES:
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes gains on sales.
(2) Not applicable because the Company had no non-performing loans.

                                        3

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

GENERAL

         North Bancshares, Inc. (the "Company") was organized on September 23,
1993 under Delaware law as the holding company for North Federal Savings Bank
(the "Bank"). In connection with the Bank's conversion from a federally chartered mutual savings bank to a stock savings bank, the Bank issued all of its common stock to the Company for approximately 50% of the net proceeds of the conversion. At December 31, 2003, there were 1,144,695 outstanding shares of common stock. The Company's common stock trades on The Nasdaq Stock Market under the symbol "NBSI."

         The primary business of the Company is that of an independent, community-oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. The Company attracts deposits from the general public, obtains brokered deposits or borrows funds and uses such funds to originate or acquire one- to four-family residential mortgages, loans secured by multi-family apartment buildings, commercial real estate loans and equity loans and lines of credit secured by real estate. The
Company also purchases participating interests in commercial real estate loans and maintains a commercial line of credit with a manufactured housing developer.
The Company's shorter term investments are primarily federal agency securities, investment grade securities, mortgage-backed securities and federal funds.

         The Company's consolidated results of operations are primarily dependent on net interest income, which is the difference between the interest earned on interest-earning assets and the interest paid on deposits and borrowings and, to a lesser degree on non-interest income and non-interest expense. The Company's operating expenses consist principally of employee compensation, occupancy expenses and other general and administrative expenses.
The Company's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities.

FORWARD-LOOKING STATEMENTS

         When used in this Annual Report and in other filings with the
Securities and Exchange Commission, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "Will likely result," "are expected to," "will continue", "is anticipated", "estimate",
"project", "plans," or similar expressions are intended to identify
"forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward- looking statements, which speak only as of the date made. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

         Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs; (2) changes in management's estimate of the adequacy of the allowance for loan losses; (3)
competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior and the Company's net interest margin; (5)
the impact of repricing and competitor's pricing initiatives on loan and deposit products; (6) the Company's ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (7) the
Company's ability to access cost-effective funding; (8) changes in financial markets and general economic conditions; (9) new legislation or regulatory changes; (10) changes in accounting principles, policies or guidelines.

         The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

                                        4

         The Board of Directors and the Management of the Company and the Bank
are continuing to focus on building the franchise value of the Company in order to improve and produce long term value to our shareholders and to serve the needs of our communities, customers, and employees.

         In order to accomplish this mission we set forth the following goals and targets.

         1. To achieve a 7.5% TO 8.0% return on equity (ROE) by the end of fiscal year 2006.

         2. To achieve a .65% TO .70% return on assets (ROA) by the end of fiscal year 2006.

         3. To increase deposit accounts by 10% per year, with an emphasis on lower cost accounts such as non-interest bearing checking accounts.

         4. To achieve a loan to assets ratio of between 75% to 80% by the end of fiscal year 2006.

         5. To continue to focus lending on products that carry adjustable rates and have shorter terms to maturity than long term fixed rate mortgages.

         6. To increase non-interest income by 10% to 15% per year.

         7. To provide shareholders a regular quarterly dividend.

         8. To continue efforts at controlling costs in order to improve overall efficiency.

         9. To consider stock repurchase programs when improvement in both earnings per share and book value can be enhanced.

IN ORDER TO ACHIEVE THESE GOALS THE COMPANY:

         1. Will continue to promote its deposit products in the local communities and review alternative sources of low cost deposit products.

         2. Will continue to promote loan products that are adjustable rate and contain shorter terms to maturity such as equity lines of credit and commercial real estate loans.

         3. Will continue to focus on cost containment and investigate and implement new technologies that provide more effective and efficient means to provide financial services to our communities in order to improve efficiency.

         4. Will continue to develop relationships with local community groups, real estate companies and developers to seek out new business opportunities.

         5. Seek out opportunities and locations that compliment the current philosophy of the Company in order to expand operations into adjacent or new communities.

         6. Continue our commitment to community reinvestment.

         7. Will consider other strategic alternatives in order to improve shareholder value.

ASSET/LIABILITY MANAGEMENT

         A key component of successful asset/liability management is the monitoring and management of interest rate risk sensitivity, which includes the repricing and maturity of interest-earning assets and interest-bearing liabilities. The Bank has an Asset-Liability Risk Management Committee and an
Interest Rate Committee that meet on a regular basis to review the business plan and assess the Bank's investment portfolio and deposit pricing, and meet quarterly to assess economic conditions and to consider methods of managing the
Bank's asset and liability mix and overall sensitivity to interest rates.

                                        5

ANALYSIS OF NET INTEREST INCOME

         Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income depends upon the volume of interest- earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

         The following table presents for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made.
All average balances are monthly average balances.

                                                        -------------------------------------------------------------------------
                                                                        2003                                    2002
                                                        -------------------------------------------------------------------------
                                                         Average      Interest                   Average      Interest
                                                       outstanding     Earned\      Yield\     outstanding     Earned\      Yield\
                                                         balance        Paid         Rate        balance        Paid         Rate
                                                        -------------------------------------------------------------------------
                                                                                   (Dollars in thousands)

INTEREST-EARNING ASSETS:
  Loans receivable(1)                                   $ 86,416      $  5,531       6.40%      $ 92,441      $  6,641       7.18%
  Securities available for sale                           28,083         1,193       4.25         29,388         1,554       5.29
  Federal funds sold and interest-earning deposits        15,259           168       1.10         12,792           195       1.49
                                                        -------------------------------------------------------------------------
Total interest-earning assets                            129,758         6,892       5.31        134,621         8,390       6.23
Non-interest-earning assets                                4,423                                   4,233
                                                        -------------------------------------------------------------------------
Total assets                                             134,181                                 138,854
                                                        =========================================================================

INTEREST-BEARING LIABILITIES:
  MMDA & NOW accounts                                     27,054           257       0.95         27,363           512       1.87
  Passbook accounts                                       12,702            87       0.68         12,266           204       1.66
  Certificate accounts                                    43,621         1,712       3.92         44,963         1,971       4.38
  Borrowed funds                                          28,615         1,545       5.40         32,423         1,733       5.34
                                                        -------------------------------------------------------------------------
Total interest-bearing liabilities                       111,992         3,601       3.22        117,015         4,420       3.78
                                                        -------------------------------------------------------------------------
Non interest-bearing deposits                              5,466                                   4,643
Other liabilities                                          3,092                                   3,546
                                                        -------------------------------------------------------------------------
Total liabilities                                        120,550                                 125,204
Stockholders' equity                                      13,631                                  13,650
                                                        -------------------------------------------------------------------------
Total liabilities and stockholders' equity               134,181                                 138,854
                                                        =========================================================================
Net interest income/interest rate
 spread(2)                                                            $  3,291       2.09%                    $  3,970       2.45%
                                                        =========================================================================
Net earning assets/net interest margin(3)               $ 17,766                     2.54%      $ 17,606                     2.95%
                                                        =========================================================================
Percentage of interest-earning assets to
interest-bearing liabilities                                            115.86%                                 115.05%
                                                        =========================================================================

--------------------------------------------------------------------------------
1. Calculated net of deferred loan fees, loan discounts, loans in process and allowance for loan losses.
2. Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
3. Net interest margin represents net interest income divided by average interest-earning assets.

                                        6

WEIGHTED AVERAGE YIELD ANALYSIS

         The following table presents the yields received on loans, securities available for sale, federal funds and other interest-earning assets and the rates paid on deposits and borrowed funds and the resultant interest rate spreads at the dates indicated.

                                               At December 31,
                                               ---------------
                                               2003       2002
                                               ---------------

WEIGHTED AVERAGE YIELD ON:
  Loans receivable                             5.83%      6.76%
  Securities available for sale(1)             4.80       5.77
  Federal funds sold and interest-earning
    deposits                                   1.33       2.19
                                               ---------------
  Combined weighted average yield on
     interest-earning assets                   5.21       5.69
                                               ---------------

WEIGHTED AVERAGE RATE PAID ON:
  Passbook accounts                            0.50       1.25
  MMDA & NOW accounts                          0.77       1.25
  Certificate accounts                         3.66       4.25
  Borrowed funds                               5.41       5.19
                                               ---------------
  Combined weighted average rate paid on
    interest-bearing liabilities               3.03       3.48
                                               ---------------
SPREAD                                         2.18%      2.21%
                                               ===============

----------------------------------------------------------------
(1) Mortgage-backed securities are net of premiums and discounts

RATE AND VOLUME ANALYSIS

         The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the increase related to changes in outstanding balances (volume) and that due to changes in interest rates (rates). For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(I) changes in volume (i.e., changes in volume multiplied by current rate) and
(ii) changes in rate (i.e., changes in rate multiplied by old volume). Changes attributable to both rate and volume which cannot be segregated have been allocated proportionately to the change due to volume and the change due to rate.

                                                             YEAR ENDED DECEMBER 31,
                                                       -----------------------------------
                                                                   2003 vs 2002
                                                       -----------------------------------
                                                        Increase (Decrease)
                                                               Due to              Total
                                                       -----------------------------------
                                                                                  Increase
                                                        Volume        Rate       (Decrease)
                                                       -----------------------------------
                                                                  (In Thousands)

INTEREST-EARNING ASSETS:
 Loans receivable(1)                                   $  (386)      $  (724)      $(1,110)
 Securities available for sale                             (55)         (306)         (361)
 Federal funds sold and interest-earning deposits           27           (54)          (27)
                                                       -----------------------------------
  TOTAL INTEREST-EARNING ASSETS                           (414)       (1,084)       (1,498)
                                                       -----------------------------------

INTEREST-BEARING LIABILITIES:
 MMDA & NOW accounts                                        (3)         (252)         (255)
 Passbook accounts                                           3          (120)         (117)
 Certificate accounts                                      (53)         (206)         (259)
 Borrowed funds                                           (206)           18          (188)
                                                       -----------------------------------
  TOTAL INTEREST-BEARING LIABILITIES                      (259)         (560)         (819)
                                                       -----------------------------------
CHANGE IN NET INTEREST INCOME                                                        $(679)
                                                                                     =====

------------------------------------------------------------------------------
(1) Calculated net of deferred loan fees, loan discounts, loans in process and allowance for loan losses.

                                        7

CHANGES IN FINANCIAL CONDITION

         Total assets decreased by $4.1 million and amounted to $133.7 million at December 31, 2003 from $137.8 million at December 31, 2002. The decrease was primarily attributable to a $5.3 million decrease in cash and cash equivalents and a $8.3 million decrease in securities available for sale. These decreases were partially offset by a $9.0 million increase in net loans receivable.

         Net loans receivable increased by $9.0 million and amounted to $95.5 million at December 31, 2003 from $86.5 million at December 31, 2002. The increase was primarily attributable to a $8.2 million increase in equity lines of credit that adjust to the prime rate or the prime rate plus a margin. In addition, there was a $5.4 million increase in commercial real estate loans which was offset by a $4.0 million decrease in one- to four-family loans. The decrease in one- to four-family loans was primarily due to a focus on diversifying the loan portfolio with more consumer and commercial real estate loans. The Company originated $64.8 million in loans during the year ended
December 31, 2003 compared with $46.0 million during the year ended December 31,
2002. Repayments totaled $54.1 million and loan sales totaled $1.9 million during the year ended December 31, 2003, compared with $49.0 million in repayments and $3.9 million in loan sales during the year ended December 31,
2002. At December 31, 2003, the Bank had $6.4 million in loan applications pending approval, closing or funding and $14.5 million in unused equity lines of credit compared with $1.2 million in loan applications and $9.7 million in unused equity lines of credit outstanding at December 31, 2002.

         Cash and cash equivalents decreased $5.3 million and amounted to $13.0 million at December 31, 2003 compared with $18.3 million at December 31, 2002.
The decrease was primarily due to the deployment of federal funds into loans.

         Total deposits increased by $800,000 and amounted to $91.0 million at
December 31, 2003 compared with $90.2 million at December 31, 2002. The increase was due primarily to a $1.5 million increase in checking, money market deposit and passbook accounts partially offset by a $600,000 decrease in certificates of deposit. Non-interest bearing checking accounts increased 9.5% to $5.6 million at December 31, 2003 compared with $5.1 million at December 31, 2002. Management believes that the increase in deposits was due in part to customers seeking safety and convenience as a result of the decline in the stock market, the negative press the mutual fund industry is receiving and concerns about the economic recovery. The weighted average cost of interest-bearing deposits decreased to 2.47% at December 31, 2003 from 3.18% at December 31, 2002.

         Borrowed funds decreased by $3.5 million and amounted to $27.5 million at December 31, 2002 from $31.0 million at December 31, 2002. The decrease was attributable to the repayment of FHLB advances that matured during the year.

         Stockholders' equity was $13.5 million at December 31, 2003 compared with $13.9 million at December 31, 2002. The decrease was primarily attributable to a $374,000 decrease in accumulated other comprehensive income due primarily to the increase in interest rates that occurred during the third quarter and the resulting negative effect on the fair value of the available for sale securities portfolio. Treasury stock decreased by $120,000 primarily due to the exercise of stock options. Retained earnings increased by net income of $370,000 which was offset by $435,000 in dividend payments. Book value per share decreased to
$11.79 at December 31, 2003 compared with $12.22 at December 31, 2002.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND
DECEMBER 31, 2002

         GENERAL. Net income decreased by $350,000 and amounted to $370,000 for the year ended December 31, 2003 as compared to $720,000 for the year ended
December 31, 2002. Basic and diluted earnings per share amounted to $.32 for the year ended December 31, 2003, a decrease of $.30 per share from $.62 per basic share and diluted share for the year ended December 31, 2002. The decrease was primarily attributable to a $679,000 decrease in net-interest income before provision for loan losses partially offset by a $249,000 decrease in income tax expense and a $61,000 decrease in non-interest expense.

                                        8

         INTEREST INCOME. Interest income decreased by $1.5 million and amounted to $6.9 million for the year ended December 31, 2003 compared with $8.4 million for the year ended December 31, 2002. The decrease was primarily attributable to a decrease in the average yield on interest-earning assets to 5.31% for the year ended December 31, 2003 from 6.23% for the year ended December 31, 2002. The decrease in the average yield during the year was due primarily to the decline in market rates of interest that occurred during the years 2002 and 2003. This was compounded by a decrease in higher yielding loans receivable due to prepayments. These prepayments were temporarily reinvested into lower yielding securities available for sale and federal funds.

         INTEREST EXPENSE. Interest expense decreased by $819,000 and amounted to $3.6 million at December 31, 2003 compared with $4.4 million for the year ended December 31, 2002. The decrease was attributable to a $631,000 decrease in interest on deposit accounts and a $188,000 decrease in interest on borrowed funds. The average cost of borrowed funds increased to 5.40% for the year ended
December 31, 2003 from 5.34% for the year ended December 31, 2002. In addition, there was a decrease in the average cost of all interest bearing deposit accounts to 2.47% for the year ended December 31, 2003 from 3.18% for the year ended December 31, 2002 due to the continued decline in both short and long term interest rates during the years 2002 and 2003. The average balance of interest-bearing liabilities decreased to $112.0 million for the year ended
December 31, 2003 from $117.0 million for the year ended December 31, 2002.

         PROVISION FOR LOAN LOSSES. The Company added $21,000 to its allowance for loan losses for the year ended December 31, 2003 compared with $28,000 for the year ended December 31, 2002. The decrease is primarily attributable to overall excellent credit quality of the portfolio even though total loans receivable increased. The allowance for loan losses was $347,000 at December 31,
2003 and amounted to .36% of loans receivable compared with $326,000 at December
31, 2002 and .38% of loans receivable. Future additions to the Company's allowance for loan losses and any change in the related ratio of the allowance for loan losses to non-performing loans are dependent upon various factors such as the performance and composition of the Company's loan portfolio, the economy, changes in real estate values, interest rates and the view of the regulatory authorities toward allowance levels and inflation.

         On a quarterly basis, management of the Bank meets to review the adequacy of the allowance for loan losses. Management classifies loans in compliance with regulatory classifications. Classified loans are individually reviewed to arrive at specific reserves for those loans. Once the specific portion of the allowance is calculated, management calculates a historical portion for each loan category based on loan loss history, peer data, current economic conditions and trends in the portfolio, including delinquencies and impairments, as well as changes in the composition of the loan portfolio.
Although management believes the allowance for loan losses was at a level adequate to absorb probable incurred losses on existing loans at December 31,
2003, there can be no assurance that such losses will not exceed estimated amounts.

         NON-INTEREST INCOME. Non-interest income increased by $12,000 and amounted to $594,000 for the year ended December 31, 2003 compared with $582,000 for the year ended December 31, 2002. The increase was primarily attributable to a $103,000 increase in service charges and other non-interest income which was partially offset by an $81,000 decrease in gains on sales of securities available for sale.

         NON-INTEREST EXPENSE. Non-interest expense decreased by $61,000 and amounted to $3.3 million for the years ended December 31, 2003 and December 31,
2002. The decrease was primarily attributable to a $189,000 decrease in compensation and benefits expense and professional fees. The decrease in compensation and benefits expense was due primarily to the elimination of expense associated with the ESOP after all shares were fully allocated in 2002.
These decreases were partially offset by an $86,000 increase in other non-interest expense primarily related to a $67,000 charge for an employee embezzlement. The embezzlement was fully recovered in the first quarter of 2004.

INCOME TAX EXPENSE.

         The allocation for income taxes decreased by $249,000 and amounted to
$211,000 for the year ended December 31, 2003 from $460,000 for the year ended
December 31, 2002. The decrease was primarily related to a decrease in net income before taxes. The effective tax rate was 36.3% for the year ended
December 31, 2003 compared with 39.0% for the year ended December 31, 2002.

                                       10

LIQUIDITY AND CAPITAL RESOURCES

         The Bank's primary source of funds are deposits, which include both retail and brokered, borrowings from the FHLB of Chicago, amortization and prepayment of loans and mortgage-backed securities and sales and maturities of other investment securities. The Bank can also borrow from its correspondent banks. The Bank uses its liquid resources to fund loan commitments, to meet operating expenses, to invest and to fund deposit withdrawals. Management believes that loan repayments and the other sources of funds will be adequate to meet the liquidity needs of the Bank.

         The OTS requires the Bank to maintain sufficient liquidity to ensure its safe and sound operation. At December 31, 2003, the Bank's liquidity ratio was 16.4% compared with 22.2% at December 31, 2002. The decrease was primarily attributable to reinvestment of short-term liquid assets and securities available for sale into loans.

         The Company's most liquid assets are cash and cash equivalents, which include federal funds and interest-bearing deposits. The level of these assets are dependent upon the Company's operating, financing and lending, and investing activities during any given period. At December 31, 2003, cash and cash equivalents totaled $13.0 million compared with $18.3 million at December 31,
2002. These activities are summarized in the Consolidated Statements of Cash
Flows for the years ended December 31, 2003 and 2002.

         Certificates of deposit scheduled to mature in one year or less at
December 31, 2003, totaled approximately $19.2 million. Management believes, based on its ability to adjust rates on those accounts to market levels, that a significant portion of such deposits will remain with the Company. The Company will continue to focus on shifting its liability mix from higher cost certificates of deposit to lower cost transaction accounts that do not earn interest and produce fee income. The Company will continue to use retail and brokered certificates of deposit as alternate funding sources.

CRITICAL ACCOUNTING POLICIES:

         Allowance for loan losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.
Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment should be charged off.

         A loan is impaired when full payment under the loan terms is not expected. Commercial and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

         Management recognizes a certain level of imprecision exists in the manner in which the allowance for loan losses is calculated, owing to the intangible factors which cannot be quantified for inclusion in a formula.

         Finally, management regularly monitors the performance of the loan portfolio with regards to levels of criticized and classified loans, as well as assessing regional economic factors which may impact the loan portfolio. This enables us to regularly evaluate the adequacy of the allowance.

         Temporary Decline in Fair Value of Debt Securities: The fair value of certain debt securities was less than amortized cost. Management believes the decline in market value below cost does not represent an other-than-temporary impairment, and thus no loss was recognized on the income statement.

                                       10

COMMITMENTS, CONTINGENCIES AND OTHER CONTRACTUAL OBLIGATIONS

         The Corporation's off-balance sheet arrangements and contractual obligations at December 31, 2003 are summarized in the table that follows. The amounts shown for commitments to extend credit are contingent obligations, some of which expire without being drawn upon. As a result, the amounts shown for these items do not necessarily represent future cash requirements. The
Corporation believes that its current sources of liquidity are more than sufficient to fulfill the obligations it has as of December 31, 2003 pursuant to off-balance sheet arrangements and contractual obligations.

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

         Commitments to extend credit are legally binding agreements to lend to a customer as long as there is no violation of any condition established in the contract. Unused home equity lines, which comprise a substantial portion of these commitments, generally expire five years from their date of origination.
Other loan commitments generally expire in 60 days. The amount of collateral obtained by the bank upon extension of credit is based on management's credit evaluation of the borrower. Collateral held generally includes mortgages on commercial and residential real estate and deposit accounts with the bank.

Borrowings:                                Total      Less Than    1-3 Years    4-5 Years     Over 5
                                                       1 Year                                  Years
                                          -----------------------------------------------------------

FHLB advances                             $27,500        2,500        9,000        3,000       13,000
-----------------------------------------------------------------------------------------------------
Total contractual cash obligations        $27,500      $ 2,500      $ 9,000      $ 3,000      $13,000
-----------------------------------------------------------------------------------------------------

Other contractual obligations:
     Non-cancelable operating leases           35           35           --           --           --
-----------------------------------------------------------------------------------------------------
 Total other contractual obligations      $    35      $    35      $    --      $    --      $     -
-----------------------------------------------------------------------------------------------------

Loan Commitments:
Unused lines of credit                    $14,526          214          893       13,419           --
Commitments to make loans (at market
   rates)                                   4,937           --          194        2,984        1,759
Construction loans in process               1,431        1,431           --           --           --
-----------------------------------------------------------------------------------------------------
Total commitments                         $20,894      $ 1,645      $ 1,087      $16,403      $ 1,759
=====================================================================================================

CAPITAL REQUIREMENTS

         Current regulatory standards impose the following capital requirements on the Bank and other thrifts: a risk-based capital standard expressed as a percentage of risk-adjusted assets, a leverage ratio of Tier 1 capital to total adjusted assets, and a core capital ratio expressed as a percentage of total adjusted assets. As of December 31, 2003, the Bank exceeded its regulatory capital standards. At such date, the Bank's core capital, Tier 1 capital and risk-based capital of $13.1 million, $13.1 million and $13.4 million, respectively, exceeded the applicable minimum requirements by $7.7 million, $7.7 million, and $6.5 million respectively.

                                       11

RECENT ACCOUNTING DEVELOPMENTS

         Adoption of New Accounting Standards: During 2003, the Company adopted
FASB Statement 149, Amendment of Statement 133 on Derivative Instruments and
Hedging Activities, FASB Statement 150, Accounting for Certain Financial
Instruments with Characteristics of both Liabilities and Equities, FASB
Statement 132 (revised 2003), Employer's Disclosures about Pensions and Other
Post retirement Benefits, FASB Interpretation 45, Guarantor's Accounting and
Disclosure Requirements for Guarantees, and FASB Interpretation 46,
Consolidation of Variable Interest Entities. Adoption of the new standards did not materially affect the Company's operating results or financial condition

IMPACT OF INFLATION AND CHANGING PRICES

         The Consolidated Financial Statements and Notes thereto have been prepared in accordance with accounting principles generally accepted in the
United States of America, which generally requires the measurement of financial position and operating results without considering the change in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, nearly all of the assets and liabilities of the Company are monetary.
As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

         The OTS requires all regulated thrift institutions to calculate the estimated change in the Bank's net portfolio value (NPV) assuming instantaneous, parallel shifts in the Treasury yield curve of 100 to 300 basis points either up or down in 100 basis point increments. The NPV is defined as the present value of expected cash flows from existing assets less the present value of expected cash flows from existing liabilities plus the present value of net expected cash inflows from existing off-balance sheet contracts.

         The OTS provides all institutions that file a Consolidated
Maturity/Rate schedule (CMR) as a part of their quarterly Thrift Financial
Report with an interest rate sensitivity report of NPV. The OTS simulation model uses a discounted cash flow analysis and an option-based pricing approach to measuring the interest rate sensitivity of NPV. The OTS model estimates the economics value of each type of asset, liability, and off-balance sheet contract under the assumption that the Treasury yield curve shifts instantaneously and parallel up and down 100 to 300 basis points in 100 basis point increments. The
OTS provides thrifts the results of their interest rate sensitivity model, which is based on information provided by the Bank, to estimate the sensitivity of
NPV. Due to the low interest rate environment the negative 200 and 300 basis point categories are currently not applicable.

         The OTS model utilizes an option-based pricing approach to estimate the sensitivity of mortgage loans. The most significant embedded option in these types of assets is the prepayment option of the borrowers. The OTS model uses various price indications and prepayment assumptions to estimate sensitivity of mortgage loans.

         In the OTS model, the value of deposit accounts appears on the asset and liability side of the NPV analysis. In estimating the value of certificate of deposit accounts, the liability portion of the CD is represented by the implied value when comparing the difference between the CD face rate and available wholesale CD rates. On the asset side of the NPV calculation, the value of the "customer relationship" due to the rollover of retail CD deposits represents an intangible asset in the NPV calculation.

         Other deposit accounts such as transaction accounts, money market deposit accounts, passbook accounts, and non-interest bearing accounts also are included on the asset and liability side of the NPV calculation in the OTS model. The accounts are valued at 100% of the respective account balances on the liability side. On the assets side of the analysis, the value of the "customer relationship" of the various types of deposit accounts is reflected as a deposit intangible.

         The NPV sensitivity of borrowed funds is estimated by the OTS model based on a discounted cash flow approach. The cash flows are assumed to consist of monthly interest payments with principal paid at maturity.

                                       12

         The OTS model is based only on the Bank's balance sheet. The assets and liabilities at the parent company level are short-term in nature, primarily cash and equivalents, and were not considered in the analysis because they would not have a material effect on the analysis of NPV sensitivity. The following table sets forth the Company's most recent interest rate sensitivity of NPV, as of
December 31, 2003. The changes reflected in the table are within the limits established by the board of directors.

                                                              Net Portfolio
                         Net Portfolio Value                 Value as a % of
                                                         Present Value of Assets
                ----------------------------------------------------------------
Changes in      $ Amount      $ Change       % Change     NPV Change      Change
Rates
--------------------------------------------------------------------------------
+300 bp          10,112        -3,757          -27%          7.69%       -230 bp
+200 bp          11,472        -2,397          -17%          8.57%       -142 bp
+100 bp          12,846        -1,023           -7%          9.42%        -58 bp
   0 bp          13,869             0            0%         10.00%          0 bp
-100 bp          13,431          -438           -3%          9.60%        -39 bp
--------------------------------------------------------------------------------

                                       13

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
North Bancshares, Inc.
Chicago, Illinois

We have audited the accompanying consolidated statements of financial condition of North Bancshares, Inc. and Subsidiary (the Company) as of December 31, 2003
and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Bancshares, Inc. and
Subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                    Crowe Chizek and Company LLC

Oak Brook, Illinois
February 13, 2004

                                       14

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           December 31, 2003 and 2002
                        (In thousands, except share data)
--------------------------------------------------------------------------------

                                                                      2003          2002
                                                                   ---------     ---------

ASSETS
Cash and due from banks                                            $   2,003     $   1,629
Interest-bearing deposits                                              2,767         4,338
Federal funds sold                                                     8,166        12,253
Investment in dollar denominated mutual funds                             95            83
                                                                   ---------     ---------
        Cash and cash equivalents                                     13,031        18,303
Securities available for sale                                         18,612        26,875
Stock in Federal Home Loan Bank of Chicago, at cost                    4,252         3,999
Loans receivable, net                                                 95,471        86,464
Accrued interest receivable                                              558           503
Premises and equipment, net                                              849           850
Other assets                                                             973           799
                                                                   ---------     ---------
   Total assets                                                    $ 133,746     $ 137,793
                                                                   =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
     Interest-bearing                                              $  85,392     $  85,074
     Non-interest-bearing                                              5,560         5,076
Borrowed funds                                                        27,500        31,000
Advance payments by borrowers for taxes and insurance                    657           871
Accrued interest payable and other liabilities                         1,143         1,867
                                                                   ---------     ---------
    Total liabilities                                                120,252       123,888

Stockholders' equity
    Preferred stock, $.01 par value. Authorized 500,000 shares;
     none outstanding                                                     --            --
    Common stock, $.01 par value. Authorized 3,500,000
     shares; issued 1,914,075                                             19            19
    Additional paid in capital                                        13,179        13,284
    Retained earnings, substantially restricted                       12,075        12,140
    Treasury stock, at cost (769,380 and 776,046 shares in
      2003 and 2002 respectively)                                    (11,625)      (11,745)
    Accumulated other comprehensive income (loss)                       (115)          259
    Unearned stock awards                                                (39)          (52)
                                                                   ---------     ---------
         Total stockholders' equity                                   13,494        13,905
                                                                   ---------     ---------
              Total liabilities and stockholders' equity           $ 133,746     $ 137,793
                                                                   =========     =========

See accompanying notes to consolidated financial statements.

                                       15

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years ended December 31, 2003 and 2002
                        (In thousands, except share data)
--------------------------------------------------------------------------------

                                                          2003      2002
                                                         ------    ------

Interest income:
     Loans receivable                                    $5,531    $6,641
     Interest-bearing deposits and federal funds sold       168       195
     Securities available for sale                          939     1,363
     Dividends on FHLB stock and other                      254       191
                                                         ------    ------
          Total interest income                           6,892     8,390
Interest expense
     Deposit accounts                                     2,056     2,687
     Borrowed funds                                       1,545     1,733
                                                         ------    ------
          Total interest expense                          3,601     4,420
Net interest income before provision for loan losses      3,291     3,970
Provision for loan losses                                    21        28
                                                         ------    ------
Net interest income after provision for loan losses       3,270     3,942
Noninterest income:
Gain on sale of mortgage loans held-for-sale                 65        75
Gain on sale of securities available-for-sale               100       181
Fees and service charges                                    370       311
Other                                                        59        15
                                                         ------    ------
     Total noninterest income                               594       582
Noninterest expense:
     Compensation and benefits                            1,711     1,848
     Occupancy expense                                      463       442
     Professional fees                                      164       216
     Data processing                                        284       268
     Advertising and promotion                              103        98
     Other                                                  558       472
                                                         ------    ------
          Total noninterest expense                       3,283     3,344
Income before income tax expense                            581     1,180
Income tax expense                                          211       460
                                                         ------    ------
Net income                                               $  370    $  720
                                                         ======    ======
Earnings per share:
     Basic                                               $  .32    $  .62
     Diluted                                                .32       .62

See accompanying notes to consolidated financial statements.

                                       16

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years ended December 31, 2003 and 2002
                        (In thousands, except share data)

                                                                                                              Accumulated
                                                                                                                 Other
                                                                                                                Compre-
                                                              Additional                                        hensive
                                                Common         Paid-in         Retained        Treasury         Income
                                                 Stock         Capital         Earnings         Stock           (Loss)
                                               --------        --------        --------        --------        --------

Balance at January 1, 2002                     $     19        $ 13,251        $ 11,928        $(11,552)       $    (42)
Net income                                           --              --             720              --              --
Other comprehensive income, net of tax:
    Change in unrealized gain (loss) on
       securities available-for-sale                 --              --              --              --             301

        Comprehensive income                      1,021
ESOP shares released                                 --              76              --              --              --
Stock awards earned                                  --              --              --              --              --
Issuance of stock awards 5,000 shares                --             (11)             --              76              --
Purchase of treasury stock,
   28,745 shares                                     --              --              --            (345)             --
Cash dividend ($.44 per share)                       --              --            (508)             --              --
Reissuance of treasury stock upon
  exercise of 5,000 shares                           --             (32)             --              76              --
                                               --------------------------------------------------------------------------------
Balance at December 31, 2002                         19          13,284          12,140         (11,745)            259
Net income                                           --              --             370              --              --
Other comprehensive income, net of tax:
    Change in unrealized gain (loss) on
        securities available-for-sale                --              --              --              --            (374)

        Comprehensive (loss)                         --              --              --              --              --
Stock awards earned                                  --              --              --              --              --
Purchase of treasury stock,
  11,454 shares                                      --              --              --            (154)             --
Cash dividend ($.38 per share)                       --              --            (435)             --              --
Reissuance of treasury stock upon
  exercise of 18,120 shares                          --            (105)             --             274              --
                                               --------------------------------------------------------------------------------
Balance at December 31, 2003                   $     19        $ 13,179        $ 12,075        $(11,625)       $   (115)
                                               ================================================================================

[WIDE TABLE CONTINUED FROM ABOVE]

                                                               Common
                                               Unearned         Stock
                                                Stock        Acquired by
                                                Award            ESOP            Total
                                               --------        --------        --------

Balance at January 1, 2002                     $     --        $   (111)       $ 13,493
Net income                                           --              --             720
Other comprehensive income, net of tax:
    Change in unrealized gain (loss) on
       securities available-for-sale                 --              --             301
                                                                               --------
        Comprehensive income
ESOP shares released                                 --             111             187
Stock awards earned                                  13              --              13
Issuance of stock awards 5,000 shares               (65)             --              --
Purchase of treasury stock,
   28,745 shares                                     --              --            (345)
Cash dividend ($.44 per share)                       --              --            (508)
Reissuance of treasury stock upon
  exercise of 5,000 shares                           --              --              44
                                               ----------------------------------------
Balance at December 31, 2002                        (52)             --          13,905
Net income                                           --              --             370
Other comprehensive income, net of tax:
    Change in unrealized gain (loss) on
        securities available-for-sale                --              --            (374)
                                                                               --------
        Comprehensive (loss)                         --              --              (4)
Stock awards earned                                  13              --              13
Purchase of treasury stock,
  11,454 shares                                      --              --            (154)
Cash dividend ($.38 per share)                       --              --            (435)
Reissuance of treasury stock upon
  exercise of 18,120 shares                          --              --             169
                                               ----------------------------------------
Balance at December 31, 2003                   $    (39)       $     --        $ 13,494
                                               ========================================

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                                       17

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2003 and 2002
                                 (In thousands)
--------------------------------------------------------------------------------

                                                                    2003          2002
                                                                  --------     --------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Income                                                  $    370     $    720
      Adjustments to reconcile net income to net cash provided
       by operating activities:
          Depreciation and amortization                                125           95
          Deferred income tax expense                                  201           32
          Provision for loan losses                                     21           28
          Deferred loan fees, net of amortization                     (211)         (18)
          Amortization of premiums and discounts, net                   21         (269)
          ESOP and stock awards expense                                 13          200
          Federal Home Loan Bank stock dividend                       (253)        (229)
          Gain on sale of mortgage loans held-for-sale                 (65)         (75)
          Gain on sale of securities available-for-sale               (100)        (181)
          Net changes in loans held for sale                            65           75
          Net change in:
                Accrued interest receivable                            (55)         222
                Other assets                                          (174)        (192)
                Other liabilities, net                                (684)        (620)
                                                                  --------     --------
                   Net cash used in by operating activities           (726)        (212)
CASH FLOWS FROM INVESTING ACTIVITIES:
      Maturities, prepayments and calls of securities
        available for sale                                          11,996        7,798
      Purchase of securities available for sale                    (15,422)     (24,537)
      Proceeds from sales of securities available for sale          11,201        8,523
      Loan originations and repayments, net                         (8,817)       6,951
      Purchase of Federal Home Loan Bank stock                          --       (1,000)
      Purchase of premises and equipment                              (124)        (202)
                                                                  --------     --------
                  Net cash used in investing activities             (1,166)      (2,467)

--------------------------------------------------------------------------------

                                  (Continued)

                                       18

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 2003 and 2002
                                 (In thousands)
--------------------------------------------------------------------------------

                                                                 2003         2002
                                                               --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net change in deposit accounts                           $    802     $  2,702
      Proceeds from borrowed funds                                   --        2,500
      Repayments of borrowed funds                               (3,500)      (3,250)
      Net change in advance payments by borrowers for taxes
      and insurance                                                (214)         101
      Payment of cash dividends                                    (435)        (508)
      Proceeds from stock options exercised                         121           44
      Purchase of treasury stock                                   (154)        (345)
                                                               --------     --------
       Net cash provided by (used in)  financing activities      (3,380)       1,244
                                                               --------     --------
Net change in cash and cash equivalents                          (5,272)      (1,435)
Cash and cash equivalents at beginning of year                   18,303       19,738
                                                               --------     --------
Cash and cash equivalents at end of year                       $ 13,031     $ 18,303
                                                               ========     ========
Supplemental disclosures of cash flow information:
 Cash payments during the period for:
       Interest                                                $  3,626     $  4,462
       Taxes                                                        140          356

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                                       19

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

North Bancshares, Inc. (the Company) was incorporated in August 1993 as a holding company to purchase 100% of the common stock of North Federal Savings
Bank (Savings Bank) and subsidiary. The Savings Bank converted from the mutual form to a stock form institution and the Company completed its initial public offering on December 21, 1993 at which time it purchased all of the outstanding shares of the Savings Bank. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of
America and to general practice within the thrift industry.

The company provides financial services through its offices in Cook County,
Illinois. Its primary deposit products are checking, savings and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Other financial instruments, which potentially represent concentrations of credit risk, include deposit accounts in other financial institutions and federal funds sold.
Included in cash and cash equivalents at December 31, 2003, was $6,662 with the
Company's main correspondent bank.

The following is a description of the more significant of those policies which the Company follows in preparing and presenting its consolidated financial statements.

Principles of Consolidation: The consolidated financial statements include the accounts of the Company, the Savings Bank, and its wholly owned subsidiary,
North Financial Corporation. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments, and status of contingencies, are particularly subject to change.

Securities: Securities are classified as available-for-sale when they might be sold before maturity. Securities available-for-sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income.
Other securities such as Federal Home Loan Bank stock are carried at cost.

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.

Investment in Mutual Funds: The investment in mutual funds is carried at estimated fair value. Fair value is based on the month-end net asset value as provided by the funds. Declines in the fair value deemed to be other than temporary are charged to operations. The cost of securities sold is determined on the basis of average cost.

--------------------------------------------------------------------------------

                                   (Continued)

                                       20

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Loans held for sale are reported at the lower of cost or market, on an aggregate basis.

Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the life of the loan term. Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent (180 days for residential mortgages) unless the credit is well-secured and in process of collection. Consumer loans are typically charged off no later than 90 days past due. In all cases, loans are placed on non-accrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on non-accrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are bought current and future payments are reasonably assured.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.
Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.

A loan is impaired when full payment under the loan terms is not expected.
Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral.

Servicing Assets: Servicing assets represent the allocated value of retained servicing rights on loans sold. Servicing assets are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the assets, using groupings of the underlying loans as to the interest rates and then, secondarily, as to prepayment characteristics. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Any impairment of a grouping is reported as a valuation allowance.

--------------------------------------------------------------------------------

                                   (Continued)

                                       21

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

Premises and Equipment: Land is carried at cost. Depreciation of office property and equipment is accumulated primarily on the straight-line method over the estimated useful lives ranging from 3 years to 50 years of the related assets.
Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the remaining term of the lease. At December 31, 2003 and
2002 leasehold improvements were fully depreciated.

Long term Assets: Premises and equipment and other long term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Earnings Per Share: Basic earnings per share is net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. Only options where the exercise price is below the current market price are included in calculating diluted earnings per share. Stock awards were not considered in the computation of diluted earnings per share because the effects of the assumed exercise would have been anti-dilutive.

The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31.

                                                        2003          2002
                                                     ----------     ---------
Numerator - net income                               $      370    $      720
Denominator:
     Basic earnings per share-weighted average
       shares outstanding                             1,141,798     1,154,492
     Effect of dilutive stock options outstanding         5,930         9,980
                                                     ----------    ----------
     Diluted earnings per share-adjusted weighted
      average shares outstanding                      1,147,728     1,164,472
Basic earnings per share                             $      .32    $      .62
Diluted earnings per share                           $      .32    $      .62

Stock Compensation: Employee compensation expense under stock options is reported using the intrinsic value method. No stock-based compensation cost is reflected in net income, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at the date of grant. The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of
FASB statement No. 123, Accounting for Stock-Based Compensation

--------------------------------------------------------------------------------

                                   (Continued)

                                       22

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND
  ORGANIZATION (CONTINUED)

                                                         2003       2002
                                                       -------    -------
Net income as reported                                 $   370    $   720

Deduct: Stock-based compensation expense determined
under fair value based method                                4         --
                                                       -------    -------
Pro forma net income                                       366        720

Basic earnings per share as reported                       .32        .62

Pro forma basic earnings per shares                        .32        .62

Diluted earnings per share as reported                     .32        .62

Pro forma diluted earnings per share                       .32        .62

         The pro forma effects are computed using option pricing models, using the following weighted-average assumptions as of grant date.

                                                         2003       2002
                                                      --------    -------
Risk-free interest rate                                   3.91%        --%
Expected option life                                         8         --
Expected stock price volatility                           7.15%        --%
Dividend yield                                            3.01%        --%
Fair value of option                                  $   1.42   $     --

--------------------------------------------------------------------------------

                                   (Continued)

                                       23

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

Cash Flows: Cash and cash equivalents includes cash and due from banks, interest-bearing deposits, dollar denominated mutual funds, and federal funds sold. Net cash flows are reported for loan and deposit transactions.

Employee Stock Ownership Plan: The cost of shares issued to the ESOP, but not yet allocated to participants, is shown as a reduction of shareholders' equity.
Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce debt and accrued interest.

Financial Reporting of Segments: Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by management in deciding how to allocate resources and in assessing performance. The Company operates as a single segment.

Off Balance Sheet Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and lines of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale and changes in minimum pension liability which are also recognized as separate components of equity.

Adoption of New Accounting Standards: During 2003, the Company adopted FASB
Statement 149, Amendment of Statement 133 on Derivative Instruments and Hedging
Activities, FASB Statement 150, Accounting for Certain Financial Instruments
with Characteristics of both Liabilities and Equities, FASB Statement 132
(revised 2003), Employer's Disclosures about Pensions and Other Post retirement
Benefits, FASB Interpretation 45, Guarantor's Accounting and Disclosure
Requirements for Guarantees, and FASB Interpretation 46, Consolidation of
Variable Interest Entities. Adoption of the new standards did not materially affect the Company's operating results or financial condition.

--------------------------------------------------------------------------------

                                   (Continued)

                                       24

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 2 - SECURITIES AVAILABLE-FOR-SALE

Year-end securities available-for-sale are as follows:

                                                       Gross         Gross
                                          Fair       Unrealized    Unrealized
                                         Value         Gains         Losses
2003
----
   U.S. Government agency securities    $ 4,922       $    19       $   (97)
   Mortgage-backed securities             9,574            42           (95)
   Mutual funds                           4,053            --           (44)
   Other                                     63            --            --
                                        -------       -------       -------
                                        $18,612       $    61       $  (236)
                                        =======       =======       =======
2002
----
   U.S. Government agency securities    $ 4,068       $    73       $    --
   Mortgage-backed securities            14,503           285           (32)
   Mutual funds                           8,252            77            --
   Other                                     52            --           (11)
                                        -------       -------       -------
                                        $26,875       $   435       $   (43)
                                        =======       =======       =======

The fair value of securities available-for-sale by contractual maturity at year end 2003 are shown below. Securities not due at a single maturity date, primarily mortgage-backed securities and mutual funds, are shown separately.

                                                                  Fair Value
        Due in one through five years                               $ 1,000
        Due in five thru ten years                                      975
        Due after ten years                                           2,947
        Mortgage-backed                                               9,574
        Mutual funds                                                  4,053
        Other                                                            63
                                                                    -------
                                                                    $18,612
                                                                    =======

Sale of securities available-for-sale were as follows:

                                                        2003          2002
                                                      -------       -------
        Proceeds                                      $11,201       $ 8,523
        Gross gains                                       103           181
        Gross losses                                        3            --

--------------------------------------------------------------------------------

                                   (Continued)

                                       25

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 2 - SECURITIES AVAILABLE-FOR-SALE (CONTINUED)

Securities with unrealized losses at year end 2003 are presented below by length of time the securities have been in an unrealized position:

                               Less than 12 Months             12 Months or More                  Total
                             ----------------------         ----------------------         ----------------------
                               Fair        Unrealized         Fair        Unrealized         Fair        Unrealized
Description of Securities     Value           Loss           Value           Loss           Value           Loss
-------------------------    -------        -------         -------        -------         -------        -------

US Treasury                  $ 4,922        $   (97)             --             --         $ 4,922        $   (97)
Mortgage-backed                7,017            (63)          1,221            (32)          8,238            (95)
Mutual Funds                   4,053            (44)             --             --           4,053            (44)
Other                             --             --              --             --              --             --
                             ------------------------------------------------------------------------------------
Total                        $15,992        $  (204)        $ 1,221        $   (32)        $17,213        $  (236)
                             ====================================================================================

Unrealized losses have not been recognized into income as management believes that the losses are primarily due to increases in market rates and management has the intent and ability to hold the securities for the foreseeable future.
The fair value is expected to recover as the securities approach their maturity date and/or market rates decline.

NOTE 3 - LOANS RECEIVABLE

Loans at year-end were as follows:

                                         2003         2002
                                       --------     --------
Mortgage loans:
     One-to four-family                $ 42,951     $ 46,912
     Multifamily                          1,891        2,761
     Commercial real estate              28,708       23,317
                                       --------     --------
           Total mortgage loans          73,550       72,990
Commercial loans                          1,509        1,562
Consumer loans                           20,713       12,474
                                       --------     --------
           Total loans receivable        95,772       87,026
Less:
    Deferred loan fees (costs), net         (46)         236
    Allowance for loan losses               347          326
                                       --------     --------
Total                                  $ 95,471     $ 86,464
                                       ========     ========

--------------------------------------------------------------------------------

                                   (Continued)

                                       26

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

Activity in the allowance for loan losses is summarized as follows:

                                              2003        2002
                                              ----        ----
              Balance at beginning of year    $326        $298
              Provision for loan losses         21          28
                                              ----        ----
              Balance at end of year          $347        $326
                                              ====        ====

The Company did not have any loans considered to be impaired during 2003 or
2002.

Mortgage loans serviced for others amounted to approximately $3,815 and $5,930 as of year- end 2003 and 2002, respectively.

            Servicing Rights                  2003        2002
                                              ----        ----
              Beginning of year               $ 57        $ 32
              Additions                         19          40
              Amortized to expense             (49)        (15)
                                              ----        ----
              End of year                     $ 27        $ 57
                                              ====        ====

NOTE 4 - PREMISES AND EQUIPMENT

Year-end premises and equipment were as follows:

                                             2003        2002
                                           -------     -------
Land                                       $   100     $   100
Office building                              1,101       1,101
Furniture, fixtures and equipment            1,406       1,282
Leasehold improvement                           87          87
                                           -------     -------
                                             2,694       2,570
Accumulated depreciation                    (1,845)     (1,720)
                                           -------     -------
                                           $   849     $   850
                                           =======     =======

The Company currently leases space for its Wilmette branch. The lease expires
September 30, 2004. Minimum future lease payments during 2004 will be $35.

--------------------------------------------------------------------------------

                                   (Continued)

                                       27

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)

NOTE 5 - DEPOSIT ACCOUNTS

Scheduled maturities of time deposits for the next five years and thereafter were as follows:

                            2004                       $19,221
                            2005                        13,680
                            2006                         4,349
                            2007                         6,287
                            2008                         1,798
                      Thereafter                            55
                                                       -------
                                                       $45,390
                                                       -------

Certificates of deposit of $100 or more totaled $15,737 and $16,682 at year-end
2003 and 2002, respectively.

NOTE 6 - BORROWED FUNDS

Borrowed funds are summarized as follows at year-end 2003 and 2002:

FHLB Advances

                                             2003        2002
                                           -------     -------
Fixed terms, matures March 2003
  through January 2011; range of
  rates 2.90% to 6.65%; averaging
  5.36%                                    $    --     $31,000
Fixed terms, matures March 2004,
  through January, 2011; range of
  rates 4.30% to 6.65%; averaging
  5.41%                                     27,500          --
                                           -------     -------
                                           $27,500     $31,000
                                           =======     =======

Scheduled repayments and maturities of the borrowings at year-end 2003 are as follows:

                            2004                       $ 2,500
                            2005                         7,000
                            2006                         2,000
                            2008                         3,000
                      Thereafter                        13,000
                                                       -------
                                                       $27,500
                                                       =======

The Savings Bank maintains a collateral pledge agreement covering advances whereby the Savings Bank has agreed to at all times keep on hand, free of all other pledges, liens, and encumbrances, first mortgage loans on improved residential property not more than 90 days delinquent, aggregating no less than
167% of the outstanding advances from the Federal Home Loan Bank of Chicago. At
December 31, 2003 the Company's collateral pledged to the FHLB was sufficient to collateralize the outstanding advances. At December 31, 2003, $21,000 of

--------------------------------------------------------------------------------

                                   (Continued)

                                       28

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 6 - BORROWED FUNDS (CONTINUED)

Federal Home Loan Bank advances had various call provisions. All stock in the
FHLB of Chicago is pledged as additional collateral for these advances.

The Company has a $500 unsecured line of credit from an unrelated financial institution. The line provides for an interest rate at the prime rate or 225 basis points over the three-month LIBOR. The line requires quarterly payments of accrued interest and one payment of all outstanding principal plus accrued interest at maturity.

NOTE 7 - INCOME TAXES

Income tax expense is comprised as follows for the years ended 2003 and 2002:

                                          2003           2002
                                         ------         ------
               Federal:
                     Current             $   10         $  428
                     Deferred               186             28
                                         ------         ------
                                            196            456
              State:
                    Current                  --              -
                    Deferred                 15              4
                                         ------         ------
                                             15              4
                                         $  211         $  460
                                         ======         ======

Income tax expense resulted in an effective tax rate of 36.3% and 39.0% for the years ended 2003 and 2002, respectively. The reasons for the difference between the effective tax rate and the statutory Federal income tax rate are shown below:

                                                     Years Ended December 31,
                                                         2003     2002
                                                         ----     ----
                                                  (Percentage of earnings before
                                                          income taxes)
Federal income tax rate                                  34.0%    34.0%
Items affecting federal income tax rate:
     State income tax, net of federal benefit             1.8       .3
     Non-deductible compensation expense                   --      2.2
     Other, net                                            .5      2.5
                                                         ----     ----
           Effective income tax rate                     36.3%    39.0%
                                                         ====     ====

--------------------------------------------------------------------------------

                                   (Continued)

                                       29

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 7 - INCOME TAXES (CONTINUED)

The tax effects of existing temporary differences that give rise to significant portions of the deferred tax liabilities and deferred tax assets at year-end are:

                                                          2003    2002
                                                          ----    ----
Deferred tax assets:
   State net operating loss carryforwards                 $ 51    $ 35
   Unrealized loss on securities available-for-sale         59      --
   Allowance for loan losses                               135     126
   Other                                                    --      36
                                                          ----    ----
          Gross deferred tax assets                        245     197

Deferred tax liabilities:
      Dividends received in stock, not recognized for
         tax purposes                                     $319    $236
     Unrealized gains on securities available-for-sale      --     133
     Tax depreciation in excess of book depreciation       231     195
     Excess of tax bad debt reserved over base year         --      21
     Deferred loan fees                                     21       3
     Pension expense                                       225     160
     Other                                                  10       1
                                                          ----    ----
         Gross deferred tax liabilities                    806     749
                                                          ----    ----
            Net deferred tax liability                    $561    $552
                                                          ====    ====

Retained earnings as of year-end 2003 included $3,137 for which no provision for federal income tax had been made. This amount represents allocations of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses will create income for tax purposes only, which will be subject to the then current corporate income tax rate.

--------------------------------------------------------------------------------

                                   (Continued)

                                       30

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 8 - PENSION PLAN

The Company has a qualified non-contributory pension plan covering substantially all full-time employees employed more than six months and over 20-1/2 years of age, including part-time employees working over 1,000 hours per year. The
Savings Bank's funding policy provides that payments to the plan shall be consistent with the Employee Retirement Income Security Act of 1974 using the frozen entry age actuarial cost method.

The Company's pension plan data for the years ended 2003 and 2002 is shown below:
                                                          2003       2002
                                                        -------     -------
Change in benefit obligation:
      Benefit obligation at beginning of year           $ 4,173     $ 3,729
      Service cost                                          102          94
      Interest cost                                         252         234
      Actuarial (gain) loss                                 319         357
      Benefits paid                                        (248)       (241)
                                                        -------     -------
           Benefit obligation at end of year            $ 4,598     $ 4,173
                                                        =======     =======
Change in plan assets:
      Fair value of plan assets at beginning of year    $ 4,393     $ 3,941
      Actual return on plan assets                          220         541
      Company contributions                                 155         152
      Benefits paid                                        (248)       (241)
                                                        -------     -------
            Fair value of plan assets at end of year    $ 4,520     $ 4,393
                                                        =======     =======
Reconciliation of funded status:
      Funded status                                     $   (79)    $   220
      Unrecognized net actuarial loss                       872         405
      Unrecognized transition asset                          --          --
      Unrecognized prior service cost                        (4)         (6)
                                                        -------     -------
            Prepaid benefit cost                        $   789     $   619
                                                        =======     =======

Net pension cost for the years ended 2003 and 2002 includes the following components:

                                                          2003        2002
                                                        -------     -------
Service cost benefits earned during the year            $   102     $    94
Interest cost on projected benefit obligation               252         234
Expected return on plan assets                             (368)       (341)
Net amortization and deferral                                (1)         (3)
                                                        -------     -------
                                                        $   (14)    $   (16)
                                                        =======     =======

--------------------------------------------------------------------------------

                                   (Continued)

                                       31

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 8 - PENSION PLAN (CONTINUED)

                                                      2003     2002
                                                      ----     ----
Assumptions:
Weighted-average assumptions used to determine
benefit obligation at

    Discount rate                                     6.00%    6.25%

    Rate of compensation increase                     5.00%    4.00%
Weighted-average assumptions used to determine net
periodic benefit cost for years ending

    Discount rate                                     6.00%    6.50%

    Expected long-term return on plan assets          8.50%    8.75%

    Rate of compensation increase                     5.00%    4.00%

The expected long-term rate of return on plan assets was arrived at based on the types of investments in the plan and the historical rate of return the plan has provided.

The accumulated benefit obligation was $3,870 and $3,614 at year-end 2003 and
2002, respectively.

PLAN ASSETS

The Company's pension plan asset allocation and statistics are described below.
The General Investment Fund consists primarily of intermediate-term, fixed-income investments such as public and private corporate bonds, commercial and residential mortgages, asset-backed securities, and U.S. government and agency-backed securities. The Separate Account consists of common stock of the
Principal Financial Group, Inc. The Company expects to contribute $125 to its pension plan in 2004.

For the fiscal Year Ending                           2003     2002
                                                    ------   ------
Principal Life Insurance Company Accounts:
   General Investment Account                       $3,751   $3,702
Principal Separate Accounts:
   Principal Financial Group, Inc.                     769      691
                                                    ------   ------
Total Assets:                                       $4,520    4,393
                                                    ======   ======

--------------------------------------------------------------------------------

                                   (Continued)

                                       32

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

PLAN ASSETS (CONTINUED)

STATISTICS

  Average Effective Duration            5.3 Years
  Average Effective Maturity            8.3 years
  Average Credit Quality                A
  Average Weighted Coupon               7%
  Average Weighted Price                109% of Par

NOTE 9 - STOCK OPTION PLAN

In 1993, the Company adopted a stock option plan (the plan) pursuant to which the Company's Board of Directors may grant stock options to directors, officers, and employees of the Company and the Savings Bank. The number of common shares that were authorized under the plan was 208,294, equal to 10% of the total number of shares issued in the initial stock offering. The exercise price is equal to the fair value of the common stock at the date of grant. The option term cannot exceed ten years from the grant date. At December 31, 2003, there were no additional shares available for grant under the plan due to the expiration of the plan.

A summary of the status of the stock option plan for the years ended 2003 and
2002 is presented below:

                                                2003                    2002
                                        ----------------------   ---------------------
                                                      Weighted                Weighted
                                                      Average                 Average
                                                      Exercise                Exercise
                                         Shares        Price     Shares        Price
                                         ------       -------    ------       -------

Outstanding at beginning of year         50,622       $ 10.17    55,622       $  9.87
Granted                                   2,500         14.58        --            --
Exercised                               (18,120)      $  6.67    (5,000)         6.67
                                        -------       -------    ------       -------
Outstanding and exercisable at end
  of year                                35,002       $ 12.32    50,622       $10.17
                                        =======       =======   =======       ======

--------------------------------------------------------------------------------

                                   (Continued)

                                       33

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

Options outstanding and exercisable at year-end 2003 were as follows:

                                                  Weighted
                                                   Average       Weighted
                                                  Remaining      Average
                                                 Contractual     Exercise
Range of exercise price              Number      Life (years)     Price
-----------------------              ------      ------------    ------
   $ 7.75                            10,004           1.1        $ 7.75
   $11.50-$11.69                      4,247           4.9         11.58
   $14.56-$14.83                     20,751           4.8         14.67
                                     ------        ------        ------
    Outstanding at year end          35,002           3.7        $12.32
                                     ======

NOTE 10 - EMPLOYEE STOCK OWNERSHIP PLAN

The Employee Stock Ownership Plan (ESOP) covers substantially all employees with more than six months of employment who have attained the age of 20-1/2. The plan was funded by a loan in the amount of $1,111 from the Company to the ESOP Trust at a rate of 8% with principal and interest payments due quarterly and which matured on December 31, 2002. The loan was secured by the shares of the Company purchased with the loan proceeds. The Savings Bank committed to make contributions to the ESOP sufficient to allow the ESOP to fund its debt service requirements on the loan. The ESOP purchased 166,635 common shares of the
Company in the conversion with the loan proceeds. The balance of the ESOP loan was reported as a reduction in stockholders' equity. There were no contributions made to the ESOP in 2003 due to repayment of the loan. In 2002, contributions to the ESOP of $187 were used to fund principal and interest payments on the ESOP debt. The 2002 contribution resulted in the release of 13,102 shares in 2002.
Dividends on allocated ESOP shares are reinvested in Company stock held by the
ESOP.

The ESOP held 122,016 and 124,259 shares as of December 31, 2003 and 2002 respectively.

Distributions of ESOP shares were 5,169 shares and 3,819 shares in 2003 and
2002, respectively. Dividends were used to purchase 2,926 shares and 3,761 shares in 2003 and 2002.

NOTE 11 - 401-K PLAN

On January 1, 2003, the Bank initiated a 401-K plan for all employees who have completed 12 months of continuous employment and who have attained age 21. The plan allows participating employees to defer a certain percentage of their salary at each pay period with the Bank providing a safe harbor matching contribution of up to 100% of the first 3% of salary plus 50% of the next 2% of salary. The total employer matching contribution for the year 2003 amounted to
$37.

--------------------------------------------------------------------------------

                                   (Continued)

                                       34

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 12 - COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:

                                                2003      2002
                                               -----     -----
Unrealized holding gains and losses on
  available-for-sale securities                $(467)    $ 637
Less reclassification adjustments for gains
  recognized in income                          (100)     (181)
                                               -----     -----
    Net unrealized gains and losses             (567)      456
Tax effect                                       193      (155)
                                               -----     -----
Other comprehensive (loss) income              $(374)    $ 301
                                               =====     =====

NOTE 13 - REGULATION AND SUPERVISION

The Savings Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Savings Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Savings Bank must meet specific capital guidelines that involve quantitative measures of the Savings Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The
Savings Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

As of year-end 2003, the most recent notification from the Office of Thrift
Supervision categorized the Savings Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Savings Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table.
There are no conditions or events since that notification that management believes have changed the Savings Bank's category.

--------------------------------------------------------------------------------

                                   (Continued)

                                       33

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 13 - REGULATION AND SUPERVISION (CONTINUED)

The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                To be well capitalized
                                                                            For capital         Under prompt corrective
                                                                                                         Action
                                                      Actual             Adequacy Purposes             Provisions
                                              --------------------      --------------------      -------------------
                                               Amount       Ratio        Amount       Ratio        Amount       Ratio
                                              -------      -------      -------      -------      -------      -------

2003
------
     Total capital (to risk-weighted
       assets)                                $13,449        15.7%     $ 6,853          8.0%     $ 8,567         10.0%
     Tier 1 capital (to risk weighted
       assets)                                 13,102        15.3        3,427          4.0        5,140          6.0
     Tier 1 (core) capital (to adjusted
       total assets)                           13,102         9.8        5,363          4.0        6,703          5.0

2002
------
     Total capital (to risk-weighted
      assets)                                 $13,556        18.5%     $ 5,875          8.0%     $ 7,344         10.0%
     Tier 1 capital (to risk- weighted
      assets)                                  13,230        18.0        2,938          4.0        4,406          6.0
     Tier 1 (core) capital (to adjusted
      total assets)                            13,230         9.6        5,491          4.0        6,864          5.0

The Company may not declare or pay cash dividends on or repurchase any of its shares of capital stock if the effect thereof would cause its net worth to be reduced below applicable regulatory requirements or the amount of the liquidation account if such a declaration and payment would otherwise violate regulatory requirements.

NOTE 14 - OFF-BALANCE-SHEET ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

--------------------------------------------------------------------------------

                                   (Continued)

                                       36

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 14 - OFF-BALANCE-SHEET ACTIVITIES (CONTINUED)

The contractual amount of financial instruments with off-balance-sheet risk was as follows at year-end.

                                                 2003       2002
                                               -------    -------
Unused lines of credit                         $14,526    $ 9,660
Commitments to make loans (at market rates)      4,937      1,201
Construction loans in process                    1,431      1,019

Commitments to make loans are generally made for periods of 90 days or less.
Fixed rate loan commitments at year-end 2003 totaled $4,737 and have interest rates ranging from 5.25% to 6.50% and maturities ranging from 3 years to 30 years. Commitments do not necessarily reflect the cash requirements of the
Company due to the fact that the commitments may expire without being funded.

NOTE 15 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair
Value of Financial Instruments" (SFAS No. 107), requires the disclosure of estimated fair values of all asset, liability, and off-balance-sheet financial instruments. The estimated fair value amounts under SFAS No. 107 have been determined as of a specific point in time utilizing various available market information, assumptions, and appropriate valuation methodologies. Accordingly, the estimated fair values presented herein are not necessarily representative of the underlying value of the Company. Rather, the disclosures are limited to reasonable estimates of the fair value of only the Company's financial instruments. The use of assumptions and various valuation techniques, as well as the absence of secondary market assets for certain financial instruments, will likely reduce the comparability of fair value disclosure between financial institutions. The Company does not plan to sell most of its assets or settle most of its liabilities at these fair values. The estimated fair values of the
Company's financial instruments as of December 31 are set forth in the following table:

                                                               2003                      2002
                                                               ----                      ----
                                                      Carrying      Fair        Carrying      Fair
                                                       Amount       Value        Amount       Value
                                                      -------      -------      -------      -------

Financial assets:
      Cash and cash equivalents                       $13,031      $13,031      $18,303      $18,303
      Securities available-for-sale                    18,612       18,612       26,875       26,875
      Stock in Federal Home Loan Bank of Chicago        4,252        4,252        3,999        3,999
      Loans receivable, net                            95,471       95,916       86,464       87,477
      Accrued interest receivable                         558          558          503          503

Financial liabilities:
      Deposit accounts                                $90,952      $92,613      $90,150      $91,985
      Borrowed funds                                   27,500       29,938       31,000       34,391
      Accrued interest payable                            143          143          168          168

--------------------------------------------------------------------------------

                                   (Continued)

                                       37

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)

NOTE 15 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The methods and assumptions used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, short-term borrowings, Federal Home Loan Bank stock, accrued interest receivable and payable, demand deposits, and variable rate loans or deposits that reprice frequently and fully. Security and investments in dollar denominated mutual funds fair values are based on dealer quotes and, if no such information is available, on the rate and term of the security and information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values. The fair value of debt is based on current rates for similar financing.

Other assets and liabilities of the Company not defined as financial instruments, such as property and equipment, are not included in the above disclosures. Also not included are nonfinancial instruments typically not recognized in the financial statements such as the value of core deposits, customer goodwill, and similar items.

While the above estimates are based on judgments of the most appropriate factors, there is no assurance that if the Company disposed of these items, the fair value would have been achieved, because the market value may differ depending on the circumstances. The fair values at year end should not necessarily be considered to apply at subsequent dates.

--------------------------------------------------------------------------------

                                   (Continued)

                                       38

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS

Presented below are the condensed balance sheets, statements of operations, and statements of cash flows for North Bancshares, Inc.

                   CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                     2003       2002
                                                   -------    -------
ASSETS
Cash and cash equivalents                          $   188    $   136
Securities available-for-sale                           63         52
Accrued interest receivable and other assets           262        232
Investment in savings bank                          12,987     13,496
                                                   -------    -------
     Total assets                                  $13,500    $13,916
                                                   =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued expenses and other liabilities                   6         11
Stockholders' equity                                13,494     13,905
                                                   -------    -------
     Total liabilities and stockholders' equity    $13,500    $13,916
                                                   =======    =======

                       CONDENSED STATEMENTS OF OPERATIONS

                                                     2003       2002
                                                   -------    -------
Dividends from subsidiary                          $   528    $   500
Interest income                                          5         14
Other non-interest income                               46         --
Noninterest expense                                    (99)       (97)
                                                   -------    -------
Income before income taxes and equity in
  undistributed earnings of bank subsidiary            480        417
Income tax benefit                                      18         29
Equity in undistributed (over distributed)
 earnings of savings bank                             (128)       274
                                                   -------    -------
Net income                                         $   370    $   720
                                                   =======    =======

--------------------------------------------------------------------------------

                                   (Continued)

                                       39

                      NORTH BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                    (Dollars in thousands, except share data)
--------------------------------------------------------------------------------

NOTE 16 - PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS  (CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                         2003      2002
                                                        -----     -----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                              $ 370     $ 720
Adjustments to reconcile net income to net cash
   provided by operating activities
     ESOP and stock awards expense                         13       200
     Net change in accrued interest and other assets       14       (37)
     Net change in other liabilities                       (5)        5
     Equity in (undistributed) over-distributed
       earnings of the Savings Bank                       128      (274)
                                                        -----     -----
     Net cash provided by operating activities            520       614
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital contribution to Savings Bank                     --       (76)
                                                        -----     -----
     Net cash used in investing activities                 --       (76)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payment of cash dividend                            (435)     (508)
     Proceeds from stock options exercised                121        44
     Purchase of treasury stock                          (154)     (345)
                                                        -----     -----
          Net cash used in financing activities          (468)     (809)
Net change in cash and cash equivalents                    52      (271)
Cash and cash equivalents at beginning of year            136       407
                                                        -----     -----
Cash and cash equivalents at end of year                $ 188     $ 136
                                                        =====     =====

--------------------------------------------------------------------------------

                                   (Continued)

                                       40

                               BOARD OF DIRECTORS

MARY ANN HASS              ELMER L. HASS                GREGORY W. ROSE
Chairman of the Board      Retired-Cragin Metals        Managing Partner
                             Products, Inc.             Monarch Tool & Die Co.

FRANK J. DONATI, CPA       JOSEPH A. GRABER             ROBERT H. RUSHER
President                  President and                Retired-President and
Donati Financial           Chief Executive Officer      Chief Operating Officer
  Services, Inc.

MARK W. FERSTEL
Director of Leasing
Logicalis, Inc.

                                CURRENT OFFICERS

JOSEPH A. GRABER           VICTOR E. CAPUTO             MARTIN W. TROFIMUK
President and              Executive Vice President     Vice President and
Chief Executive              and Secretary and Chief      Treasurer
  Officer                    Operating Officer

CATHERINE J. HARPER        EMILIE V. REITER             WARREN RIFE
Vice President             Assistant Secretary          Assistant Vice President
North Federal Savings                                   North Federal
  Bank                                                    Savings Bank

SUSAN L. RODRIGUEZ         D. ROBERT HARLESS            EIZABETH M. SIMON
Assistant Secretary        Assistant Vice President     Assistant Vice President
North Federal Savings      North Federal Savings        North Federal
Bank                         Bank                         Savings Bank

CORPORATE INFORMATION

STOCK PRICE INFORMATION
North Bancshares, Inc. common stock trades on The Nasdaq Stock Market(R) under the symbol "NBSI." The table below shows the high and low closing sales prices of the common stock during the periods indicated in fiscal 2003 and 2002. On
March 1, 2004, North Bancshares, Inc. had approximately 325 shareholders of record and 250 beneficial shareholders. As of that date, there were 1,144,695 shares of common stock issued and outstanding.

--------------------------------------------------------------------------------
                                  2003                         2002
                          ------------------------------------------------------
                           High           Low          High           Low
--------------------------------------------------------------------------------
    First quarter         $15.11        $13.54        $13.00        $11.80
--------------------------------------------------------------------------------
    Second quarter         17.07         14.30         13.00         12.25
--------------------------------------------------------------------------------
    Third quarter          17.20         14.75         13.65         11.52
--------------------------------------------------------------------------------
    Fourth quarter         15.00         12.80         14.84         11.26
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   (Continued)

                                       41

INVESTOR INFORMATION

A copy of North Bancshares, Inc.'s annual report on Form 10-KSB, to be filed with the Securities and Exchange Commission, is available without charge by writing our Corporate Office or can be viewed on line by accessing the SEC's
Edgar reporting system or by accessing Nasdaq.com on the Bank's web site and reviewing the current Edgar filings for NBSI.

VICTOR E. CAPUTO, SECRETARY
North Bancshares, Inc.
100 West North Avenue
Chicago, Illinois 60610-1399
(312) 664-4320 E-Mail: vecaputo@northfederal.com www.northfederal.com

Shareholders, investors and analysts interested in additional information may contact the above.

ANNUAL MEETING OF SHAREHOLDERS
The Annual Meeting of the Shareholders of North Bancshares, Inc. will be held at
3:00 P.M., April 23, 2004, at the main office of the Company at 100 West North
Avenue, Chicago, Illinois.

STOCK TRANSFER AGENT AND REGISTRAR
Inquiries regarding stock transfer, registration, lost certificate, lost dividend checks or changes in name and address should be directed to the stock transfer agent and registrar, LaSalle Bank, N. A., by calling 312-904-2584 or by writing:

LASALLE BANK, N.A.                              MARKET MAKERS
Trust and Asset Management                      Boston Stock Exchange
135 South LaSalle Street                        The Brut ECN, LLC
Chicago, IL 60603                               Friedman, Billings, Ramsey, Inc.
                                                Hill, Thompson, Magid and Co.
CORPORATE COUNSEL/WASHINGTON, D.C.              Keefe, Bruyette & Woods, Inc.
Silver, Freedman & Taff, L.L.P.                 Knight Equity Markets, L. P.
1700 Wisconsin Avenue, N.W.                     National Stock Exchange
Washington, D.C.  20007                         Sandler O'Neill and Partners
                                                Schwab Capital Markets
CORPORATE COUNSEL/CHICAGO, IL                   Trident Securities, Inc.
John P. Koch                                    RBC Dain Rauscher, Inc.
100 West North Avenue
Chicago, IL 60610-1399

INDEPENDENT AUDITORS
Crowe Chizek and Company  LLC
One Mid America Plaza
P.O. Box 3697 Oak Brook, IL 60522

                                       42

                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 13,
2004 with respect to the 2003 consolidated financial statements of North
Bancshares, Inc., included in this annual report on Form 10-KSB, in the
Registration Statement on Form S-8 (File No. 333-82356) pertaining to the No9rth
Bancshares, Inc. 1993 Stock Based Incentive Plan.

                                    /S/ Crowe Chizek and Company LLC
                                    --------------------------------------------
                                    Crowe Chizek and Company LLC

Oak Brook, Illinois
March 25, 2004

                                                                    EXHIBIT 31.1

CERTIFICATION

         I, Joseph A. Graber, certify that:

         1. I have reviewed this annual report on Form 10-KSB of North
Bancshares, Inc.;

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

         3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly represent in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

         4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures
(as defined in Exchange Act Rules 13a-15e and 15d-15e) for the small business issuer and have;

         a) Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         b) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

         c) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

         5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors;

         a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

         b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuers's internal control over financial reporting.

Date: March 25, 2004

             /s/ Joseph A. Graber
             --------------------
             Joseph A. Graber, President and Chief Executive Officer

                                                                    EXHIBIT 31.2

                                  CERTIFICATION

         I, Martin W. Trofimuk, certify that:

         1. I have reviewed this annual report on Form 10-KSB of North
Bancshares, Inc.;

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

         3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly represent in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

         4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures
(as defined in Exchange Act Rules 13a-15e and 15d-15e) for the small business issuer and have;

         a) Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         b) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

         c) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

         5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors;

         a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

         b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuers's internal control over financial reporting.

Date: March 25, 2004
      --------------

                /s/ Martin W. Trofimuk
                ----------------------
                Martin W. Trofimuk, Vice President, Treasurer and
                Chief Financial Officer

                                                                      EXHIBIT 32

                                  CERTIFICATION

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of North Bancshares,
Inc. (the "Company") that the Annual Report on Form 10-KSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and
that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Dated:   March 25, 2004            /s/ Joseph A. Graber
         --------------            --------------------
                                   Joseph A. Graber
                                   President and Chief Executive Officer

Dated:   March 25, 2004            /s/ Martin W. Trofimuk
         --------------            ----------------------
                                   Martin W. Trofimuk
                                   Vice President, Treasurer and
                                   Chief Financial Officer

APPENDIX E

                                  UNITED STATES
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

(X) QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
    1934

     For the quarterly period ended March 31, 2004

( )  TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
     ACT OF 1934

     For the transition period from              to

                          Commission File Number 0-22800

                                NORTH BANCSHARES, INC.
        (Exact name of small business issuer as specified in its charter)

Delaware                                              36-3915073
(State or other jurisdiction                          (I.R.S. Employer
of Incorporation or organization)                      Identification Number)

100 West North Avenue, Chicago, Illinois              60610-1399
(Address of Principal Executive Offices)              (Zip Code)

                              (312) 664-4320
             (Registrant's telephone number, including area code)

         Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.

                      Yes (X)                   No ( )

      As of April 30, 2004, there were 1,144,695 outstanding shares of the
Registrant's Common Stock.

      Transitional Small Business Disclosure Format (Check one): Yes ( )  No (X)

                                     1

                             NORTH BANCSHARES, INC.

Part I - FINANCIAL INFORMATION (UNAUDITED)

     Item 1.  Condensed Consolidated Financial Statements                    3
              Notes to Condensed Consolidated Financial Statements           7

     Item 2.  Management's Discussion and Analysis of Financial Condition
              and Results of Operations                                      8

     Item 3.  Controls and Procedures                                       12

Part II - OTHER INFORMATION

     Item 1. Legal Proceedings                                              13

     Item 2. Changes in Securities                                          13

     Item 3. Defaults Upon Senior Securities                                13

     Item 4. Submission of Matters to a Vote of Security Holders            13

     Item 5. Other Information                                              13

     Item 6. Exhibits and Reports                                           13

FORM 10-QSB SIGNATURE PAGE                                                  14

CERTIFICATIONS                                                              15

                                      2

PART I. FINANCIAL INFORMATION

ITEM 1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                     NORTH BANCSHARES, INC.
                     CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                (IN THOUSANDS, EXCEPT SHARE DATA)
                                          (UNAUDITED)

ASSETS                                             MARCH 31, 2004  DECEMBER 31, 2003

Cash and due from Banks                                     $2,322          $2,003
Interest-bearing deposits                                    2,999           2,767
Federal funds sold                                           7,408           8,166
Investment in dollar denominated mutual funds                   63              95
----------------------------------------------------------------------------------
TOTAL CASH AND CASH EQUIVALENTS                             12,792          13,031
Securities available for sale                               16,974          18,612
Stock in Federal Home Loan Bank of Chicago                   4,252           4,252
Loans receivable, net of allowance for loan
 losses of $354 at March 31, 2004 and $347 at
 December 31, 2003                                          96,758          95,471
Accrued interest receivable                                    539             558
Premises and equipment, net                                    845             849
Other assets                                                 1,164             973
----------------------------------------------------------------------------------
TOTAL ASSETS                                               133,324         133,746
----------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------
Deposits
   Interest-bearing                                         86,227          85,392
   Non-interest-bearing                                      5,993           5,560
Borrowed Funds                                              25,000          27,500
Advance payments by borrowers for taxes and
 insurance                                                     375             657
Accrued interest payable and other liabilities               2,174           1,143
----------------------------------------------------------------------------------
TOTAL LIABILITIES                                          119,769         120,252
----------------------------------------------------------------------------------

Preferred stock, $.01 par value. Authorized 500,000
 shares; none outstanding                                                                    -
Common stock, $.01 par value. Authorized 3,500,000
 shares; issued 1,914,075; outstanding 1,144,695 at
 March 31, 2004 and at  December 31, 2003                       19              19
Additional paid in capital                                  13,179          13,179
Retained earnings, substantially restricted                 12,059          12,075
Treasury stock, at cost (769,380 shares at March 31,
 2004 and at December 31, 2003)                            (11,625)        (11,625)
Accumulated other comprehensive (loss)                         (41)           (115)
Unearned stock awards                                          (36)            (39)
----------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                  13,555          13,494
----------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $133,324        $133,746
----------------------------------------------------------------------------------

See accompanying notes to unaudited condensed consolidated financial statements.

                                        3

                                   NORTH BANCSHARES, INC.
                       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (IN THOUSANDS, EXCEPT SHARE DATA)
                                        (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              2004              2003

INTEREST INCOME:

Loans receivable                                            $1,396            $1,431
Interest-bearing deposits and federal funds sold                27                56
Securities available for sale                                  185               298
Dividend on FHLB stock and other interest income                69                50
------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                        1,677             1,835
------------------------------------------------------------------------------------
INTEREST EXPENSE:
Deposit accounts                                               479               587
Borrowed funds                                                 364               401
------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                         843               988
------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES           834               847
PROVISION FOR LOAN LOSSES                                        7                 -
------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES            827               847
------------------------------------------------------------------------------------
NON-INTEREST INCOME:
Gain on sale of securities available for sale                    -                27
Gain on sale of mortgage loans held for sale                    22                 7
Other non-interest income                                      139                89
------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                      161               123
------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
Compensation and benefits                                      418               413
Occupancy expense                                              127               123
Professional fees                                               95                40
Data processing                                                 71                72
Advertising and promotion                                       33                29
Other non-interest expense                                     135               191
------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                     879               868
------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                     109               102
INCOME TAX EXPENSE                                              34                36
------------------------------------------------------------------------------------
NET INCOME                                                    $ 75              $ 66
------------------------------------------------------------------------------------
EARNINGS PER SHARE:
Basic                                                         $.07              $.06
Diluted                                                       $.07              $.06
------------------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING:
Basic                                                    1,142,545         1,138,681
Diluted                                                  1,148,230         1,148,354
------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                          $149                $8
------------------------------------------------------------------------------------

See accompanying notes to unaudited condensed consolidated financial statements.

                                          4

                                                        NORTH BANCSHARES, INC.
                                  CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                                (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)
                                              NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2003
                                                               (UNAUDITED)
                                                                                      Accumulated
                                                                                      other comp-
                                                      Additional                       rehensive   Unearned
                                             Common   paid in    Retained   Treasury   Income      stock
                                              Stock   capital    earnings   stock      (loss)      awards     Total

Balance at December 31, 2002                    $19    13,284     12,140    (11,745)     259         52      13,905
 Net income                                       -         -         66          -        -          -          66
 Change in accumulated other
  comprehensive income (loss)                     -         -          -          -      (58)         -         (58)
--------------------------------------------------------------------------------------------------------------------
Total comprehensive income                        -         -          -          -        -          -           8
Stock awards earned                               -         -          -          -        -          3           3
Purchase of treasury stock, 2,560 shares          -         -          -        (36)       -          -         (36)
Cash dividend ($.11 per share)                    -         -       (126)         -        -          -        (126)
Options exercised and reissuance of
  treasury stock, 7,458 shares                    -       (60)         -        113        -          -          53
--------------------------------------------------------------------------------------------------------------------
Balance at March 31, 2003                        19     13,224     12,080   (11,668)     201        (49)     13,807
--------------------------------------------------------------------------------------------------------------------

Balance at December 31, 2003                     19    13,179      12,075   (11,625)    (115)       (39)     13,494
 Net income                                       -         -          75         -        -          -          75
 Change in accumulated other
  comprehensive income (loss)                     -         -           -         -       74          -          74
--------------------------------------------------------------------------------------------------------------------
Total comprehensive income                        -         -           -         -        -          -         149
Stock awards earned                               -         -           -         -        -          3           3
Cash dividend ($.08 per share)                    -         -         (91)        -        -          -         (91)
--------------------------------------------------------------------------------------------------------------------
Balance at March 31, 2004                       $19    13,179      12,059   (11,625)     (41)       (36)     13,555
--------------------------------------------------------------------------------------------------------------------

See accompanying notes to unaudited condensed consolidated financial statements.

                                                         5

                                        NORTH BANCSHARES, INC.
                       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                            (IN THOUSANDS)
                                  FOR THE THREE MONTHS ENDED MARCH 31,

                                                                2004           2003
Cash flows from operating activities:

  Net Income                                                    $ 75           $ 66
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                47             21
     Provision for loan losses                                     7              -
     Deferred loan fees, net of amortization                      (3)            25
     Amortization of premiums and discounts, net                   8             (5)
     stock awards expense                                          3              3
     FHLB stock dividend                                         (69)           (50)
     Gain on sale of loans held for sale                         (22)            (7)
     Gain on sale of securities available for sale                 -            (27)
     Net changes in loans held for sale                           22              7
     Net change in accrued interest receivable                    19             19
     Other assets, net                                          (191)           (55)
     Other liabilities, net                                      994            539
-----------------------------------------------------------------------------------
Net cash provided by (used in) operating activities              890            536
-----------------------------------------------------------------------------------
Cash flows from investing activities:
  Maturities, repayments and calls of securities
   available for sale                                          1,767          1,797
  Purchase of securities available for sale                      (26)        (3,055)
  Proceeds from sales of securities available for sale             -          3,027
  Loan originations and repayments, net                       (1,291)         5,947
  Redemption of FHLB stock                                        69              -
  Purchase of premises and equipment                             (43)           (43)
-----------------------------------------------------------------------------------
Net cash provided by (used in) investing activities              476          7,673
-----------------------------------------------------------------------------------
Cash flows from financing activities:
  Net change in deposit accounts                               1,268           (361)
  Proceeds from borrowed funds                                     -              -
  Repayments of borrowed funds                                (2,500)        (1,000)
  Net change in advance payments by borrowers for taxes
   and insurance                                                (282)          (417)
  Payment of common stock dividends                              (91)          (126)
  Proceeds from stock options exercised                            -             53
  Purchase of treasury stock                                       -            (36)
-----------------------------------------------------------------------------------
Net cash (used in) provided by  financing activities          (1,605)        (1,887)
-----------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents            (239)         6,322
Cash and cash equivalents at beginning of period              13,031         18,303
-----------------------------------------------------------------------------------
Cash and cash equivalents at end of period                   $12,792        $24,625
-----------------------------------------------------------------------------------
Supplemental disclosures of cash flow information: Cash
 payments during the period for:
  Interest                                                      $551           $612
  Taxes                                                            -             40
-----------------------------------------------------------------------------------

         See accompanying notes to unaudited condensed consolidated financial statements.

                                       6

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)  Basis of Presentation

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-B. Accordingly, they do not include all the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. These interim statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's
2003 Annual Report on Form 10KSB filed with the Securities and Exchange
Commission. The December 31, 2003 balance sheet presented herein has been derived from the audited financial statements included on the Company's 2003
Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

         To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, mortgage servicing rights, and status of contingencies are particularly subject to change.

         In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments which are normal and recurring in nature and necessary for a fair presentation of the financial condition as of
March 31, 2004 and results of operations for the three month periods ended March
31, 2004 and March 31, 2003, but are not necessarily indicative of the results which may be expected for the entire year.

(2)  Principles of Consolidation

         The accompanying unaudited condensed consolidated financial statements include the accounts of North Bancshares, Inc. (the "Company"), its wholly-owned subsidiary, North Federal Savings Bank (the "Bank"), and the Bank's subsidiary
North Financial Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

(3)  Earnings Per Share

         The following table sets forth the computation of basic and diluted earnings per share for the periods indicated.

                                           For the three months ended March 31,

(In thousands, except share data)                        2004           2003
-----------------------------------------------------------------------------
Numerator:
Net Income                                                $75            $66
Denominator:
Basic earnings per share-weighted average
       shares outstanding                           1,142,845      1,138,681
Effect of dilutive stock options outstanding (1)        5,524          9,475
Effect of dilutive stock awards outstanding               161            198
Diluted earnings per share-adjusted weighted
       average shares outstanding                   1,148,230      1,148,354
Basic earnings per share                                  .07            .06
Diluted earnings per share                                .07            .06
============================================================================

    (1) Only options and stock awards where the exercise price is below the current market price are included in calculating diluted earnings per share.

                                     7

(4) Comprehensive income (loss)

     The Company's comprehensive income includes net income and other comprehensive income (loss) comprised of unrealized gains or losses on securities available for sale, net of tax effect, which are also recognized as separate components of equity.

(5) Stock Repurchase Program

     On April 18, 2002, the Company announced a stock repurchase program that amounts to 50,000 shares or approximately 4.4% of the outstanding shares.  The
Company has halted the program due to the pending transaction with Diamond
Bancorp, Inc. referred to above in Note 1.  At March 31, 2004, 31,767 shares had been repurchased under this program at an average cost of $12.65 per share.

(6) Dividend Declaration

     On January 20, 2004, the Company announced that the Board of Directors declared a quarterly dividend of $.08 per share, which was paid on February 14,
2004 to stockholders of record on February 1, 2004. On April 15, 2004, the
Company announced that the Board of Directors declared a quarterly dividend of
$.08 per share, to be paid on May 14, 2004 to stockholders of record on April
30, 2004.

(7) Pension Plan

     Pension Disclosure:

    Description                                       Three months ended
                                                          March 31,
                                                          ---------
                                                       2004        2003
                                                       ----        ----

    Service cost component                          $ 27,574    $ 23,365
    Interest cost component                         $ 66,952    $ 58,443
    Expected return on plan assets for period       $(94,500)   $(85,149)
    Recognized net actuarial (gain)/loss            $ 10,297           0
    Amortization of transition (asset)/obligation          0    $   (537)
    Amortization of prior service cost              $   (264)   $   (264)
    Net periodic benefit cost                       $ 10,058    $ (4,141)

          Contributions that were paid, or that are expected to be paid for the current year are not significantly different than what was disclosed in the 2003
Annual Report to Stockholders. Contributions for the year 2004, thus far, amount to $124,561 and for the year 2003 amounted to $158,814

ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
         RESULTS OF OPERATIONS

General

     The primary business of the Company is that of an independent community-oriented financial institution offering a variety of financial services to meet the needs of the communities it serves. The Company attracts deposits from the general public, obtains brokered deposits or borrows funds and uses such funds to originate or acquire one-to-four family residential mortgages, loans secured by small apartment buildings or mixed use properties, equity lines of credit secured by real estate and commercial real estate loans.
The Company also invests in U.S. Government and agency securities, mutual funds that invest in U.S. Government securities, federal agency mortgage-backed securities, investment grade securities, common stocks of other financial institutions and money market accounts.

     The Company's consolidated results of operations are primarily dependent on net interest income, which is the difference between the interest income earned on interest-earning assets and the interest paid on deposits and other borrowings less loan loss provisions and to a lesser degree on non-interest income less non-interest expense and income taxes. The Company's operating expenses consist principally of employee compensation and benefits, occupancy expenses, and other non-interest expenses. The Company's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities.

     On April 8, 2004, the Company announced that they have signed a definitive agreement with Diamond Bancorp, Inc., a wholly owned subsidiary of Northbrook
Investments, LLP, to purchase all the outstanding shares of common stock of
North Bancshares, Inc., which are not currently owned by Northbrook Investments
LLC for $22.75 per diluted share in cash. The total transaction value amounts to approximately $26.4 million with a price to tangible book value as of December
31, 2003, of approximately 193% and a premium over core deposits of approximately 17.2%. The transaction is subject to regulatory approvals and approval by a majority of the holders of North Bancshares's common stock. The transaction is anticipated to close in the fourth quarter of 2004.

Forward-Looking Statements

     When used in this Quarterly Report on Form 10-QSB and in other filings with the Securities and Exchange Commission, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "Will likely result," "are expected to," "will continue", "is anticipated", "estimate",
"project", "plans," or similar expressions are intended to identify
"forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

     Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are

                                  8

not limited to, the following: (1) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs; (2) changes in managements's estimate of the adequacy of the allowance for loan losses; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior and the Company's net interest margin; (5) the impact of repricing and competitor's pricing initiatives on loan and deposit products; (6) the Company's ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (7) the Company's ability to access cost-effective funding; (8) changes in financial markets and general economic conditions; (9) new legislation or regulatory changes; (10) changes in accounting principles, policies or guidelines.

     The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Liquidity and Capital Resources

     The Bank's primary sources of funds are deposits, borrowings from the FHLB of Chicago, prepayment of loans and mortgage-backed securities, sales and maturities of investment and mortgage-backed securities and occasionally the use of reverse repurchase agreements. The Bank can also borrow from its correspondent banks. The Bank uses its liquid resources to fund loan commitments, to meet operating expenses, to make investments and to fund deposit withdrawals. Management believes that loan repayments and the Bank's other sources of funds will be adequate to meet the liquidity needs of the Bank.

     The OTS requires the Bank to maintain sufficient liquidity to ensure its safe and sound operation. At March 31, 2004, the Bank's liquidity ratio was
14.6% compared with 16.4% at December 31, 2003. The decrease in liquidity was primarily due to a decrease in federal funds sold.

     Current regulatory standards impose the following capital requirements on the Bank and other thrifts: a tangible capital ratio expressed as a percentage of total adjusted assets, a leverage ratio of core capital to total adjusted assets and a risk-based capital standard expressed as a percentage of risk-adjusted assets. At March 31, 2004, the Bank exceeded all of its regulatory capital requirements. At such date, the Bank's core capital, tier 1 capital and risk-based capital of $13.1 million, $13.1 million and $13.5 million, respectively, exceeded the applicable minimum requirements by $7.7 million or
5.8%, $7.7 million or 5.8%, and $6.5 million or 7.3%, respectively.

     Certificates of deposit scheduled to mature in one year or less at March
31, 2004, totaled approximately $11.3 million. Management believes, based on its ability to adjust rates on those accounts to market levels, that a significant portion of such deposits will remain with the Company. The Company will continue to focus on shifting its liability mix from higher cost certificates of deposit to lower cost transaction accounts that do not earn interest and produce fee income. The Company will continue to use retail and brokered certificates of deposit as alternate funding sources.

Commitments and Contingencies

     At March 31, 2004, the Bank had $4.1 million in loan applications pending approval and closing and unused lines of credit totaling $15.5 million. The Bank leases a branch office in Wilmette, Illinois. Monthly rent and maintenance and tax payments amount to $2,941 per month.

     The following tables disclose contractual obligations and commercial commitments of the Company as of March 31, 2004:

                                         Total       Less Than 1   1 - 3 Years    4 - 5 Years   Over 5
                                                        Year                                     Years
                                         --------------------------------------------------------------

FHLB advances                           $25,000            -         9,000          3,000       13,000
-------------------------------------------------------------------------------------------------------
Total contractual cash obligations      $25,000            -         9,000          3,000       13,000
=======================================================================================================

                                        Total Amounts  Less than 1  1 - 3 Years  4 - 5 Years    Over 5
                                          Committed       Year                                   Years
                                        ---------------------------------------------------------------
Lines of credit                         $15,512           248           910        14,354           0
Commitments to make loans                 1,498         1,498
Other commercial commitments              2,583         2,583             0             0           0
------------------------------------------------------------------------------------------------------
Total commitments                       $19,593        $4,329          $910       $14,354          $0
======================================================================================================

                                        9

Changes In Financial Condition

     Total assets decreased slightly to $133.3 million at March 31, 2004 from
$133.7 million at December 31, 2003. Investment securities available for sale decreased by $1.6 million to $17.0 million which was partially offset by a $1.3 million increase in net loans receivable.

     Net loans receivable increased by $1.3 million and amounted to $96.8 million at March 31, 2004 compared with $95.5 million at December 31, 2003. The
$1.3 million increase was due primarily to a $1.4 million increase in outstanding equity lines of credit. Equity line of credit loans, that adjust to the prime rate or prime rate plus a margin increased to $21.9 million at March
31, 2004 from $20.5 million at December 31, 2003. The Bank originated $11.2 million in loans during the three month period ended March 31, 2004 and recorded
$8.3 million in repayments and $1.6 million in loan sales compared with $13.5 million in originations, $12.4 million in repayments and $509,000 in loan sales during the three month period ended March 31, 2003. At March 31, 2004, the Bank had $4.1 million in loan applications pending approval or closing and $15.5 million in unused lines of credit. The Company added $7,500 to the allowance for loan losses during the quarter ended March 31, 2004 compared with no addition to the allowance for the quarter ended March 31, 2003, due primarily to an increase in consumer and commercial loans in the portfolio. The total allowance for loan losses amounted to $354,000 or 0.36% of loans receivable at March 31, 2004 compared with $347,000 and 0.36% of loans receivable at December 31, 2003.

     Total deposits increased by $1.3 million and amounted to $92.2 million at
March 31, 2004 compared with $90.9 million at December 31, 2003. The increase was due primarily to a $2.1 million increase in certificates of deposit. This increase was partially offset by a $1.3 million decrease in money market deposit accounts. The weighted average cost of deposits decreased to 2.25% at March 31,
2004 from 2.47% at March 31, 2003.

     Borrowed funds decreased by $2.5 million and amounted to $25.0 million at
March 31, 2004 compared with $27.5 million at December 31, 2003. The decrease is attributable to repayment of a higher cost FHLB advance that matured during the three month period.

     Stockholders' equity was $13.6 million at March 31, 2004 compared with
$13.5 million at December 31, 2003. The slight increase was primarily attributable to a $74,000 increase in accumulated other comprehensive income due primarily to a decrease in interest rates that occurred during the first quarter and the resulting positive effect on the available for sale securities portfolio. In addition, there was a $16,000 decrease in retained earnings due to net income of $75,000 that was offset by $91,000 in dividend payments. Book value per share increased to $11.84 at March 31, 2004 compared with $11.79 at December 31, 2003.

                                   10

Average Balance Sheet

     The following table presents certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown. Average balances are derived from average monthly balances. The yields and costs include fees which are considered adjustments to yield. Average yields and costs for the three and six month periods presented are annualized for presentation purposes.

                                                               Three Months Ended March 31,

                                                             2004                             2003
                                               ------------------------------------------------------------------
                                                             Interest  Average               Interest   Average
                                                  Average    Earned\    Yield\    Average    Earned\    Yield\
                                                  Balance      Paid      Cost     Balance      Paid      Cost
                                               ------------------------------------------------------------------
                                                                     (Dollars in thousands)
                                                            -----------------------------------------------------

Interest-earnings assets:

  Loans receivable(1)                            $95,826    $1,396     5.83%   $84,165    $1,431    6.80%
  Securities available for sale                   21,903       254     4.64     29,966       348    4.65
  Federal funds sold and interest-earning
    deposits                                      12,121        27     0.89     19,639        56    1.14
--------------------------------------------------------------------------------------------------------
Total interest-earning assets                    129,850     1,677     5.16    133,770     1,835    5.49
Non-interest-earning assets                        4,651                         4,302
--------------------------------------------------------------------------------------------------------
Total Assets                                    $134,501                      $138,072
--------------------------------------------------------------------------------------------------------

Interest-bearing liabilities:
  MMDA & NOW accounts                             25,662        50     0.78     27,357        81    1.18
  Passbook accounts                               13,077        16     0.49     12,437        33    1.06
  Certificate accounts                            47,455       413     3.48     45,607       473    4.15
  Borrowed funds                                  26,875       364     5.42     30,750       401    5.22
--------------------------------------------------------------------------------------------------------
Total interest-bearing liabilities               113,069       843     2.98    116,151       988    3.40
Non-interest bearing deposits                      5,642                         4,910
Other liabilities                                  2,250                         3,153
--------------------------------------------------------------------------------------------------------
Total liabilities                                120,961                       124,214
Stockholders' equity                              13,540                        13,858
--------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity      $134,501                      $138,072
--------------------------------------------------------------------------------------------------------
Net interest income/interest rate spread (2)                   834     2.18%                 847    2.09%
--------------------------------------------------------------------------------------------------------
Net earning assets/net interest margin (3)       $16,781               2.57%   $17,619              2.53%
---------------------------------------------------------------------------------------------------------
Percentage of interest-earning assets                       114.84%                       115.17%
to interest-bearing liabilities
---------------------------------------------------------------------------------------------------------

1. Calculated net of deferred loan fees, loan discounts, loans in process and allowance for loan losses.
2. Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
3. Net interest margin represents net interest income divided by average interest-earning assets.

Comparison Of Operating Results For The Three Months Ended March 31, 2004 And
March 31, 2003

     General. Net income increased by $9,000 to $75,000 for the three months ended March 31, 2004 from $66,000 for the three months ended March 31, 2003.
Both basic and diluted earnings per share increased to $.07 for the three months ended March 31, 2004 from $.06 for the three months ended March 31, 2003. The increase was primarily attributable to a $38,000 increase in non-interest income which was partially offset by a $13,000 decrease in net interest income before provision for loan losses.

                                       11

     Interest Income. Interest income decreased by $158,000 to $1.7million for the three months ended March 31, 2004 from $1.8 million for the three months ended March 31, 2003. There was a decrease in the annualized yield on average interest-earning assets to 5.17% for the three months ended March 31, 2004 from
5.49% for the three months ended March 31, 2003. The decrease was primarily attributable to number of loans prepaid or refinanced at lower rates as a result of the current 40 year historic low rate interest rate environment.

     Interest Expense. Interest expense decreased $145,000 to $843,000 for the three months ended March 31, 2004 from $1.0 million for the three months ended
March 31, 2003. The annualized average cost of interest-bearing liabilities decreased to 3.03% for the three months ended March 31, 2004 from 3.40% for the three months ended March 31, 2003. The decrease was due primarily to a decrease in the average cost of certificates of deposit to 3.48% for the three months ended March 31, 2004 from 4.15% for the three months ended March 31, 2003. There were also decreases in the cost of all other categories of interest-bearing liabilities, primarily attributable to the decline in interest rates.

     Provision For Loan Losses. The Company added $7,500 to its allowance for loan losses for the quarter ended March 31, 2004 compared with no provision for the quarter ended March 31, 2003. The increase in the provision was primarily attributable to an increase in total loans receivable and in the amount of consumer and commercial real estate loans in the portfolio, which by their nature generally experience higher rates of losses than single family loans. The allowance for loan losses was $354,000 at March 31, 2004 and $347,000 at
December 31, 2003 and amounted to .36% of loans receivable for both periods.
Future additions to the Company's allowance for loan losses and any change in the related ratio of the allowance for loan losses to non-performing loans are dependent upon various factors such as the performance and composition of the
Company's loan portfolio, the economy, changes in real estate values, interest rates and the view of the regulatory authorities toward allowance levels and inflation.

     On a quarterly basis, management of the Bank meets to review the allowance for loan losses. Management classifies loans in compliance with regulatory classifications. Classified loans are individually reviewed to arrive at specific reserves for those loans. Once the specific portion of the allowance is calculated, management calculates a historical portion for each loan category based on loan loss history, peer data, current economic conditions and trends in the portfolio, including delinquencies and impairments, as well as changes in the composition of the loan portfolio. Although management believes the allowance for loan losses was at a level to absorb probable incurred losses on existing loans at March 31, 2004, there can be no assurance that such losses will not exceed estimated amounts.

     Non-Interest Income. Non-interest income increased by $38,000 to $161,000 for the three months ended March 31, 2004 compared with $123,000 for the three months ended March 31, 2003. The increase was primarily attributable to a
$50,000 increase in other non-interest income due primarily to a recovery of an employee embezzlement.

     Non-Interest Expense. Non-interest expense increased by $9,000 to $879,000 for the three months ended March 31, 2004 compared with $868,000 for the three months ended March 31, 2003. The increase was primarily attributable a $55,000 increase in professional fees related to the hiring of an investment banking firm and attorneys to review the company's strategic alternatives. Other non-interest expense decreased by $56,000 which was primarily related to a charge for an employee embezzlement which was recorded during the first quarter of 2003.

     Income Tax Expense. Income tax expense increased by $2,000 to $34,000 for the three months ended March 31, 2004 from $36,000 for the three months ended
March 31, 2003. The increase in expense was primarily related to an increase in pretax income.

Item 3. Controls and Procedures.

     (a) Evaluation of Disclosure Controls and Procedures: An evaluation of the
Company's disclosure controls and procedures (as defined in Section 13(a)-14(c)
of the Securities Exchange Act of 1934 (the "Act")) as of March 31, 2004, was
carried out under the supervision and with the participation of the Company's
Chief Executive Officer, Chief Financial Officer and several other members of the Company's senior management within the 90-day period preceding the filing date of this quarterly report. The Company's Chief Executive Officer and Chief
Financial Officer concluded that the Company's disclosure controls and procedures as currently in effect are effective in ensuring that the information required to be disclosed by the Company in the reports it files or submits under the Act is (i) accumulated and communicated to the Company's management
(including the Chief Executive Officer and Chief Financial Officer) in a timely manner, and (ii) recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms.

     (b) Changes in Internal Controls: In the quarter ended March 31, 2004, the
Company did not make any significant changes in, nor take any corrective actions regarding, its internal controls or other factors that could significantly affect these controls.

                                        12

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

     The Company and its subsidiary are involved as plaintiff or defendant in various legal actions arising in the normal course of their businesses. While the ultimate outcome of the various legal proceedings involving the Company and its subsidiary cannot be predicted with certainty, it is the opinion of management, after consultation with counsel, that the resolution of these legal actions should not have a material effect on the Company's consolidated financial position or results of operations.

Item 2. Changes in Securities

     None

Item 3. Defaults Upon Senior Debt

     None

Item 4. Submission of Matters to a Vote of Security Holders.

     None

Item 5. Other Information

     None

Item 6. Exhibits and Reports

     (A) Exhibits
     31.1 Certification of Chief Executive Officer Pursuant to Rule 13a-14a
          and 15d-14a.
     31.2 Certification of Chief Financial Officer Pursuant to Rule 13a-14a
          and 15d-14a.

     32.1 Certifications of Chief Executive Officer and Chief financial Officer
          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                       13

     (B) 1. Form 8-K dated January 22, 2004, Registrant issued a press release dated January 22, 2004 regarding fourth quarter 2003 earnings, the declaration of a regular quarterly dividend and the date of the annual stockholders meeting.

         2. Form 8-K dated March 25, 2004, Registrant issued a press release dated March 25, 2004 regarding the hiring a Keefe, Bruyette and Woods, an investment banking firm to review strategic alternatives.

         3. Form DEFA14A dated April 8, 2004, Registrant issued a press release dated April 8, 2004 regarding the signing of a definitive agreement for the sale of all the common stock of the Company to Diamond Bancorp, Inc.

                                       14

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       NORTH BANCSHARES, INC.
                                       (Registrant)

Date   May 5, 2004                     /S/ Joseph A. Graber
                                       ------------------------------
                                       Joseph A. Graber
                                       President and Chief Executive Officer

Date   May 5, 2004                     /S/ Martin W. Trofimuk
                                       ------------------------------
                                       Martin W. Trofimuk
                                       Vice President, Treasurer and
                                       Chief Financial Officer

                                       15

Exhibit 31.1

                                  CERTIFICATION

     I, Joseph A. Graber, certify that:

     1. I have reviewed this quarterly report on Form 10-QSB of North
Bancshares, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly represent in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

     4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures
(as defined in Exchange Act Rules 13a-15e and 15d-15e) for the small business issuer and have;

     a) Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

     c) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

     5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors;

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuers's internal control over financial reporting.

Date:    May 5, 2004

                                     /S/ Joseph A. Graber
                                     --------------------------------
                                     Joseph A. Graber, President and
                                     Chief Executive Officer

                                       16

Exhibit 31.2

                                  CERTIFICATION

     I, Martin W. Trofimuk, certify that:

     1. I have reviewed this quarterly report on Form 10-QSB of North
Bancshares, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly represent in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

     4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures
(as defined in Exchange Act Rules 13a-15e and 15d-15e) for the small business issuer and have;

     a) Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

     c) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

     5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors;

     a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuers's internal control over financial reporting.

Date:    May 5, 2004

                                   /S/ Martin W. Trofimuk
                                   --------------------------------
                                   Martin W. Trofimuk, Vice President, Treasurer
                                   and Chief Financial Officer

                                       17

Exhibit 32

                                  CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of North Bancshares,
Inc. (the "Company") that the Quarterly Report on Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934
and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the
Company as of the dates and for the periods presented in the financial statements included in such report.

Dated:   May 5, 2004                    /S/ Joseph A. Graber
                                        -----------------------------
                                        Joseph A. Graber
                                        President and Chief Executive Officer

Dated:   May 5, 2004                    /S/ Martin W. Trofimuk
                                        --------------------------------
                                        Martin W. Trofimuk
                                        Vice President, Treasurer and
                                        Chief Financial Officer

                                       18

NORTH BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS
August 6, 2004

            The undersigned hereby appoints the Board of Directors of North Bancshares, Inc. (the "Company "), with full powers of substitution, to act as proxy for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting") to be held at the Company's main offices located at 100 West North Avenue, Chicago, Illinois on August 6, 2004, at 3:00 p.m., local time, and at any and all adjournments and postponements thereof, as follows:

1.	Approval and adoption of the Agreement and Plan of Merger, dated April 8, 2004, by and between the Company and Diamond Bancorp, Inc., and the transactions contemplated by that agreement.
FOR AGAINST ABSTAIN

            In its discretion, the Board of Directors, as proxy for the undersigned, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The Board of Directors recommends a vote "FOR" the proposal.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(Continued and to be SIGNED on Reverse Side)

REVERSE SIDE

            This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of the Board of Directors to act as proxy for the undersigned shall be deemed terminated and of no further force and effect.

            The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting and the proxy statement for the Meeting.

Dated: ________________________, 2004
Signature of Stockholder

Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

END